     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 1999

                                                      REGISTRATION NO. 333-71593
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

Carrols Corporation                            Delaware                           5800                   16-0958146
Carrols Realty Holdings Corp.                  Delaware                           6511                   16-1443701
Carrols Realty I Corp.                         Delaware                           6511                   16-1440018
Carrols Realty II Corp.                        Delaware                           6511                   16-1440017
Carrols J.G. Corp.                             Delaware                           6749                   16-1440019
Quanta Advertising Corp.                       New York                           7310                   16-1033405
Pollo Franchise, Inc.                           Florida                           5800                   65-0446291
Pollo Operations, Inc.                          Florida                           5800                   65-0446289
(EXACT NAME OF EACH REGISTRANT AS   (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL   (IRS EMPLOYER
SPECIFIED IN ITS CHARTER)           INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                                968 James Street
                            Syracuse, New York 13203
                                 (315) 424-0513
(ADDRESS AND TELEPHONE NUMBER OF EACH REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

        Joseph A. Zirkman, Esq.                          Copy to:
  Vice President, General Counsel and            David H. Landau, Esq.
               Secretary                         Rosenman & Colin LLP
          Carrols Corporation                      575 Madison Avenue
            968 James Street                    New York, New York 10022
        Syracuse, New York 13203

                               ------------------

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

                               ------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.


                   SUBJECT TO COMPLETION, DATED APRIL 9, 1999

PROSPECTUS
                  , 1999

                              CARROLS CORPORATION
                      OFFER TO EXCHANGE UP TO $170,000,000
                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2008
                          FOR ANY AND ALL OUTSTANDING
             $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                          TERMS OF THE EXCHANGE NOTES

 o The exchange notes will mature on December 1, 2008.

 o We may redeem the exchange notes at any time on or after December 1, 2003. Before December 1, 2001, we may redeem up to $59.5 million of the exchange notes with the proceeds of certain types of public offerings of equity in our company that we make.

 o The exchange notes are identical in all material respects to the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes.

 o Interest will be paid:

     -- every six months on June 1 and December 1

     -- at a fixed annual rate of 9 1/2%.

 o If we cannot make payments on the exchange notes when due, our guarantor subsidiaries must make them instead.

 o The exchange notes and subsidiary guarantees are subordinated to all of our and our guarantor subsidiaries' current and future indebtedness except:

     o trade payables; and

     o indebtedness that expressly provides that it is not senior to the exchange notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of our indebtedness.

 o No public market currently exists for the exchange notes. We do not intend to list the exchange notes on any securities exchange, and, therefore, no active public market is anticipated.

                          TERMS OF THE EXCHANGE OFFER

o All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

o Expires at 5:00 p.m., New York City time, on [               ], 1999, unless
  we extend the offer.

o Subject to customary conditions.

o Tenders may be withdrawn at any time before the expiration of the exchange offer.

o The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

o We will not receive any proceeds from the exchange offer.

YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

Prospectus Summary..........................................................................................     1
Risk Factors................................................................................................    14
Use Of Proceeds.............................................................................................    21
Capitalization..............................................................................................    22
Unaudited Pro Forma Combined Financial Information..........................................................    23
Selected Historical Financial Information Of Carrols........................................................    26
Selected Historical Financial Information Of Pollo Tropical.................................................    27
Management's Discussion And Analysis Of Financial Condition And Results Of Operations.......................    28
The Exchange Offer..........................................................................................    37
Business....................................................................................................    46
Management..................................................................................................    59
Principal Stockholders......................................................................................    71
Certain Relationships And Related Transactions..............................................................    72
Description Of The Senior Credit Facility...................................................................    73
Description Of The Exchange Notes...........................................................................    74
Book-Entry; Delivery And Form...............................................................................   101
U.S. Federal Income Tax Considerations......................................................................   104
Plan Of Distribution........................................................................................   108
Legal Matters...............................................................................................   108
Experts.....................................................................................................   108

                          CERTAIN INTRODUCTORY MATTERS

     Burger King(Registered) is a registered trademark and service mark and Whopper(Registered) is a registered trademark of Burger King Brands, Inc., a wholly-owned subsidiary of Burger King Corporation ("BKC"). Neither BKC nor any of its subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this exchange offer, any of the distribution or accounting procedures used in this exchange offer, or any representations made in connection with the exchange offer. BKC's grant of any franchise or other rights to us is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding actual or projected financial or other performance which may be contained in this prospectus. All financial and other projections have been prepared by us, and are our sole responsibility.

     BKC's review of this prospectus or the information included in this prospectus has been conducted solely for BKC to determine conformance with BKC internal policies, and not to benefit or protect any other person. As an investor you should not interpret BKC's review as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.

     The enforcement or waiver of any of our obligations under any agreement between us and BKC or BKC affiliates is a matter of BKC or BKC affiliates' sole discretion. As an investor you should not rely on any representation, assumption or belief that BKC or BKC affiliates will enforce or waive our particular obligations under such agreements. Pollo Tropical,(Registered) Tropigrill(Registered) and Tropichops(Registered) are registered trademarks of ours.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and the subsidiary guarantors have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, covering the exchange notes. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or document is not necessarily complete. If we have filed any such contract, agreement or document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     We file periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. The indenture governing the terms of the outstanding notes and the exchange notes provides that even if we are not subject to the reporting requirements of the Exchange Act, we will file with the SEC the periodic reports and other information that a reporting company is required to file. In addition, the indenture requires us to deliver to you and to IBJ Whitehall Bank & Trust Company (formerly known as IBJ Schroder Bank & Trust Company), copies of all reports that we file with the SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

     You may read and copy the registration statement, including the attached exhibits, and any reports, statements or other information that are on file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC, Public Reference Section, at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings will also be available to the public on the SEC Internet site (http://www.sec.gov).

                             FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements about our financial condition, results of operations and business. All statements, other than statements of historical facts included in this prospectus, that address activities, events or developments that we believe, intend or anticipate will or may occur in the future are forward-looking statements.

     Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Actual results may differ materially from those expressed or implied by the forward-looking statements for various reasons, including those discussed under the "Risk Factors" section of this prospectus. You are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this prospectus.

                               PROSPECTUS SUMMARY

     In this prospectus, the words "we," "ours," "us" and "Carrols" refer to Carrols Corporation and its subsidiaries both before and after giving effect to the acquisition of Pollo Tropical, Inc. The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the exchange notes, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

     Carrols and Pollo Tropical each use a 52/53 week fiscal year ending on the Sunday closest to December 31. For convenience, the dating of the financial information in this prospectus has been labeled as of, and for the years ended, December 31, 1994, 1995, 1996, 1997 and 1998, and as of, and for the six months ended June 30, 1998 for Pollo Tropical, as the case may be, rather than the actual fiscal year end or fiscal period end dates.

     The following is an organizational chart for Carrols Corporation and its guarantor subsidiaries.


                 ORGANIZATIONAL CHART FOR CARROLS CORPORATION

                                           ---------------------
                                            CARROLS CORPORATION
                                           ---------------------
                                                    |
     ------------------------------------------------------------------------------------------------------
     |               |              |               |              |                 |                    |
-----------     -----------     -----------     -----------     -----------      -----------         ------------
                                                  CARROLS
   POLLO           POLLO          CARROLS         REALTY         CARROLS           CARROLS              QUANTA
 FRANCHISE       OPERATIONS       REALTY I       HOLDINGS        REALTY II        J.G. CORP.         ADVERTISING
    INC.            INC.           CORP.           CORP.           CORP.         (Guarantor)             CORP.
(Guarantor)     (Guarantor)     (Guarantor)     (Guarantor)     (Guarantor)                           (Guarantor)
-----------     -----------     -----------     -----------     -----------      -----------         ------------

                               THE EXCHANGE OFFER



     On November 24, 1998, we completed the private offering of $170,000,000 aggregate original principal amount of 9 1/2% Senior Subordinated Notes Due 2008. The exchange notes are guaranteed in full, on a joint and several basis, by all of our existing and future direct and indirect subsidiaries other than certain subsidiaries which currently do not conduct business operations.

     We and our guarantor subsidiaries entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in the private offering in which we agreed, among other things, to deliver to you this prospectus and to complete the exchange offer on or prior to May 24, 1999. You are entitled to exchange in the exchange offer your notes for registered notes with substantially identical terms. If the exchange offer is not completed on or prior to May 24, 1999, you will receive liquidated damages in the amount of $0.192 per week per $1,000 of notes that you hold until the time that the exchange offer is completed. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the exchange notes.

     We believe that, subject to certain conditions, you may resell the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of notes.

The Exchange Offer...........................  We are offering to exchange up to $170,000,000 principal amount of our 9 1/2% Senior Subordinated Notes Due 2008 which have been registered under the Securities Act, for $170,000,000 principal amount of our outstanding 9 1/2% Senior Subordinated Notes Due
                                               2008 which were issued in November 1998 in a private offering.

                                               The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes are freely transferable by their holders, other than as provided in this prospectus, and are not subject to any covenant regarding registration under the Securities Act.

Minimum Condition............................  The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

Expiration Date; Withdrawal of Tender........  The exchange offer will expire at 5:00 p.m., New York City time,
                                               on [               ], 1999. We do not currently intend to extend
                                               the expiration date. You may withdraw any notes you tender pursuant to the exchange offer before 5:00 p.m., New York City
                                               time, on [               ], 1999.

Conditions to the Exchange Offer.............  The exchange offer is subject to certain customary conditions, which we may waive. See "The Exchange Offer--Conditions to the
                                               Exchange Offer" for a description of these conditions.

Resales......................................  We believe that the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the
                                               Securities Act provided that:

                                                    o the exchange notes are being acquired in the ordinary
                                                      course of your business;

                                                    o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

                                                    o you are not an "affiliate" of ours.

                                               If our belief is inaccurate and you transfer any exchange note without delivering a prospectus meeting the requirements of the
                                               Securities Act or without an exemption from the registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

Procedures for Tendering Outstanding
Notes........................................  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal in accordance with the instructions, and deliver the accompanying letter of
                                               transmittal, along with your outstanding notes and any other required documentation, to the exchange agent.

Special Procedures for Beneficial
Owners.......................................  If you beneficially own outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your notes, either arrange to have your notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                               Offer--Procedures for Tendering Outstanding Notes" for a more detailed discussion of the special procedures that beneficial owners of outstanding notes must comply with in order to
                                               participate in the exchange offer.

Guaranteed Delivery Procedures...............  If you wish to tender your notes and time will not permit your required documents to reach the exchange agent by
                                               [               ], 1999, or the procedure for book-entry transfer
                                               cannot be completed on time or certificates for registered notes cannot be delivered on time, you may tender your notes pursuant to the procedures described in this prospectus under the heading "The
                                               Exchange Offer--Guaranteed Delivery Procedure."

Acceptance of Outstanding Notes and
Delivery of the Exchange Notes...............  We will accept for exchange any and all outstanding notes which are properly tendered and not withdrawn in the exchange offer
                                               before 5:00 p.m., New York City time, on [               ], 1999.
                                               The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date.

Effect on the Holders of Outstanding
Notes........................................  Upon acceptance for exchange of all validly tendered outstanding notes pursuant to the exchange offer, we and the guarantor subsidiaries will have fulfilled the covenants contained in the registration rights agreement. Accordingly, under the registration rights agreement, the interest rate on the outstanding notes will not increase, and you will have no further rights under the registration rights agreement other than those which survive the exchange offer.

                                               You will continue to hold your notes if you do not tender them. In addition, you will be entitled to all the rights and subject to all the applicable limitations under the indenture, except for any rights under the registration rights agreement that terminate or cease to have further effectiveness as a result of the exchange of all validly tendered outstanding notes in this exchange offer. All untendered outstanding notes will continue to be subject to the transfer restrictions provided for in the outstanding notes and the indenture. To the extent that the outstanding notes are tendered and accepted in this exchange offer, the trading market for untendered outstanding notes could be adversely affected.

Consequence of Failure to Exchange...........  If you are eligible to participate in the exchange offer and you do not tender your outstanding notes, your notes will continue to be subject to certain transfer restrictions. We and the guarantor subsidiaries do not anticipate that we will register under the
                                               Securities Act any outstanding notes and the related guarantees which are not exchanged in the exchange offer after
                                               [               ], 1999.

Federal Income Tax Consequences..............  The exchange of outstanding notes should not result in gain or loss to you or us for federal income tax purposes. See "U.S.
                                               Federal Income Tax Considerations" for a discussion of the U.S.
                                               Federal income tax consequences to holders of the outstanding notes in connection with the exchange offer.

Use of Proceeds..............................  We will not receive any proceeds from the issuance of the exchange notes.

Exchange Agent...............................  IBJ Whitehall Bank & Trust Company is serving as exchange agent in connection with the exchange offer. IBJ Whitehall Bank & Trust
                                               Company also serves as the trustee under the indenture.


                         TERMS OF THE EXCHANGE NOTES
Aggregate Amount of Notes....................  $170,000,000 principal amount of 9 1/2% Senior Subordinated Notes
                                               Due 2008

Issuer.......................................  Carrols Corporation

Maturity.....................................  December 1, 2008

Interest.....................................  Annual rate--9 1/2%

                                               Payment frequency--every six months on June 1 and December 1

                                               First payment--June 1, 1999

Guarantees...................................  The exchange notes are unconditionally guaranteed in full, jointly and severally, on an unsecured senior subordinated basis, by all of our subsidiaries which conduct business operations.

Ranking......................................  The exchange notes and the subsidiary guarantees are senior subordinated debts. They rank behind all of our and our guarantor subsidiaries' current and future indebtedness, except:

                                                    o trade payables; and

                                                    o indebtedness that expressly provides that it is not senior to the exchange notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of
                                                      our indebtedness or that of our guarantor subsidiaries.

                                               At December 31, 1998, the exchange notes and the subsidiary guarantees were subordinated to $88.6 million of indebtedness, excluding unused commitments of $60.4 million under our credit facility, assuming that our credit facility was in effect on
                                               December 31, 1998.

Optional Redemption..........................  On or after December 1, 2003, we may redeem the exchange notes in cash at our option, in whole or in part, at the redemption prices described in this prospectus under the heading "Description of the
                                               Exchange Notes," plus accrued and unpaid interest to the date of redemption. Before December 1, 2001, we may redeem up to
                                               $59.5 million principal amount of the exchange notes with the proceeds of certain public offerings of equity in our company, at the redemption prices described in this prospectus, provided that at least 65% of the originally issued principal amount of the exchange notes remains outstanding after each such redemption. See
                                               "Description of the Exchange Notes--Optional Redemption" for a
                                               more detailed discussion of our option to redeem the exchange notes.

Change of Control............................  Upon the occurrence of a change of control of us, we will be required to offer to repurchase your exchange notes at a price equal to 101% of their principal amount, together with all accrued and unpaid interest to the date of repurchase. See "Description of the Exchange Notes--Repurchase at the Option of Holders--Change of
                                               Control."

Restrictive Covenants........................  The indenture will limit, among other things, our ability and the ability of our guarantor subsidiaries to:

                                                    o incur additional indebtedness;

                                                    o make certain payments and redemptions;

                                                    o make certain investments;

                                                    o sell assets and subsidiary guarantor stock;

                                                    o enter into transactions with affiliates; and

                                                    o consolidate, merge, transfer or sell all or substantially all of our assets.

Absence of Public Market.....................  There is no established trading market for the exchange notes. We do not currently intend to list the exchange notes on any
                                               securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, we cannot assure you of the development or liquidity of any market for the exchange notes.
                                               The certificates representing the exchange notes will be issued in fully registered form.

                                  OUR BUSINESS

OVERVIEW

     Who We Are

     We are the largest Burger King(Registered) franchisee in the world, and we have operated Burger King restaurants since 1976. As of December 31, 1998, we operated 343 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. We also own and operate the Pollo Tropical restaurant chain which at December 31, 1998 included 40 company owned restaurants in Florida and 21 franchised restaurants. Over the last five years, we expanded our operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and financial performance of our existing restaurants.

     As a result of our growth strategy, we increased the total number of Burger King restaurants we operate by over 55% from 1994 to 1998. From fiscal 1994 to fiscal 1998, we grew our revenues from $203.9 million to $416.6 million. In July 1998, we completed our purchase of Pollo Tropical for a cash purchase price of approximately $95 million. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. Before we acquired it, for the 12 months ended June 30, 1998, Pollo Tropical had revenues of $69.6 million. Assuming we had acquired Pollo Tropical on January 1, 1998, for fiscal 1998 our revenues would have been $454.7 million.

     The Burger King System

     Burger King is the second largest quick-service hamburger restaurant chain in the world, with approximately 10,200 restaurants throughout the U.S. and in 53 foreign countries. In fiscal 1997, BKC reported systemwide sales of approximately $7.9 billion from its restaurants in the U.S. From 1993 to 1997, BKC increased its market share of the domestic quick-service hamburger market from 16.2% to 19.4%. Burger King restaurants are quick-service restaurants of distinctive design which feature flame-broiled hamburgers and serve several widely-known, trademarked products, the most popular being the WHOPPER(Registered) sandwich. Burger King restaurants are generally located in high traffic areas throughout the U.S. We believe that the primary competitive advantages of Burger King restaurants are:

     o convenience of location;

     o speed of service;

     o quality; and

     o price.

     Pollo Tropical

     We operate and franchise Pollo Tropical quick-service restaurants featuring fresh grilled chicken marinated in a proprietary blend of tropical fruit juices and spices and authentic "made from scratch" side dishes. The menu emphasizes freshness and quality, with a focus on flavorful chicken served "hot off the grill." Pollo Tropical restaurants combine high quality, distinctive menu items and an inviting tropical setting with the convenience and value of quick-service restaurants.

     Pollo Tropical opened its first company-owned restaurant in 1988 in Miami, and its first international franchised restaurant in 1995 in Puerto Rico. As of December 31, 1998, we owned and operated 40 Pollo Tropical restaurants, all located in south and central Florida, and we franchised 21 Pollo Tropical restaurants located in Puerto Rico, the Dominican Republic, Ecuador, Netherlands Antilles and Miami. For the fiscal year ended December 31, 1998, Pollo Tropical's average comparable restaurant sales were approximately $2 million, which we believe is among the highest in the quick-service restaurant industry. We believe that our strategic acquisition of Pollo Tropical will allow us to:

     o broaden our restaurant concepts;

     o expand our geographic presence;

     o diversify our revenue base;

     o increase our cash flow; and

     o enhance our operating margins.

     The Industry

     The quick-service restaurant industry, which includes hamburgers, pizza, chicken, various types of sandwiches and Mexican and other ethnic foods, has experienced consistent growth. The National Restaurant Association estimates that sales at quick-service restaurants will reach approximately

$105.7 billion in 1998, compared with approximately $61.4 billion in 1988.

     This growth in the quick-service restaurant industry reflects consumers' increasing desire for a convenient, reasonably priced restaurant experience. In addition, consumer need for meals and snacks prepared outside the home has increased as a result of the greater numbers of working women and single parent families. According to the National Restaurant Association, the percentage of the average family's food budget spent on meals consumed "away from home" will have grown from approximately 25% of the food budget in 1955 to a projected 44% in 1999.

OWNERSHIP

     Carrols Holdings Corporation

     Our management, headed by Alan Vituli, owns approximately 12% of Holdings, on a fully diluted basis. Holdings owns 100% of our stock. Holdings' other equity investors, who each own approximately 44% of Holdings' fully diluted capital stock, are BIB Holdings (Bermuda) Ltd., an affiliate of Dilmun Investments, Inc., and funds managed by Madison Dearborn Partners, Inc.

     An indirect wholly-owned subsidiary of Bahrain International Bank, an international financial institution whose equity investors include members of the Kuwaiti and Saudi Royal families, owns both BIB Holdings and Dilmun Investments. Since its formation in 1982, Bahrain International Bank has invested more than $600 million in U.S. companies, with a particular focus on companies with strong brand awareness. Madison Dearborn Partners is one of the largest and most experienced private equity investment firms in the U.S. with approximately $3.5 billion of capital under management and having invested over $1.8 billion in more than 125 companies in a variety of industries since 1980.

THE POLLO ACQUISITION AND THE PRIVATE OFFERING

     Pursuant to an Agreement and Plan of Merger, dated June 3, 1998, we commenced a tender offer to purchase all the outstanding shares of common stock of Pollo Tropical for a price of $11.00 per share. We completed our merger with Pollo Tropical on July 20, 1998. The aggregate consideration paid, including fees and expenses, to effect our acquisition of Pollo Tropical was approximately $95 million, which we financed under our previous credit facility. We used the proceeds from the private offering of the outstanding notes to repay a portion of our indebtedness under our previous credit facility, to repay all of our then outstanding 11 1/2% Senior Notes Due 2003 and to pay related fees and expenses.

PRINCIPAL OFFICES

     We are a Delaware corporation. Our principal offices are located at 968 James Street, Syracuse, New York 13203, and our telephone number is (315) 424-0513.

     You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

           SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth summary unaudited pro forma combined financial information of our company. Such financial information has been derived from Carrols' audited financial statements for its fiscal year ended December 31, 1998 and from Pollo Tropical's unaudited financial statements for the six months ended June 30, 1998.

     It is important that you read the summary financial information presented below along with the historical consolidated financial statements of Carrols and the historical consolidated financial statements of Pollo Tropical, the notes thereto and the other information contained elsewhere in this prospectus.

     The Unaudited Pro Forma Combined Statement of Operations Data and Other Financial Data presented below is intended to give you a better picture of what our business might have looked like if the following transactions had occurred at the beginning of the period presented:

     o our acquisition of Pollo Tropical in July 1998; and

     o the private offering of the outstanding notes.

     You should be aware of the following when reading the summary financial information presented below:

     o in calculating the ratio of earnings to fixed charges:

          o earnings include earnings before income taxes plus fixed charges;
            and

          o fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor;

     o total long-term debt includes approximately $2.9 million of capital lease obligations and other debt;

     o data under "Operating Statistics" only includes owned, and not franchised, Pollo Tropical units;

     o in calculating the percentage change in comparable restaurant sales for Burger King units,

          o because the year ended December 31, 1998 contained 53 weeks, the percentage change in comparable restaurant sales for that period was calculated using a comparable number of weeks from the year ended December 31, 1997;

          o the percentage change in comparable restaurant sales using the actual number of weeks in the year ended December 31, 1998 was 7.9%; and

          o the percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared; and

     o in calculating the percentage change in comparable restaurant sales for Pollo Tropical units, we have compared only those restaurants open for seven full calendar quarters prior to the beginning of the latest period compared.

                                                                                            PRO FORMA COMBINED
                                                                                            ------------------
                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                                1998
                                                                                            ------------------
                                                                                               (DOLLARS IN
                                                                                                THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Total revenues...........................................................................        $454,672
Costs and expenses:
  Cost of sales..........................................................................         135,368
  Restaurant wages and related expenses..................................................         130,195
  Other restaurant operating expenses....................................................          87,528
  Advertising expense....................................................................          20,474
  General and administrative.............................................................          21,761
  Depreciation and amortization..........................................................          22,263
                                                                                                 --------
     Total costs and expenses............................................................         417,589
                                                                                                 --------
Income from operations...................................................................        $ 37,083
                                                                                                 --------
                                                                                                 --------

                                                                                                  HISTORICAL
                                                                                               -----------------
                                                                                                   AS OF
                                                                                               DECEMBER 31, 1998
                                                                                               -----------------
                                                                                                  (DOLLARS IN
                                                                                                  THOUSANDS)
BALANCE SHEET DATA:
Cash........................................................................................       $   6,777
Total assets................................................................................         319,606
Working capital deficiency..................................................................         (11,567)
Total long-term debt........................................................................         261,522
Stockholder's equity........................................................................          13,998

                                                                                            PRO FORMA COMBINED
                                                                                            ------------------
                                                                                             YEAR ENDED
                                                                                            DECEMBER 31,
                                                                                                1998
                                                                                            ------------------
                                                                                               (DOLLARS IN
                                                                                                THOUSANDS)
OTHER FINANCIAL DATA:
Interest expense.........................................................................        $ 24,452
Capital expenditures.....................................................................          34,824
Ratio of earnings to fixed charges.......................................................             1.3x

OPERATING STATISTICS:
Number of restaurants (at end of period):
  Burger King units......................................................................             343
  Pollo Tropical units...................................................................              40
                                                                                                 --------
     Total...............................................................................             383
                                                                                                 --------
                                                                                                 --------
Average annual sales per restaurant:
  Burger King units......................................................................        $  1,124
  Pollo Tropical units...................................................................           1,989
Percentage change in comparable restaurant sales:
  Burger King units......................................................................             6.2%
  Pollo Tropical units...................................................................             7.8

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following summary historical information at the end of and for each of the fiscal years ended December 31, 1994, 1995, 1996 and 1997 with respect to Carrols and Pollo Tropical and for the fiscal year ended December 31, 1998 with respect to Carrols have been derived from audited financial statements of the respective companies. The summary historical financial information at the end of and for the six month periods ended June 30, 1997 and 1998 of Pollo Tropical has been derived from unaudited financial statements contained elsewhere in this prospectus.

     Our acquisition of Pollo Tropical was completed in July 1998, and as a result, Carrols' audited financial statements as of and for the year ended December 31, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998. Interim period results are not necessarily indicative of results to be expected for a complete fiscal year.

                                    CARROLS

     You should be aware of the following when reading the summary financial information presented below for Carrols:

     o other costs represent a non-cash provision for restaurant closure expenses of $1,800,000 in 1994 and costs of $509,000 in 1996 associated with the sale of us to BIB Holdings;

     o EBITDA is income (loss) before income taxes, interest, depreciation and amortization, non-cash extraordinary items and non-cash other costs, and is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness;

     o EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or for cash flows as a measure of liquidity in accordance with generally accepted accounting principles;

     o Adjusted EBITDA is EBITDA plus $509,000 of other costs in 1996 associated with the sale of us to BIB Holdings, refinancing expenses of $1,639,000 in 1998 and the redemption premium of $4,639,000 associated with the retirement of debt in 1998;

     o in calculating the ratio of earnings to fixed charges:

          o earnings include earnings before income taxes plus fixed charges;

          o fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor; and

          o for 1994, earnings were insufficient to cover fixed charges by $1,666,000;

     o total long-term debt at December 31, 1998 includes approximately $2.9 million of capital lease obligations and other debt; and

     o in calculating the percentage change in comparable restaurant sales for Burger King units:

          o because the year ended December 31, 1998 contained 53 weeks, the percentage change in comparable restaurant sales for that period was calculated using a comparable number of weeks for the year ended December 31, 1997;

          o the percentage change in comparable restaurant sales using the actual number of weeks in the year ended December 31, 1998 was 7.9%; and

          o the percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared.

                                                                 CARROLS
                                                         YEAR ENDED DECEMBER 31,
                                         --------------------------------------------------------
                                           1994        1995        1996        1997        1998
                                         --------    --------    --------    --------    --------
                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Restaurant sales.......................  $203,927    $226,257    $240,809    $295,436    $416,190
Franchise revenues.....................        --          --          --          --         395
                                         --------    --------    --------    --------    --------
  Total revenues.......................   203,927     226,257     240,809     295,436     416,585
Costs and expenses:
  Cost of sales........................    57,847      63,629      68,031      85,542     122,620
  Restaurant wages and related
    expenses...........................    59,934      65,932      70,894      89,447     121,732
  Other restaurant operating
    expenses...........................    42,390      45,635      48,683      61,691      82,710
  Advertising expense..................     8,785       9,764      10,798      13,122      18,615
  General and administrative...........     9,122      10,434      10,387      13,121      19,219
  Depreciation and amortization........    11,259      11,263      11,015      15,102      20,005
  Other costs..........................     1,800          --         509          --          --
                                         --------    --------    --------    --------    --------
    Total costs and expenses...........   191,137     206,657     220,317     278,025     384,901
                                         --------    --------    --------    --------    --------
Income from operations.................    12,790      19,600      20,492      17,411      31,684
Refinancing expenses...................        --          --          --          --       1,639
Interest expense, net..................    14,456      14,500      14,209      14,598      21,068
                                         --------    --------    --------    --------    --------
Income (loss) before income taxes and
  extraordinary loss...................    (1,666)      5,100       6,283       2,813       8,977
Provision (benefit) for income taxes...       165      (9,826)      3,100         655       4,847
                                         --------    --------    --------    --------    --------
Income (loss) before extraordinary
  loss.................................    (1,831)     14,926       3,183       2,158       4,130
Extraordinary loss on extinguishment of
  debt, net of tax.....................        --          --          --          --       3,701
                                         --------    --------    --------    --------    --------
Net income (loss)......................  $ (1,831)   $ 14,926    $  3,183    $  2,158    $    429
                                         --------    --------    --------    --------    --------
                                         --------    --------    --------    --------    --------
BALANCE SHEET DATA (AT PERIOD END):
Total assets...........................  $125,317    $135,064    $138,588    $215,328    $319,606
Working capital deficiency.............   (16,456)    (13,602)    (15,004)    (18,293)    (11,567)
Total long-term debt...................   125,519     120,578     121,265     160,287     261,522
Stockholder's equity (deficit).........   (27,208)    (12,916)    (11,662)     17,447      13,998
OTHER FINANCIAL DATA:
EBITDA.................................  $ 25,849    $ 30,863    $ 31,507    $ 32,513    $ 45,411
Adjusted EBITDA........................    25,849      30,863      32,016      32,513      51,689
Adjusted EBITDA margin.................      12.7%       13.6%       13.3%       11.0%       12.4%
Cash provided by operating
  activities...........................  $ 14,400    $ 16,682    $ 14,322    $ 19,940    $ 23,273
Cash used in investing activities......   (16,958)    (12,348)    (20,238)    (95,383)   (126,504)
Cash provided by financing
  activities...........................     3,096       4,581       5,767      76,381     107,756
Capital expenditures, excluding
  acquisitions.........................     6,024       8,022      15,255      18,210      33,295
Ratio of earnings to fixed charges.....        --         1.3x        1.3x        1.1x        1.3x
OPERATING STATISTICS:
Total number of restaurants............       219         219         232         335         383
Number of Burger King restaurants (at
  end of period).......................       219         219         232         335         343
Average number of Burger King
  restaurants..........................       207         219         225         280         339
Average annual sales per Burger King
  restaurant...........................  $    985    $  1,033    $  1,070    $  1,055    $  1,124
Percentage change in comparable Burger
  King
  restaurant sales.....................       5.1%        3.8%        3.2%       (1.4)%       6.2%

                                 POLLO TROPICAL

     You should be aware of the following when reading the summary financial information presented below for Pollo Tropical:

     o other (income) expense includes a provision for restaurant closure expenses of $1,492,000 for 1995 and $6,324,000 for 1996, and acquisition related expenses of $503,000 for the six months ended June 30, 1998 for the sale of Pollo Tropical to us;

     o EBITDA is income (loss) before income taxes, interest, depreciation and amortization, and non-cash provisions for restaurant closure expenses, and is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness;

     o EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles;

     o Adjusted EBITDA is EBITDA plus the pretax extraordinary loss of $102,000 in 1995 and acquisition related expenses of $503,000 for the six months ended June 30, 1998;
     o in calculating the ratio of earnings to fixed charges:

          o earnings include earnings before income taxes plus fixed charges;

          o fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor; and

          o for 1996, earnings were insufficient to cover fixed charges by $3,194,000; and

     o in calculating the percentage change in comparable restaurant sales for Pollo Tropical units, we have compared only those restaurants open for seven full calendar quarters prior to the beginning of the latest period compared in order to take into consideration the maturation period of newly opened Pollo Tropical restaurants.

                                                                                                   SIX MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                  JUNE 30,
                                                      ----------------------------------------    ------------------
                                                       1994       1995       1996       1997       1997       1998
                                                      -------    -------    -------    -------    -------    -------
                                                                          (DOLLARS IN THOUSANDS)
       STATEMENT OF OPERATIONS DATA
       Revenues:
       Restaurant sales............................   $41,114    $55,489    $63,735    $65,118    $31,817    $35,448
       Franchise revenues..........................        41        555        499        812        420        454
                                                      -------    -------    -------    -------    -------    -------
       Total revenues..............................    41,155     56,044     64,234     65,930     32,237     35,902
       Costs and expenses:
       Cost of sales...............................    14,849     20,065     24,037     22,533     11,164     11,999
       Restaurant wages and related expenses.......     9,710     13,661     15,695     15,178      7,472      7,994
       Other restaurant operating expenses.........     4,812      7,362      9,159      8,427      4,106      4,694
       Advertising expense.........................     1,383      2,103      2,978      2,987      1,563      1,702
       General and administrative..................     3,702      5,178      5,371      5,538      2,903      2,805
       Depreciation and amortization...............     2,301      3,397      2,962      2,355      1,208      1,133
       Other (income) expense, net.................       (22)     1,623      6,250        (32)        (8)       488
                                                      -------    -------    -------    -------    -------    -------
       Total costs and expenses....................    36,735     53,389     66,452     56,986     28,408     30,815
                                                      -------    -------    -------    -------    -------    -------
       Income (loss) from operations...............     4,420      2,655     (2,218)     8,944      3,829      5,087
       Interest (income) expense, net..............        32        758        976        490        363        (31)
                                                      -------    -------    -------    -------    -------    -------
       Income (loss) before income taxes and
       extraordinary loss..........................     4,388      1,897     (3,194)     8,454      3,466      5,118
       Provision (benefit) for income taxes........     1,590        720     (1,213)     3,212      1,316      2,242
                                                      -------    -------    -------    -------    -------    -------
       Income (loss) before extraordinary loss.....     2,798      1,177     (1,981)     5,242      2,150      2,876
       Extraordinary loss on extinguishment of
       debt, net of tax............................        --         63         --         --         --         --
                                                      -------    -------    -------    -------    -------    -------
       Net income (loss)...........................   $ 2,798    $ 1,114    $(1,981)   $ 5,242    $ 2,150    $ 2,876
                                                      -------    -------    -------    -------    -------    -------
                                                      -------    -------    -------    -------    -------    -------

                                 POLLO TROPICAL

                                                                                                   SIX MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31,                  JUNE 30,
                                                      ----------------------------------------    ------------------
                                                       1994       1995       1996       1997       1997       1998
                                                      -------    -------    -------    -------    -------    -------
                                                                          (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT PERIOD END):
Total assets.......................................   $42,255    $46,825    $48,501    $40,354    $45,309    $43,333
Working capital deficiency.........................    (2,685)    (4,407)    (7,381)    (4,906)    (6,666)    (3,368)
Total long-term debt...............................    11,402     12,049     11,375      1,214      6,632         95
Stockholder's equity...............................    24,619     25,959     24,142     29,731     26,442     32,877

OTHER FINANCIAL DATA:
EBITDA.............................................   $ 6,721    $ 7,442    $ 7,068    $11,299    $ 5,037    $ 6,220
Adjusted EBITDA....................................     6,721      7,544      7,068     11,299      5,037      6,723
Adjusted EBITDA margin.............................      16.3%      13.5%      11.0%      17.1%      15.6%      18.7%
Cash provided by operating activities..............   $ 5,894    $ 6,226    $ 4,632    $11,732    $ 6,282    $ 4,852
Cash used in investing activities..................   (17,244)    (6,893)    (4,587)    (1,596)      (584)    (1,736)
Cash provided (used) by financing activities.......     8,068        669       (642)    (9,938)    (4,654)      (888)
Capital expenditures...............................   $24,179    $ 9,059    $ 4,539    $ 1,397    $   616    $ 1,559
Ratio of earnings to fixed charges.................       5.2x       2.2x        --        8.8x       6.4x      18.3x
OPERATING STATISTICS:
Number of restaurants (at end of period)...........        33         36         35         36         35         36
Average number of restaurants......................        21         33         38         35         35         36
Average annual sales per restaurant................   $ 1,958    $ 1,681    $ 1,677    $ 1,861         --         --
Percentage change in comparable restaurant sales...      (0.7)%     (5.6)%      7.9%       4.2%       6.0%       7.9%

                                  RISK FACTORS

     In addition to the other information set forth in this prospectus, you should carefully consider the following information before participating in the exchange offer.

SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH.

     We have a significant amount of indebtedness. The following chart shows certain important credit statistics. The calculation of the ratio of earnings to fixed charges assumes that our purchase of Pollo Tropical and the private offering of the outstanding notes occurred on January 1, 1998.

                                                                    HISTORICAL
                                                                 AT DECEMBER 31, 1998
                                                                 --------------------
Total indebtedness............................................      $261.5 million
Stockholder's equity..........................................       14.0 million
Debt to total capitalization..................................               94.9%


                                                                 FOR THE YEAR ENDED
                                                                 DECEMBER 31, 1998
                                                                    --------------
Ratio of earnings to fixed charges............................         1.3x

     In addition to the foregoing, please be aware that our interest expense will be higher compared to previous years because of our financing of our acquisition of Pollo Tropical.

     Such a large amount of indebtedness could have negative consequences for us. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the exchange notes;

     o increase our vulnerability to general adverse economic and industry conditions, as well as increases in interest rates;

     o limit our ability to fund future working capital, capital expenditures and other general corporate requirements;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an Event of Default under the Indenture which, if not cured or waived, could have a material adverse effect on us.

SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR CREDIT FACILITY AND POSSIBLY TO ALL OF OUR FUTURE BORROWINGS.

     The exchange notes and the subsidiary guarantees rank behind all of our and our guarantor subsidiaries' current and future indebtedness except:

     o trade payables; and

     o indebtedness that expressly provides that it is not senior to the exchange notes and the subsidiary guarantees or that expressly provides that it is subordinate to any other of our indebtedness.

As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our and the guarantor subsidiaries' senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes or the subsidiary guarantees.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the exchange notes will participate with trade creditors and all other holders of our subordinated indebtedness and the guarantors in the assets remaining after we and the guarantor subsidiaries have paid all senior debt. However, because the Indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the exchange notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, we and the guarantor subsidiaries may not have sufficient funds to pay all of our creditors and holders of the exchange notes may receive less, ratably, than holders of senior debt. As of December 31, 1998, the exchange notes and the subsidiary guarantees were subordinated to $88.6 million of senior debt.

THE EXCHANGE NOTES ARE UNSECURED--THE LENDERS UNDER OUR CREDIT FACILITY HAVE A PRIOR CLAIM TO OUR ASSETS

     The exchange notes will not be secured by any of our assets or the assets of our subsidiaries. Obligations under our credit facility and any guarantees of those obligations are secured by substantially all of our assets and the assets of our subsidiaries. If we become insolvent or are liquidated, or if payment under our credit facility is accelerated, the lenders under our credit facility would have a prior claim with respect to our assets and would be entitled to exercise remedies available to them under applicable laws.

ADDITIONAL BORROWINGS AVAILABLE--WE AND OUR SUBSIDIARIES MAY BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT

     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the Indenture do not fully prohibit us or our subsidiaries from doing so. If our present credit facility had been in effect on December 31, 1998, we would have been permitted to borrow an additional $60.4 million under our credit facility at that date. All of those borrowings would be senior to the exchange notes and the subsidiary guarantees.

ABILITY TO SERVICE DEBT--WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS

     Our ability to make payments on our indebtedness, including the exchange notes, and to fund operating and capital expenditures will depend on our ability to generate cash in the future. We are required to pay semi-annual interest on the notes in an amount equal to approximately $8.1 million. Principal repayments under the term loan portion of our credit facility over the next five years are as follows:

     o $3.0 million payable in four quarterly installments in 1999;

     o $4.0 million payable in four quarterly installments in 2000;

     o $5.0 million payable in four quarterly installments in 2001;

     o $6.0 million payable in four quarterly installments in 2002;

     o $7.0 million payable in four quarterly installments in 2003; and

     o $25.0 million payable on December 31, 2003.

We believe based on current circumstances that our cash flow, together with available borrowings under our credit facility, will be adequate to permit us to meet our operating expenses and to service our debt requirements for the foreseeable future. Significant assumptions underlie this belief including that we will be successful in implementing our business strategy and that there is no material adverse change in our business, liquidity or capital requirements. We cannot assure you that we will generate sufficient cash flow to meet our operating expenses and to service our debt requirements. We may need to adopt alternative strategies, including:

     o reducing or delaying capital expenditures;

     o selling assets;

     o restructuring or refinancing our indebtedness; or

     o seeking additional equity capital.

     We cannot assure you, however, that any of these alternative strategies would be completed on satisfactory terms.

RESTRICTIONS IMPOSED BY OUR CREDIT FACILITY AND THE INDENTURE--OUR CREDIT FACILITY AND THE INDENTURE IMPOSE SIGNIFICANT OPERATING AND FINANCIAL RESTRICTIONS

     Our credit facility and the indenture impose significant operating and financial restrictions on us and our subsidiaries. These restrictions may significantly limit or prohibit us from engaging in certain transactions, including:

     o disposing of assets;

     o incurring additional indebtedness;

     o repaying other indebtedness;

     o paying dividends;

     o entering into certain investments or acquisitions;

     o repurchasing or redeeming capital stock;

     o engaging in mergers or consolidations; and

     o engaging in certain transactions with subsidiaries and affiliates.

     Our credit facility requires us to maintain specified financial ratios and satisfy certain financial tests. Our ability to meet these financial ratios and tests may be affected by events beyond our control and, as a result, we cannot guarantee to you that we will be able to meet such tests. In addition, the restrictions contained in our credit facility could limit our ability to finance future operations or capital needs or engage in other business activities that may be in the interests of us or our subsidiaries. Our failure to comply with the restrictions in the Indenture and our credit facility could lead to a default under the terms of our credit facility. In the event of such a default, the lenders under our credit facility could declare all amounts borrowed due and payable, including all interest that is accrued and unpaid. In addition, the lenders under our credit facility could terminate their commitments to lend to us. If that does occur, we cannot assure you that we would be able to make the necessary payments to the lenders and we cannot give you any assurance that we would be able to find additional alternative financing. Even if we could obtain additional alternative financing, we cannot assure you that it would be on terms that are favorable or acceptable to us. We currently are in compliance with the restrictions and financial tests contained in our credit facility and with the restrictions contained in the Indenture.

     You should also be aware that the existing indebtedness under our credit facility is secured by substantially all of our and our subsidiaries' assets. Should a default or acceleration of such indebtedness occur, the holders of such indebtedness could seize these assets securing the indebtedness and sell the assets to satisfy all or a part of what is owed.

WE ARE HIGHLY DEPENDENT ON THE BURGER KING SYSTEM AND OUR ABILITY TO RENEW OUR FRANCHISES WITH BURGER KING CORPORATION

     Our success is, to a large extent, directly related to the success of the nationwide Burger King system. In turn, the ability of the nationwide Burger King system to compete effectively depends upon the success of the management of the Burger King system by BKC. We cannot assure you that BKC will be able to compete effectively with other quick-service restaurants.

     Under our franchise agreements with BKC, we are required to comply with operational programs established by BKC. In addition, although not required, we may not be able to avoid adopting menu price discount promotions instituted by BKC which may be unprofitable.

     BKC's consent is required for us to expand and acquire additional Burger King restaurants. BKC has a right of first refusal to acquire existing Burger King restaurants which we may seek to acquire. Although BKC has historically granted its approval to most of our acquisition requests, we cannot assure you that it will continue to do so. In addition, BKC must consent to renew our franchise agreements when they expire. Our franchise agreements with BKC typically have 20-year terms and are set to expire as follows:

     o 61 of our franchise agreements with BKC are due to expire within five years from December 31, 1998; and

     o an additional 131 of our franchise agreements with BKC are due to expire within ten years from December 31, 1998.

     Although BKC has granted each of our requests for successor franchise agreements, we cannot assure you that it will continue to do so. In addition, we may be obligated to remodel particular restaurants in connection with obtaining successor franchise agreements and thus incur substantial costs.

FACTORS SPECIFIC TO THE QUICK-SERVICE RESTAURANT INDUSTRY MAY ADVERSELY AFFECT OUR OPERATIONS.

     The quick-service restaurant industry is highly competitive and can be materially affected by many factors, including:

     o changes in local, regional or national economic conditions;

     o changes in demographic characteristics;

     o changes in consumer tastes;

     o changes in traffic patterns;

     o consumer concerns about nutrition;

     o increases in the number of, and particular locations of, competing quick-service restaurants and other competitors;

     o inflation;

     o increases in the cost of food and packaging;

     o increased labor costs, including health care and minimum wage requirements;

     o regional weather conditions; and

     o the availability of experienced management and hourly-paid employees.

     In addition, publicity from food quality, illness, injury or other health concerns or alleged discrimination or other operating issues stemming from one location or a limited number of locations could substantially affect us, regardless of whether they pertain to our own restaurants. For a short period during August 1997, negative publicity related to a recall of beef furnished by a Burger King system affected our sales, although none of our restaurants received beef from this supplier.

OUR LABOR COSTS ARE SUBSTANTIAL AND WE MAY NOT BE ABLE TO OFFSET INCREASED LABOR COSTS WITH INCREASED REVENUES

     Wage rates for a substantial number of our employees are at or slightly above the minimum wage. Recent legislation increasing the minimum wage has resulted in higher wage rates for us. As federal and/or state minimum wage rates increase, we may need to increase not only the wage rates of our minimum wage employees but also the wages paid to the employees at wage rates which are above the minimum wage. Although we anticipate that increases in the minimum wage may be offset by pricing and other cost control efforts, we cannot assure you that we will be able to do so.

COMPETITION IS INTENSE IN THE QUICK-SERVICE RESTAURANT INDUSTRY

     The quick-service restaurant industry is highly competitive. Our restaurants compete with a large number of national quick-service restaurant chains, as well as regional quick-service restaurant chains, convenience stores and other purveyors of moderately priced and quickly served foods. Our largest competitor is McDonald's restaurants. According to publicly available information, McDonald's restaurants had aggregate

U.S. revenues of $17.1 billion for the year ended December 31, 1997 and operated 12,380 restaurants in the U.S. at that date.

     To remain competitive, we, as well as certain of the other major quick-service restaurant chains, have increasingly offered selected food items and combination meals at discounted prices. These changes in pricing and other marketing strategies have had, and in the future may continue to have, a negative impact on our sales and earnings.

GROWTH AND DEVELOPMENT STRATEGY--NEWLY ACQUIRED AND DEVELOPED RESTAURANTS MAY NOT PERFORM AS WE EXPECT

     Our growth strategy is to acquire and develop additional Burger King restaurants and, to a lesser extent, develop and franchise additional Pollo Tropical restaurants. Development involves substantial risks, including the risk:

     o that development costs will exceed budgeted amounts;

     o of delays in completion of construction;

     o of the inability to obtain all necessary zoning and construction permits;

     o of the inability to identify, or the unavailability of, suitable sites on acceptable leasing or purchase terms;

     o that developed restaurants will not achieve desired revenue or cash flow levels once opened;

     o of incurring substantial unrecoverable costs in the event a development project is abandoned prior to completion;

     o of changes in governmental rules, regulations and interpretations; and

     o of changes in general economic and business conditions.

Although we intend to manage our growth and development to reduce these risks, we cannot assure you that newly developed, acquired or franchised restaurants will perform in accordance with our expectations.

     Our development plans also will require additional management, operational and financial resources. For example, we will be required to recruit and train managers and other personnel for each new restaurant. We cannot assure you that we will be able to manage our expanding operations effectively and our failure to do so could adversely affect our results of operations.

THE LOCATION OF RESTAURANTS IS IMPORTANT TO THEIR SUCCESS.

     The location of our restaurants has significant influence on their success. We cannot assure you that current locations will continue to be economically viable or that additional locations can be acquired at reasonable costs. In addition, economic conditions where restaurants are located could decline in the future, which could result in potentially reduced sales in those locations. We cannot assure you that new sites will be as profitable as existing sites.

OUR SUCCESS DEPENDS ON OUR SENIOR EXECUTIVES.

     Our success depends to a large extent upon the continued services of our senior management, including Alan Vituli, Chairman of the Board and Chief Executive Officer, and Daniel T. Accordino, President and Chief Operating Officer who have almost 40 years of combined experience in the restaurant industry. We have employment agreements with Mr. Vituli and Mr. Accordino which expire in March 2001. We believe that it would be extremely difficult to replace Messrs. Vituli and Accordino with individuals having comparable experience. Consequently, the loss of the services of Mr. Vituli or Mr. Accordino could have a material adverse effect on our business, financial condition or results of operations.

GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     As is the case with most businesses, we are subject to extensive laws and regulations relating to the development and operation of restaurants, including the following:

     o zoning;

     o the preparation and sale of food; and

     o employer/employee relationships.

     In the event that legislation having a negative impact on our business is adopted, you should be aware that it could have a material adverse impact on us. For example, substantial increases in the minimum wage could adversely affect our financial condition and results of operations. Local zoning or building codes or regulations can cause substantial delays in our ability to build and open new restaurants.

POTENTIAL INABILITY TO REPURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL

     Upon the occurrence of certain specific kinds of change of control events, we may be required to offer to repurchase all or a portion of the exchange notes. We would be required to purchase the exchange notes at 101% of their principal amount, plus accrued interest to the date of repurchase. If a change of control occurs, we cannot be sure that we would have enough funds to pay for all of the exchange notes. If we are required to purchase the exchange notes, we would need to secure third-party financing if we do not have available funds to meet our purchase obligations. However, we cannot assure you that we would be able to secure such financing on favorable terms, if at all.

     A change of control will result in an event of default under our credit facility and may lead to an acceleration of other senior debt, if any. Such events may permit the holders under such debt instruments to reduce the borrowing base under such debt instruments or accelerate the debt and, if the debt is not paid, to take action that could ultimately result in a sale of substantially all of our assets. This would further reduce our ability to raise cash to purchase the exchange notes.

FRAUDULENT CONVEYANCE LAWS COULD BE APPLIED TO VOID OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     Various fraudulent conveyance laws protect creditors. These laws may be applied by a court to subordinate or avoid the exchange notes or the guarantees in favor of our other existing or future creditors or those of the guarantors. If, in a lawsuit on behalf of one of our unpaid creditors or a representative of one of our creditors, a court were to find that, at the time we issued the outstanding notes, we:

     o intended to hinder, delay or defraud any existing or future unpaid creditors or contemplated insolvency with the intent to favor one or more creditors over others; or

     o did not receive fair consideration or reasonably equivalent value for issuing the outstanding notes and we, at such time:

      o were insolvent,

      o were made insolvent by issuing the outstanding notes,

      o were engaged or about to engage in a business or transaction for which our remaining assets would be unreasonably small to carry on our business, or

      o intended to take on, or believed that we would take on, more debts than we could pay,

such court could void our obligations under the exchange notes.

     The measure of insolvency for purposes of these considerations will vary depending upon the laws of the jurisdiction that are being applied in any such proceeding. Generally, however, we would be considered insolvent if, at the time we incurred the indebtedness, either:

     o the sum of our debts, including contingent liabilities, is greater than our assets, at a fair valuation; or

     o the present fair saleable value of our assets is less than the amount required to pay the probable liability on our total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     We believe that at the time we incurred the indebtedness constituting the exchange notes, we:

     o were not insolvent nor rendered insolvent as a result;

     o were in possession of sufficient capital to run our business effectively;

     o were incurring debts within our ability to pay them as they become due;
       and

     o had sufficient assets to satisfy any probable money judgment against us in any pending action.

In reaching these conclusions, we have relied upon various valuations and estimations of future cash flows that necessarily involve a number of assumptions and choices of methodology. We cannot assure you, however, as to what standards a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

CONSEQUENCES OF A FAILURE TO EXCHANGE OUTSTANDING NOTES

     The outstanding notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption from those laws or in a transaction not subject to those laws. Outstanding notes that remain outstanding after consummation of the exchange offer will continue to bear a legend reflecting these transfer restrictions. In addition, upon consummation of the exchange offer, holders of outstanding notes that remain outstanding will not be entitled to certain registration rights under the registration rights agreement. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

     The outstanding notes were issued to, and are currently owned by, a small number of beneficial owners. Although the outstanding notes have been designated for trading in the PORTAL market, to the extent that outstanding notes are tendered and accepted in connection with the exchange offer, any trading market for outstanding notes that remain outstanding after the exchange offer could be adversely affected.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     Currently, there is no public market for the exchange notes. We do not intend to apply for listing of the notes on any securities exchange or on any automated dealer quotation system. We can make no assurances to you as to the development or liquidity of any market for the exchange notes, your ability to sell the exchange notes, or the price at which you may be able to sell the exchange notes. General declines in the market for securities similar to the exchange notes may adversely affect the liquidity of, and trading market for, the exchange notes independent of our financial performance and prospects.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange offer. We applied the gross proceeds of $170.0 million from the private offering of the outstanding notes to:

     o pay approximately $116.6 million to redeem our 11 1/2% Senior Notes Due 2003, consisting of the payment of $107.6 million aggregate principal amount, a redemption premium of approximately $4.6 million and interest accrued to December 24, 1998 of $4.4 million;

     o repay a portion of the borrowings under our previous credit facility in an amount equal to $47.9 million; and

     o pay fees and expenses of approximately $5.5 million.

     Our previous credit facility consisted of term loans maturing on June 30, 2003 and a revolving credit facility maturing on December 31, 2001. At September 30, 1998, the term loans generally bore interest at a rate of 7.82% and loans under the revolving credit facility bore interest at a weighted average rate of 7.97%. For the terms of our credit facility presently in effect, see "Description of the Senior Credit Facility."

                                 CAPITALIZATION

     The following table sets forth our capitalization as of December 31, 1998, which reflects, on a historical basis, the private offering of the outstanding notes and the application of the proceeds from the private offering. The information below assumes our credit facility was in effect at December 31, 1998. The information presented below should be read in conjunction with the historical financial statements and related notes appearing elsewhere in this prospectus.

                                                                                             AS OF DECEMBER 31, 1998
                                                                                             -----------------------
                                                                                             (DOLLARS IN THOUSANDS)
Long-term debt (including current portion):
  Senior Credit Facility:
     Revolving Credit Facility............................................................          $  38,619
     Term Loans...........................................................................             50,000
  9 1/2% Senior Subordinated Notes Due 2008...............................................            170,000
  Capital leases and other................................................................              2,903
                                                                                                    ---------
     Total long-term debt.................................................................            261,522
Stockholders' equity......................................................................             13,998
                                                                                                    ---------
     Total capitalization.................................................................          $ 275,520
                                                                                                    ---------
                                                                                                    ---------

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Statement of Operations and Other Financial Data gives effect to the following transactions as if they had occurred at the beginning of the applicable periods presented:

     o our acquisition of Pollo Tropical in July 1998; and

     o the private offering of the outstanding notes.

Such financial information has been derived from Carrols' audited financial statements for its fiscal year ended December 31, 1998 and from Pollo Tropical's unaudited financial statements for the six months ended June 30, 1998. Our acquisition of Pollo Tropical was completed in July 1998, and as a result, Carrols' audited financial statements as of and for the year ended December 31, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998.

     Our acquisition of Pollo Tropical was accounted for using the purchase method of accounting. The total cost of that acquisition has been allocated to the assets acquired and liabilities assumed based upon their respective fair values as determined through appraisals and internal estimates that we believe are reasonable.

     The following unaudited pro forma combined financial information is presented for illustrative purposes only, does not purport to be indicative of our financial position or results of operations as of the date of this prospectus, or as of or for any other future date, and is not necessarily indicative of what our actual financial position or results of operations would have been had the foregoing transactions occurred on January 1, 1998, nor does it give effect to:

     o any transactions other than the foregoing transactions and those described in the accompanying notes to our unaudited pro forma combined financial information; or

     o Carrols' results of operations since December 31, 1998.

     The following unaudited pro forma combined financial information is based upon the historical financial statements of Carrols and Pollo Tropical and should be read in conjunction with such historical financial statements, the accompanying notes and the other information contained elsewhere in this prospectus.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998

                                                                     HISTORICAL POLLO TROPICAL
                                                                  -------------------------------
                                                                  JANUARY 1, 1998    JULY 1, 1998           PRO FORMA
                                                    HISTORICAL        TO                 TO          -----------------------
                                                     CARROLS      JUNE 30, 1998      JULY 9, 1998    ADJUSTMENTS    COMBINED
                                                    ----------    ---------------    ------------    -----------    --------
                                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
  Restaurant sales...............................    $416,190         $35,448          $  2,161                     $453,799
  Franchise revenues.............................         395             454                24                          873
                                                     --------         -------          --------                     --------
    Total revenues...............................     416,585          35,902             2,185                      454,672
Costs and expenses:
  Cost of sales..................................     122,620          11,999               749                      135,368
  Restaurant wages and related expenses..........     121,732           7,994               469                      130,195
  Other restaurant operating expenses............      82,710           4,694               124                       87,528
  Advertising expense............................      18,615           1,702               157                       20,474
  General and administrative.....................      19,219           2,790               268        $  (516)(1)    21,761
  Depreciation and amortization..................      20,005           1,133                68            230 (2)    22,263
                                                                                                           827 (3)
                                                     --------         -------          --------        -------      --------
  Total costs and expenses.......................     384,901          30,312             1,835            541       417,589
                                                     --------         -------          --------        -------      --------
Income from operations...........................      31,684           5,590               350           (541)       37,083
Refinancing expenses.............................       1,639              --                --             --         1,639
Interest expense (income)........................      21,068             (31)                1          3,414 (4)    24,452
Acquisition expense..............................          --             503             1,396         (1,899)(5)        --
                                                     --------         -------          --------        -------      --------
Income (loss) before income taxes and
  extraordinary loss.............................       8,977           5,118            (1,047)        (2,056)       10,992
Provision (benefit) for income taxes.............       4,847           2,242              (424)        (1,251)(6)     5,414
                                                     --------         -------          --------        -------      --------
Income (loss) before extraordinary loss(7).......    $  4,130         $ 2,876          $   (623)       $  (805)     $  5,578
                                                     --------         -------          --------        -------      --------
                                                     --------         -------          --------        -------      --------

       See Notes to Unaudited Pro Forma Combined Statement of Operations

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

     (1) General and administrative expenses have been adjusted to eliminate non-continuing expenses of Pollo Tropical after we acquired it, as follows:

                                                                         YEAR ENDED
                                                                         DECEMBER 31,
                                                                           1998
                                                                         ------------
Executive salaries and related costs..................................       $356
Directors fees........................................................         87
Public company expenses...............................................         73
                                                                             ----
                                                                             $516
                                                                             ----
                                                                             ----

     (2) Adjustment reflects the incremental amortization related to the net additional deferred financing costs.

     (3) Reflects the amortization of goodwill resulting from our acquisition of Pollo Tropical, amortized over a 40 year period.

     (4) Adjustment reflects interest expense resulting from the private offering of the outstanding notes less the reduction for the repayment of existing debt, assuming all of the transactions had been effected at the beginning of the period. Reflects an interest rate of 9.50% on the outstanding notes.

     (5) Adjustment reflects the elimination of the acquisition expenses incurred by Pollo Tropical.

     (6) The income tax expense (benefit) rate related to the effects of pro forma adjustments is 40% before the effect of non-deductible goodwill and acquisition expenses incurred by Pollo Tropical.

     (7) Before an extraordinary charge of $3,701, which is net of tax benefits, related to the redemption premium on the 11 1/2% Senior Notes Due 2003, and the write off of deferred financing expenses associated with refinanced debt. This charge was recorded in the fourth quarter of fiscal 1998.

              SELECTED HISTORICAL FINANCIAL INFORMATION OF CARROLS

    The selected historical financial information presented below at the end of and for each of the fiscal years ended December 31, 1994, 1995, 1996, 1997 and 1998 has been derived from the audited consolidated financial statements of Carrols. Our acquisition of Pollo Tropical was completed in July 1998 and, as a result, Carrols' audited financial statements as of and for the year ended December 31, 1998 include the results of operations for the Pollo Tropical restaurants since July 10, 1998. The following selected financial information should be read in conjunction with Carrols' Consolidated Financial Statements and accompanying Notes as of December 31, 1997 and 1998 and for the fiscal years ended December 31, 1996, 1997 and 1998 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                       ------------------------------------------------------------
                                                                         1994         1995         1996         1997       1998(1)
                                                                       --------     --------     --------     --------     --------
                                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
    Restaurant sales................................................   $203,927     $226,257     $240,809     $295,436     $416,190
    Franchise revenues..............................................         --           --           --           --          395
                                                                       --------     --------     --------     --------     --------
    Total revenues..................................................    203,927      226,257      240,809      295,436      416,585
Costs and expenses:
  Cost of sales.....................................................     57,847       63,629       68,031       85,542      122,620
  Restaurant wages and related expenses.............................     59,934       65,932       70,894       89,447      121,732
  Other restaurant operating expenses...............................     42,390       45,635       48,683       61,691       82,710
  Advertising expense...............................................      8,785        9,764       10,798       13,122       18,615
  General and administrative........................................      9,122       10,434       10,387       13,121       19,219
  Depreciation and amortization.....................................     11,259       11,263       11,015       15,102       20,005
  Other costs(2)....................................................      1,800           --          509           --           --
                                                                       --------     --------     --------     --------     --------
    Total costs and expenses........................................    191,137      206,657      220,317      278,025      384,901
                                                                       --------     --------     --------     --------     --------
Income from operations..............................................     12,790       19,600       20,492       17,411       31,684
Refinancing expenses................................................         --           --           --           --        1,639
Interest expense, net...............................................     14,456       14,500       14,209       14,598       21,068
                                                                       --------     --------     --------     --------     --------
Income (loss) before income taxes and extraordinary loss............     (1,666)       5,100        6,283        2,813        8,977
Provision (benefit) for income taxes................................        165       (9,826)       3,100          655        4,847
                                                                       --------     --------     --------     --------     --------
Income (loss) before extraordinary loss.............................     (1,831)      14,926        3,183        2,158        4,130
Extraordinary loss on extinguishment of debt, net of tax............         --           --           --           --        3,701
                                                                       --------     --------     --------     --------     --------
Net income (loss)...................................................   $ (1,831)    $ 14,926     $  3,183     $  2,158     $    429
                                                                       --------     --------     --------     --------     --------
                                                                       --------     --------     --------     --------     --------
BALANCE SHEET DATA (AT PERIOD END):
Total assets........................................................   $125,317     $135,064     $138,588     $215,328     $319,606
Working capital deficiency..........................................    (16,456)     (13,602)     (15,004)     (18,293)     (11,567)
Total long-term debt(3).............................................    125,519      120,578      121,265      160,287      261,522
Stockholder's equity (deficit)......................................    (27,208)     (12,916)     (11,662)      17,447       13,998

OTHER FINANCIAL DATA:
EBITDA(4)...........................................................   $ 25,849     $ 30,863     $ 31,507     $ 32,513     $ 45,411
Adjusted EBITDA(5)..................................................     25,849       30,863       32,016       32,513       51,689
Adjusted EBITDA margin..............................................       12.7%        13.6%        13.3%        11.0%        12.4%
Cash provided by operating activities...............................   $ 14,400     $ 16,682     $ 14,322     $ 19,940     $ 23,273
Cash used in investing activities...................................    (16,958)     (12,348)     (20,238)     (95,383)    (126,504)
Cash provided by financing activities...............................      3,096        4,581        5,767       76,381      107,756
Capital expenditures, excluding acquisitions........................      6,024        8,022       15,255       18,210       33,295
Ratio of earnings to fixed charges(6)...............................         --          1.3x         1.3x         1.1x         1.3x
OPERATING STATISTICS:
Total number of restaurants.........................................        219          219          232          335          383
Number of Burger King restaurants (at end of period)................        219          219          232          335          343
Average number of Burger King restaurants...........................        207          219          225          280          339
Average annual sales per Burger King restaurant.....................   $    985     $  1,033     $  1,070     $  1,055     $  1,124
Percentage change in comparable Burger King restaurant sales(1).....        5.1%         3.8%         3.2%        (1.4)%        6.2%

------------------
(1) The year ended December 31, 1998 includes 53 weeks. All other years presented include 52 weeks. The percentage change in comparable restaurant sales for the year ended December 31, 1998 has been calculated using a comparable number of weeks from the prior year. The percentage change in comparable restaurant sales using the actual number of weeks in the year ended December 31, 1998 is 7.9%. The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open since the beginning of the earliest period being compared.

(2) Other costs represent a non-cash provision for restaurant closure expenses of $1,800 in 1994 and costs associated with a change in control of $509 in 1996 associated with the sale of us to BIB Holdings.

(3) Includes capital lease obligations and other debt which was $2.9 million at December 31, 1998.

(4) EBITDA is defined as income (loss) before income taxes, interest, depreciation and amortization, non-cash extraordinary items and non-cash other costs. EBITDA is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(5) Adjusted EBITDA is defined as EBITDA plus $509,000 of other costs in 1996 associated with the sale of us to BIB Holdings, refinancing expenses of $1,639,000 in 1998 and the redemption premium of $4,639,000 associated with the retirement of debt in 1998.

(6) For the purpose of determining the ratio of earnings to fixed charges, earnings included earnings before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1994, earnings were insufficient to cover fixed charges by $1,666.

          SELECTED HISTORICAL FINANCIAL INFORMATION OF POLLO TROPICAL

     The selected financial information presented below at the end of and for each of the fiscal years ended December 31, 1994, 1995, 1996 and 1997 has been derived from the audited consolidated financial statements of Pollo Tropical. The selected information for the six months ended June 30, 1997 and 1998 has been derived from unaudited financial statements of Pollo Tropical and, in our opinion, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data on a basis consistent with that of the audited data presented elsewhere in this prospectus. The results of operations for interim periods are not necessarily indicative of the results to be expected for a full year. The following selected financial information should be read in conjunction with Pollo Tropical's Consolidated Financial Statements and accompanying Notes as of December 31, 1996 and 1997 and for the fiscal years ended December 31, 1995, 1996 and 1997 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                                                                                                                SIX MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                         JUNE 30,
                                                        -----------------------------------------------      ----------------------
                                                         1994         1995         1996          1997         1997           1998
                                                        -------      -------      -------      --------      -------        -------
                                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Revenues:
 Restaurant sales.....................................  $41,114      $55,489      $63,735      $ 65,118      $31,817        $35,448
 Franchise revenues...................................       41          555          499           812          420            454
                                                        -------      -------      -------      --------      -------        -------
   Total revenues.....................................   41,155       56,044       64,234        65,930       32,237         35,902
Costs and expenses:
 Cost of sales........................................   14,849       20,065       24,037        22,533       11,164         11,999
 Restaurant wages and related expenses................    9,710       13,661       15,695        15,178        7,472          7,994
 Other restaurant operating expenses..................    4,812        7,362        9,159         8,427        4,106          4,694
 Advertising expense..................................    1,383        2,103        2,978         2,987        1,563          1,702
 General and administrative...........................    3,702        5,178        5,371         5,538        2,903          2,805
 Depreciation and amortization........................    2,301        3,397        2,962         2,355        1,208          1,133
 Other (income) expense, net(1).......................      (22)       1,623        6,250           (32)          (8)           488
                                                        -------      -------      -------      --------      -------        -------
   Total costs and expenses...........................   36,735       53,389       66,452        56,986       28,408         30,815
                                                        -------      -------      -------      --------      -------        -------
Income (loss) from operations.........................    4,420        2,655       (2,218)        8,944        3,829          5,087
Interest (income) expense, net........................       32          758          976           490          363            (31)
                                                        -------      -------      -------      --------      -------        -------
Income (loss) before income taxes and extraordinary
 loss.................................................    4,388        1,897       (3,194)        8,454        3,466          5,118
Provision (benefit) for income taxes..................    1,590          720       (1,213)        3,212        1,316          2,242
                                                        -------      -------      -------      --------      -------        -------
Income (loss) before extraordinary loss...............    2,798        1,177       (1,981)        5,242        2,150          2,876
Extraordinary loss on extinguishment of debt, net of
 tax..................................................       --           63           --            --           --             --
                                                        -------      -------      -------      --------      -------        -------
Net income (loss).....................................  $ 2,798      $ 1,114      $(1,981)     $  5,242      $ 2,150        $ 2,876
                                                        -------      -------      -------      --------      -------        -------
                                                        -------      -------      -------      --------      -------        -------
BALANCE SHEET DATA (AT PERIOD END):
Total assets..........................................  $42,255      $46,825      $48,501      $ 40,354      $45,309        $43,333
Working capital deficiency............................   (2,685)      (4,407)      (7,381)       (4,906)      (6,666)        (3,368)
Total long-term debt..................................   11,402       12,049       11,375         1,214        6,632             95
Stockholder's equity..................................   24,619       25,959       24,142        29,731       26,442         32,877
OTHER FINANCIAL DATA:
EBITDA(2).............................................  $ 6,721      $ 7,442      $ 7,068      $ 11,299      $ 5,037        $ 6,220
Adjusted EBITDA(3)....................................    6,721        7,544        7,068        11,299        5,037          6,723
Adjusted EBITDA margin................................     16.3%        13.5%        11.0%         17.1%        15.6%          18.7%
Cash provided by operating activities.................  $ 5,894      $ 6,226      $ 4,632      $ 11,732      $ 6,282        $ 4,852
Cash used in investing activities.....................  (17,244)      (6,893)      (4,587)       (1,596)        (584)        (1,736)
Cash provided (used) by financing activities..........    8,068          669         (642)       (9,938)      (4,654)          (888)
Capital expenditures..................................   24,179        9,059        4,539         1,397          616          1,559
Ratio of earnings to fixed charges(4).................      5.2x         2.2x          --           8.8x         6.4x          18.3x
OPERATING STATISTICS:
Number of restaurants (at end of period)..............       33           36           35            36           35             36
Average number of restaurants.........................       21           33           38            35           35             36
Average annual sales per restaurant...................  $ 1,958      $ 1,681      $ 1,677      $  1,861           --             --
Percentage change in comparable restaurant sales(5)...     (0.7)%       (5.6)%        7.9%          4.2%         6.0%           7.9%

------------------
(1) Other (income) expense for 1995 and 1996 includes a provision for restaurant closure expenses of $1,492 and $6,324, respectively, and, for the six months ended June 30, 1998, acquisition related expenses of $503 pertaining to the sale of Pollo Tropical to Carrols.

(2) EBITDA is defined as income (loss) before income taxes, interest, depreciation and amortization, and non-cash provisions for restaurant closure expenses. EBITDA is presented because we believe it is a useful financial indicator for measuring a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net income (loss) as a measure of operating results or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(3) Adjusted EBITDA is EBITDA plus pretax extraordinary loss of $102,000 in 1995 and acquisition related expenses of $503,000 for the six months ended
    June 30, 1998.

(4) For the purposes of determining the ratio of earnings to fixed charges, earnings included earnings before income taxes plus fixed charges. Fixed charges consist of interest on all indebtedness plus that portion of operating lease rentals representative of the interest factor. For 1996, earnings were insufficient to cover fixed charges by $3,194.

(5) The percentage change in comparable restaurant sales is calculated using only those restaurants that have been open for seven full calendar quarters prior to the beginning of the latest period compared in order to take into consideration the maturation period of newly opened Pollo Tropical restaurants.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We are the largest Burger King franchisee in the world, and we have operated Burger King restaurants since 1976. As of December 31, 1998, we operated 343 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Over the last five years, we expanded our operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and financial performance of our existing restaurants. As a result of our growth strategy, we increased the total number of restaurants we operate by over 55% from 1994 to 1998. In July 1998, we completed our acquisition of Pollo Tropical for a cash purchase price of approximately $95 million. As a result, the operations of Pollo Tropical have been presented for the six months ended
June 30, 1998 and 1997. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. At December 31, 1998, we owned and operated 40 Pollo Tropical restaurants in Florida and franchised an additional 21 restaurants in the Caribbean, Central and South America and Miami. Due to our acquisition of Pollo Tropical in July 1998, our results for the year ended December 31, 1998 include the operations of Pollo Tropical from July 10, 1998.

RESULTS OF OPERATIONS OF CARROLS

     The following table sets forth, for fiscal years 1996, 1997 and 1998, selected operating results of Carrols as a percentage of restaurant sales:

                                                                                         YEAR ENDED
                                                                                        DECEMBER 31,
                                                                               -------------------------------
                                                                                 1996       1997       1998
                                                                               ---------  ---------  ---------
Restaurant sales:
  Burger King restaurants....................................................      100.0%     100.0%      91.6%
  Pollo Tropical.............................................................         --         --        8.4
                                                                               ---------  ---------  ---------
Total restaurant sales.......................................................      100.0      100.0      100.0
Costs and expenses:
  Cost of sales..............................................................       28.3       29.0       29.5
  Restaurant wages and related expenses......................................       29.4       30.3       29.2
  Other restaurant expenses including advertising............................       24.7       25.3       24.3
  General and administrative.................................................        4.5        4.4        4.6
  Depreciation and amortization..............................................        4.6        5.1        4.8
                                                                               ---------  ---------  ---------
Income from operations.......................................................        8.5%       5.9%       7.6%
                                                                               ---------  ---------  ---------
                                                                               ---------  ---------  ---------

FISCAL 1998 COMPARED TO FISCAL 1997

     The results of operations and cash flows for the years ended December 31, 1998 and 1997 include 53 and 52 weeks, respectively. During 1998, we opened 11 Burger King restaurants, acquired 2 Burger King restaurants and closed 5 underperforming Burger King restaurants.


     Restaurant Sales.  Burger King restaurant sales for the year ended
December 31, 1998 increased 29.0% to $381.0 million from $295.4 million in 1997. Sales at our 223 comparable Burger King restaurants, which are those units operating for the entirety of the compared periods, increased 6.2% in 1998, using a comparable number of weeks from the year ended December 31, 1997. Comparable Burger King restaurant sales increased 7.9% using the actual number of weeks in both fiscal years. Burger King sales increases were also due to increased sales from our $.99 Great Tastes Menu and the additional week in 1998. Pollo Tropical restaurant sales for the period July 10, 1998 to December 31, 1998 totaled $35.1 million.


     Operating Costs and Expenses. Cost of sales, as a percentage of sales, were 29.5% in 1998 compared to 29.0% in 1997. The increase in 1998 was due to higher cost of sales at our Pollo Tropical restaurants, whose cost of sales was 35.1% in 1998, and which affected total cost of sales, as a percentage of sales, by 0.5%. A 24% increase in costs associated with the new french fry product, introduced in January 1998 at our Burger King restaurants, and higher food and paper costs at recently acquired Burger King restaurants was offset by a 5.7% decrease in beef costs.

     Restaurant wages and related expenses, as a percentage of sales, decreased from 30.3% in 1997 to 29.2% in 1998 due to Pollo Tropical restaurant wages and related expenses being 23.5% of sales. Pollo Tropical's restaurant wages and related expenses are lower than those of the Burger King restaurants due to Pollo Tropical's higher per unit sales volumes. This caused a 0.5% decrease, as a percentage of sales, in combined restaurant wages and related expenses. The remainder of the decrease is due to the effect of increased Burger King sales on fixed management costs and lower unemployment tax rates in New York State and Ohio.

     Other restaurant operating expenses, including advertising, decreased from 25.3% of sales in 1997 to 24.3% in 1998 due to Pollo Tropical's other restaurant operating expenses being 16.9% of sales. This caused a 0.7% decrease as a percentage of sales, in total other restaurant operating expenses. In addition, reduced utility costs associated with a milder winter in our Burger King operating areas contributed 0.2%, as a percentage of sales, to the decrease from 1997 to 1998.

     Administrative expenses, as a percentage of sales, increased from 4.4% in 1997 to 4.6% in 1998. The increase in 1998 is due to the addition of field supervision and corporate support as a result of the 1997 acquisition of 93 Burger King restaurants, administrative functions acquired in the July 1998 acquisition of Pollo Tropical, and increased corporate expenses to support our plans for continued expansion.

     EBITDA. EBITDA increased from $32.5 million in 1997 to $45.4 million in 1998. Included in EBITDA for the year ended December 31, 1998 are refinancing expenses of $1.6 million and a redemption premium of $4.6 million associated with the retirement of debt. EBITDA, as adjusted for these items, was $51.7 million for the year ended December 31, 1998. As a percentage of total revenues, EBITDA, as adjusted, increased from 11.0% in 1997 to 12.4% in 1998 as a result of the factors discussed above.

     Depreciation and Amortization. Depreciation and amortization increased $4.9 million in 1998 compared to 1997 due primarily to the increase in goodwill and purchased intangibles associated with the purchase of Pollo Tropical in July 1998 and the purchase of Burger King restaurants in 1997.

     Interest Expense. Interest expense was $21.1 million in 1998 compared to $15.6 million in 1997. The increase in 1998 was due to higher average debt balances from funding the acquisition of Pollo Tropical in July 1998 and the acquisition of Burger King restaurants in 1997.

     Income Taxes. The provision for income taxes of $4.8 million in 1998 is based on an estimated effective income tax rate for 1998 of 53.9%. This rate is higher than the Federal statutory tax rate due to state franchise and income taxes and non-deductible amortization of franchise rights and intangible assets pertaining to our acquisitions.

     Net income. Net income was $429,000 in 1998 compared to $2.2 million in 1997. Net income in 1998 includes an extraordinary loss of $3.7 million, which is net of tax, pertaining to the redemption of our 11 1/2% Senior Notes Due 2003.

FISCAL 1997 COMPARED TO FISCAL 1996

     Restaurant Sales. Restaurant sales for the year ended December 31, 1997, increased 22.7% to $295.4 million from $240.8 million in 1996. The increase in sales was primarily the result of the growth in the number of Burger King restaurants operated by us which increased from 232 at the end of 1996 to 335 at the end of 1997. During 1997, we opened 11 new restaurants, acquired 93 restaurants in six transactions, and closed one underperforming restaurant. Sales at our 214 comparable restaurants, which are those units operating for the entirety of the compared periods, decreased 1.4% during 1997. In general, we did not increase menu prices during 1997.

     Operating Costs and Expenses. Cost of sales (food and paper costs), as a percentage of sales, were 29.0% in 1997 compared to 28.3% in 1996. The increase in 1997 reflected higher food costs, including approximately a 2% increase in average beef prices and higher costs as a percentage of sales at our newly acquired Burger King units.

     Restaurant wages and related expenses increased as a percentage of sales from 29.4% in 1996 to 30.3% in 1997. Wages increased due to higher labor rates including the effect of increases in the Federal minimum wage rates. A 1996 amendment to the Federal Fair Labor Standards Act of 1938 mandated an increase from $4.25 per hour to $4.75 per hour which took effect in October 1996, and a second increase in September 1997 to $5.15 per hour.

     Other restaurant operating expenses were 25.3% of sales in 1997 compared to 24.7% in 1996. In part, the increase in 1997 is reflective of general inflationary increases combined with a decrease in comparable restaurant sales. In addition, we added a significant number of restaurants through acquisition during 1997, and, therefore, expense relationships were somewhat higher as these new units were not yet fully integrated into our business.

     Administrative expenses increased approximately $2.7 million, and, as a percentage of sales, were 4.4% in 1997 compared to 4.5% in 1996. This increase reflects the addition of field supervision and corporate support as a result of the 1997 addition of over 100 restaurants and to support our plans for continued expansion.

     EBITDA. EBITDA increased from $31.5 million in 1996 to $32.5 million in 1997. As a percentage of sales, EBITDA decreased from 13.3% in 1996 to 11.0% in 1997 as a result of the factors discussed above.

     Depreciation and Amortization. Depreciation and amortization was $15.1 million in 1997 compared to $11.0 million in 1996. The $4.1 million increase in 1997 was due to the increase in goodwill and purchased intangibles resulting from the purchase method of accounting for newly acquired restaurants.

     Interest Expense. Interest expense was $15.6 million in 1997 compared to $14.2 million in 1996. The increase in 1997 was the result of higher average debt balances brought about by the funding of the restaurants that we acquired during the year.

     Income Taxes. The provision for income taxes of $655,000 in 1997 resulted in an effective income tax rate of 23.2%. The low effective rate was primarily attributable to the favorable settlement of a Federal income tax claim that we had outstanding for several years. As a result of the settlement, our tax provision was reduced by $806,000, and we recorded interest income of $983,000.

     Net Income. Net income was $2.2 million in 1997 compared to $3.2 million in 1996. The decrease in net income is attributable to the factors discussed above.

RESULTS OF OPERATIONS OF POLLO TROPICAL

     The following table sets forth for the period indicated certain selected income statement data as a percentage of restaurant sales, except general and administrative expenses, which is shown as a percentage of total revenues, and certain restaurant data:

                                                                    YEAR ENDED                   SIX MONTHS ENDED
                                                                   DECEMBER 31,                      JUNE 30,
                                                               --------------------    ------------------------------------
                                                               1995    1996    1997       1997                1998
                                                               ----    ----    ----    ----------------    ----------------
INCOME STATEMENT DATA:
COSTS AND EXPENSES:
  Cost of sales.............................................   36.2%   37.7%   34.6%         35.1%               33.9%
  Restaurant payroll........................................   24.6    24.6    23.3          23.5                22.6
  Other restaurant operating expenses.......................   17.1    19.0    17.5          17.8                18.0
  General and administrative................................    9.2     8.4     8.4           9.0                 7.8
  Depreciation and amortization of property and equipment...    3.5     3.5     3.1           3.1                 2.9
  Amortization of deferred restaurant pre-opening costs.....    2.1     0.9     0.2           0.3                 0.1
  Other amortization........................................    0.5     0.3     0.3           0.4                 0.2
  Restaurant closure expenses...............................    2.7     9.9      --            --                  --
Income (loss) from operations...............................    5.0    (3.6)   13.7          12.0                14.4
Other expense, net(a).......................................   (1.6)   (1.4)   (0.7)         (1.1)               (1.3)
Net income (loss)...........................................    2.0    (3.1)    8.1           6.8                 8.1

------------------

(a) Includes interest expense, interest income, other (income) expense, net, and for the six months ended June 30, 1998, $503,000 of expenses related to the sale of Pollo Tropical; excludes restaurant closure expenses.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     General

     Pollo Tropical's operating results continued to improve during the six months ended June 30, 1998 as Pollo Tropical posted its ninth consecutive quarter of positive same store sales. For the first six months of 1998, same store sales increased 7.9% compared with the same period of 1997 primarily due to the focused execution of key marketing strategies, including every-day value pricing on selected menu items, separate advertising campaigns aimed toward its dual-target audiences, successful new product introductions and improved customer service. As a result of the continued emphasis on marketing, operational and cost control initiatives, Pollo Tropical's operating margins improved to 15.7% as a percentage of restaurant sales for the first six months of 1998 compared with 12.0% for the same period of 1997.

     During the six months ended June 30, 1998, one franchise restaurant opened in Puerto Rico, one franchise restaurant opened in the Dominican Republic and one franchise restaurant opened in Ecuador, continuing Pollo Tropical's growth in the Caribbean and Central and South America through franchising. Pollo Tropical receives exclusivity fees upon signing of area development agreements. Such fees are recognized as revenue when franchise restaurants open or when such agreements terminate. Additionally, Pollo Tropical receives a franchise fee when franchise restaurants become operational, and Pollo Tropical receives continuing royalties based on sales. As Pollo Tropical does not control the timing of franchise openings and/or terminations of agreements, the recognition of franchise revenues cannot be accurately predicted and, therefore, may fluctuate significantly on a quarter to quarter basis.

     Restaurant Sales. Restaurant sales for the six months ended June 30, 1998 increased 11.4% to $35.4 million from $31.8 million for the comparable six months of 1997. Same store sales for the six months ended June 30, 1998 increased approximately $2.5 million or 7.9% from the comparable period of 1997. Restaurant sales were also positively affected by an increase in the number of restaurants open during the six months ended June 30, 1998, as compared to the same period of 1997. During the six months ended June 30, 1998, 36 restaurants operated for the full six months, compared to the six months ended June 30, 1997 when 34 restaurants operated for the full six months and one operated for part of the six months. The additional restaurants for the six months ended June 30, 1998 had incremental sales of approximately $1.1 million.

     Franchise Revenues. Franchise revenues for the six months ended June 30, 1998 increased $34,000 to $454,000 for the six months ended June 30, 1998, from $420,000 for the six months ended June 30, 1997. Franchise revenues generally consist of initial franchise fees which are recognized when a restaurant opens, continuing royalties and fees from operating franchised restaurants, and forfeiture of exclusivity fees when area development agreements are terminated. This increase in franchise revenues primarily relates to an increase in royalties of $146,000 from more franchise restaurants operating during the six months ended June 30, 1998, as compared to the same period of 1997. During the six months ended June 30, 1998, 16 franchise restaurants operated for the full six months and three franchise restaurants operated for part of the six months, compared to the first six months of 1997 when seven franchise restaurants operated for the full six months and seven franchise restaurants operated for part of the six months. The increase in royalty revenues was partially offset by a decrease in franchise fees of $112,000 related to fewer franchise restaurant openings during the six months ended June 30, 1998 as compared to the first six months of 1997.

     Cost of Sales. Cost of sales, which consists of food, beverage, and paper and supply costs, for the six months ended June 30, 1998 decreased to 33.9%, as a percentage of restaurant sales, from 35.1% for the comparable six months of 1997. This was due to an overall decrease in the average market price of chicken as compared to the first six months of 1997, the effect of which was a reduction in costs of $308,000 from 1997, a sales mix change driven by the introduction of a new product during the first six months of 1997, which had a higher cost as a percentage of sales and improved operating efficiencies and controls which resulted in savings of approximately $125,000.

     Restaurant Payroll. Restaurant payroll expense, which consists of restaurant management and hourly employee wages, payroll taxes, workers' compensation insurance and group health insurance, for the six months ended June 30, 1998 decreased to 22.6%, as a percentage of restaurant sales, from 23.5% for the comparable period of 1997. This decrease was primarily due to efficiencies from the relative fixed cost nature of certain payroll costs resulting from higher sales volumes for the six months ended June 30, 1998, as compared to the first six months of 1997.

     Other Restaurant Operating Expenses. Other restaurant operating expenses consists of all restaurant operating costs other than payroll expenses and includes occupancy costs, utilities and advertising expenses. These expenses for the six months ended June 30, 1998 increased to 18.0%, as a percentage of restaurant sales, from 17.8% for the comparable period of 1997. The largest component of the increase is a $150,000 increase in restaurant closure expenses. The estimated expenses consist of $50,000 in net losses on disposal of fixed assets and $100,000 in estimated liabilities associated with the termination of the leases. Any difference between these estimated expenses and the actual amounts of such expense will be recorded during the period in which such differences become known.

     General and Administrative. General and administrative expenses for the six months ended June 30, 1998 decreased to 7.8%, as a percentage of total revenues, from 9.0% for the comparable period of 1997. This decrease was primarily due to savings of $109,000 associated with the outsourcing of certain management functions and the fixed cost nature of general and administrative costs relative to higher sales volume experienced during the six months ended June 30, 1998 as compared to the first six months of 1997.

     Depreciation and Amortization of Property and Equipment. Depreciation and amortization of property and equipment for the six months ended June 30, 1998 decreased to 2.9%, as a percentage of restaurant sales, from 3.1% for the comparable six month period in 1997. This decrease was primarily due to the fixed cost nature of depreciation costs relative to the higher sales volume experienced during the six months ended June 30, 1998, as compared to the comparable six month period in 1997.

     Other Amortization. Other amortization consists of amortization of intangibles such as trademarks, leasehold acquisition costs, deferred restaurant pre-opening costs and deferred franchise expenses. Other amortization for the six months ended June 30, 1998, decreased to 0.3% as a percentage of restaurant sales, from 0.7% for the comparable six month period of 1997. The decrease primarily relates to fewer new restaurants being opened during the 12 months ended June 30, 1998 as compared to the 12 months ended June 30, 1997 and less amortization of deferred franchise costs due to the opening of fewer franchise restaurants during the six months ended June 30, 1998, as compared to the first six months of 1997.

     Other Income (Expenses). Other income (expenses) for the six month period ended June 30, 1998, increased as a percentage of restaurant sales, to 1.3% from 1.1% for the comparable six month period of 1997. This increase was primarily due to approximately $503,000 in consulting and advisory services related to the merger of Pollo Tropical with us, partially offset by lower interest costs due to the lower average balance of debt under the revolving line of credit during the six months ended June 30, 1998 as compared with the comparable six months of 1997. Pollo Tropical incurred interest costs of $29,340 during the six months ended June 30, 1998. Such interest cost was offset by $60,991 in interest income, which consisted primarily of interest income on invested cash balances. During the same six month period of 1997, Pollo Tropical incurred interest costs of $371,471, of which $1,034 was capitalized as construction cost and $7,578 was offset as interest income.

FISCAL 1997 COMPARED TO FISCAL 1996

     General

     Pollo Tropical's financial results showed significant improvement in Fiscal 1997 as a result of Pollo Tropical's focused strategy. In Fiscal 1996, Pollo Tropical revised its business strategy to concentrate on its ownership of restaurants in its core markets in south and central Florida with company restaurants and to utilize franchising to expand the concept internationally, targeting South and Central America and the Caribbean. As a result of this revised strategy, Pollo Tropical closed five unprofitable expansion market restaurants in the fourth quarter of 1996, and one in the first quarter of 1997. During Fiscal 1997, Pollo Tropical opened two new restaurants in the core market of south Florida, bringing the total company owned restaurants to 36 as of the end of Fiscal 1997, from the 35 restaurants open as of the end of Fiscal 1996.

     Restaurant sales increased approximately two percent as a result of positive same store sales, but were somewhat offset by Pollo Tropical operating fewer restaurants through most of 1997 as compared with 1996. Pollo Tropical's continued emphasis on marketing, operational, and cost control initiatives produced improved store level margins in 1997.

     During Fiscal 1997, a total of nine new franchises were opened during the year. This expansion occurred in three new international markets: the Dominican Republic, Netherlands Antilles and Ecuador, as well as continued expansion in the Puerto Rico market.

     Restaurant Sales. Restaurant sales increased $1.4 million (2%) to $65.1 million for Fiscal 1997 from $63.7 million for Fiscal 1996. This was primarily due to a sales increase in restaurants open for both years. This increase was offset by the effect of five restaurants closed in November 1996 and one restaurant closed in January 1997. During Fiscal 1997, 34 restaurants operated for the full year and three restaurants operated for only part of the year, of which one was closed during the year as compared to the prior year when 32 restaurants operated for the full year and eight restaurants operated for only part of the year, of which five were closed in November 1996. Same store sales for Fiscal 1997 increased 4.2%.

     Franchise Revenues. Franchise revenues increased $313,000 to $812,000 for Fiscal 1997 from $499,000 for Fiscal 1996. This revenue consisted of initial franchise fees which are recognized when a restaurant opens, continuing royalties, fees from operating franchised restaurants and forfeiture of exclusivity fees, which are recognized when area development agreements are terminated. This increase was primarily due to an increase in the number of restaurants opened and operating during Fiscal 1997. During Fiscal 1997, seven restaurants operated for the full year and nine opened during the year as compared to the prior year when one restaurant operated for the full year and six were opened during the year and five domestic franchised restaurants were closed. During Fiscal 1997, Pollo Tropical recognized $25,000 for forfeiture of exclusivity fees, as the area development agreement with us was terminated. During Fiscal 1996, $112,500 was recognized for forfeitures of exclusivity fees. No area development agreements were entered into during Fiscal 1997.

     As of the fiscal year ended December 31, 1997, 16 franchised restaurants were in operation, as compared to seven franchised restaurants as of the fiscal year ended December 31, 1996. Of the nine franchised restaurants opened during Fiscal 1997, four were opened in Puerto Rico, two in the Dominican Republic, two in Ecuador and one in Netherlands Antilles.

     Cost of Sales. Cost of sales, which consists of food, beverage, paper and supply costs, decreased 3.1%, as a percentage of restaurant sales, to 34.6% for Fiscal 1997 from 37.7% for Fiscal 1996. This decrease was due to a variety of factors including favorable new contract prices on certain food and paper items and distribution services, improved operating efficiencies and controls, a sales mix change driven by the introduction of a new product with relative lower food costs, the closing of six stores which had higher food cost relative to their low sales volumes, and the effect of other initiatives implemented during the previous twelve-month period.

     Restaurant Payroll. Restaurant payroll expense, which consists of restaurant management and hourly employee wages, payroll taxes, workers compensation insurance and group health insurance decreased 1.3%, as a percentage of restaurant sales, to 23.3% for Fiscal 1997 as compared to 24.6% for Fiscal 1996. This decrease was primarily due to Pollo Tropical's strategy of concentrating growth in its core markets of south and central Florida which have lower payroll expenses relative to their sales. In addition, higher average sales volumes for Fiscal 1997 and increased controls placed on labor scheduling at the unit level further reduced payroll expense, as a percentage of restaurant sales, as compared to Fiscal 1996. These factors were slightly offset by the increases in the minimum wage which went into effect September 1, 1996 and 1997.

     Other Restaurant Operating Expenses. Other restaurant operating expenses consist of all restaurant operating costs other than payroll expenses and include occupancy costs, utilities and advertising expenses. These expenses decreased 1.5%, as a percentage of restaurant sales, to 17.5% for Fiscal 1997 from 19.0% for Fiscal 1996. The largest component of this change was occupancy and utilities costs which decreased 0.6% and 0.3%, respectively, as a percentage of restaurant sales, to 8.6% for Fiscal 1997 from 9.5% during Fiscal 1996. This decrease was due to Pollo Tropical's strategy of concentrating growth in its core markets of south and central Florida which have lower occupancy and utilities costs relative to their sales.

     General and Administrative. General and administrative expenses remained level at 8.4%, as a percentage of total revenues, for the year ended
December 31, 1997, as compared to the same period of the prior year.

     Depreciation and Amortization of Property and Equipment. Depreciation and amortization of property and equipment decreased 0.4%, as a percentage of restaurant sales, to 3.1% for Fiscal 1997 from 3.5% for Fiscal 1996. This decrease was primarily due to Pollo Tropical's strategy of concentrating growth in its core markets of South and Central Florida which have lower depreciation costs relative to their sales volumes. This decrease was partially offset by the two new restaurants opened during Fiscal 1997.

     Amortization of Deferred Restaurant Pre-Opening Costs. Amortization of deferred restaurant pre-opening costs decreased 0.7%, as a percentage of restaurant sales, to 0.2% for Fiscal 1997 from 0.9% for Fiscal 1996. This decrease was the result of fewer new restaurants being opened during the 12 months ended December 31, 1997, as compared to the 12 month period ended December 31, 1996.

     Other Amortization. Other amortization consists of amortization of intangibles such as trademarks, organization costs, leasehold acquisition costs and deferred franchise expenses. Other amortization as a percentage of restaurant sales remained level at 0.3% for Fiscal 1997, as compared to Fiscal 1996.

     Restaurant Closure Expense. In the fourth quarter of Fiscal 1996, Pollo Tropical accrued estimated expenses in the amount of $6.5 million associated with the closing of six restaurants. The estimated expenses consist of $5.7 million in net losses on disposal of property and equipment, $670,000 in estimated liabilities associated with termination of leases and $115,000 associated with employee termination benefits.

     During Fiscal 1997, Pollo Tropical disposed of four of the six restaurants for which it had established a reserve in Fiscal 1996. Three of the restaurants were sold and one was subleased. As part of the sale of one of the restaurants, Pollo Tropical received a note receivable in the amount of $880,000. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1997, Pollo Tropical incurred $3.5 million in net losses on disposal of fixed assets, $583,000 in expenses associated with termination of leases and $108,000 associated with employee termination benefits which were applied to the closure reserve established in Fiscal 1996. The remaining closure reserve in management's estimate represents amounts expected to be incurred, net of amounts realized upon the disposition of the remaining two restaurants. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known.

     Other Income (Expenses). Pollo Tropical incurred interest costs of $549,000 during Fiscal 1997 of which $4,000 was capitalized as construction costs. Such interest was further offset by $55,000 in interest income, $46,000 of which was interest income on the note receivable for the sale of a restaurant. During Fiscal 1996, Pollo Tropical incurred interest costs of $1,035,000, of which $44,000 was capitalized as construction cost, and generated interest income of $15,000. This decrease in interest costs was primarily the result of the lower average balance of debt outstanding under Pollo Tropical's revolving line of credit during Fiscal 1997, as compared to Fiscal 1996.

LIQUIDITY AND CAPITAL RESOURCES

     We do not have significant receivables or inventory and receive trade credit based upon negotiated terms in purchasing food products and other supplies. We are able to operate with a substantial working capital deficit because:

     o restaurant operations are conducted on a cash basis;

     o rapid turnover results in a limited investment in inventories; and

     o cash from sales is usually received before related accounts for food, supplies and payroll become due.

Our cash requirements arise primarily from:

     o the need to finance the opening and equipping of new restaurants;

     o ongoing capital reinvestment in our existing restaurants;

     o the acquisition of existing Burger King restaurants; and

     o servicing our debt.

     Our 1998 operations generated approximately $23.3 million in cash, compared to $19.9 million during 1997 and $14.3 million in 1996.

     Our capital expenditures included acquisitions of $95.3 million in 1998, $78.5 million in 1997 and $7.9 million in 1996. We acquired Pollo Tropical in July 1998 for approximately $95 million and we also acquired two Burger King restaurants earlier in 1998 for approximately $600,000. In 1997 we acquired 93 Burger King restaurants and in 1996 we acquired eight Burger King restaurants.

     Capital expenditures, excluding acquisitions, totaled $33.3 million in 1998 as compared to $18.2 million in 1997 and $15.3 million in 1996. Capital expenditures in 1998 included construction costs for twelve new Burger King restaurants, eleven of which were open in 1998, and for five new Pollo Tropical restaurants, four of which were open in 1998. Capital expenditures in 1997 included construction costs for 15 new units, 11 of which were opened in 1997. Our capital expenditures also include remodeling costs and capital maintenance projects for the ongoing reinvestment and enhancement of our restaurants. These expenditures increased in 1998 due to growth in the number of restaurants and investments being made to enhance the operations of the 95 Burger King restaurants that we have acquired since the beginning of 1997. During 1998, we completed the remodeling of 16 Burger King restaurants in conjunction with the renewal of franchises that were scheduled to expire between 1998 and 2000. During the past three years, we have completed the remodeling of 83 Burger King restaurants. We also have projects underway to upgrade our corporate information and decision support systems along with our restaurant point-of-sale and management systems. These systems projects have resulted in incremental capital investments which totaled approximately $4 million in 1998.

     During 1998, we generated $20.5 million from the sale and leaseback of two Burger King restaurant properties and 13 Pollo Tropical restaurant properties. During 1997, the sale and leaseback of 15 Burger King restaurant properties generated $13.0 million. The proceeds from these transactions were used to reduce outstanding debt. We also paid dividends to our parent totaling $3.9 million in 1998 and $4.3 million in 1997 for our parent's payment of dividends on and for the redemption of its preferred stock. In 1998 this included the early redemption of the remaining $3.6 million in preferred stock which was scheduled for mandatory redemption in December 1998 and December 1999.

     At December 31, 1998, we had total outstanding borrowings of $261.5 million comprised of the $170.0 million principal amount of outstanding notes, borrowings under our previous credit facility of $88.6 million and other debt of $2.9 million. In total our borrowings were $101.2 million higher than at December 31, 1997 and reflected an increase due to borrowings required to fund the Pollo Tropical acquisition, costs incurred to redeem the 11 1/2% Senior Notes Due 2003, and borrowings to partially fund capital expenditures for new restaurants.

     On February 12, 1999 we replaced our previous credit facility. Under our new senior credit facility, Chase Bank of Texas, National Association, as agent, along with a syndicate of five other lenders, have provided a term loan facility of $50.0 million, all of which is outstanding, and a revolving credit facility under which we may borrow up to $100.0 million.

     The revolving credit facility expires on December 31, 2003, subject to a one-year extension upon request and unanimous approval of the lenders, and the term loan facility is repayable in quarterly installments through September 30, 2003 with a final payment due December 31, 2003. Principal repayments required in 1999 total $3.0 million. Borrowings under our credit facility bear interest, at our option, of either:


          (1) the greater of the prime rate, or the Federal Funds Rate plus .50%, plus a margin of 0%, .25%, .50% or .75% based on debt to cash flow ratios; or,


          (2) LIBOR plus a margin of 1.00%, 1.25%, 1.50%, 1.75%, 2.00% or 2.25%
              based on debt to cash flow ratios.

     At comparable debt to cash flow ratios, these two interest rate options under our credit facility are .50% lower than under our previous credit facility.

     In 1999, we anticipate capital expenditures of approximately $40 million, excluding the cost of any acquisitions that we may make. These amounts include approximately $12 million for construction of new Burger King restaurants, including certain real estate; $5 million for construction of new Pollo Tropical restaurants; and $12 million for ongoing reinvestment and remodeling of our existing restaurants. We are also in the process of upgrading our restaurant point-of-sale systems, our in-restaurant support systems, and our corporate information systems. In 1999, we anticipate that we will incur expenditures of up to $11 million related to these systems projects. We are committed at December 31, 1998 to purchase approximately $8.6 million of restaurant point-of-sale systems.

     Interest payments under the outstanding notes and the exchange notes after the completion of the exchange offer and other existing debt obligations will represent significant liquidity requirements for us. We believe that cash generated from our operations and availability under our revolving credit facility will provide sufficient cash availability to cover our working capital needs, capital expenditures, planned development and debt service requirements for fiscal 1999.

INFLATION

     The inflationary factors which have historically affected our results of operations include increases in food and paper costs, labor and other operating expenses. Wages paid in our restaurants are impacted by changes in the Federal or state minimum hourly wage rates. Accordingly, changes in the Federal or states minimum hourly wage rate directly affect our labor cost. We and the restaurant industry typically attempt to offset the effect of inflation, at least in part, through periodic menu price increases and various cost reduction programs. However, no assurance can be given that we will be able to offset such inflationary cost increases in the future.

YEAR 2000

     We recognize the need to ensure our operations will not be adversely impacted by Year 2000 software failures. We have addressed this risk to the availability and integrity of financial systems and the reliability of operation systems. We have projects underway for the installation of new point-of-sale
(POS) systems in our restaurants, although substantially all of our existing POS systems will operate through the change to Year 2000, and for the replacement of a substantial portion of our corporate financial and decision support systems.

     The primary purpose of these projects is to improve the efficiency of our restaurant and support operations, however, they will also provide the additional benefit of making our systems Year 2000 compliant where necessary. We have purchased point-of-sale hardware and software, and a suite of corporate financial software applications all of which are designed and warranted to be Year 2000 compliant. The total cost of these capital projects is anticipated to be approximately $14 million. Through December 31, 1998, we have expended
$4.5 million associated with these projects. The majority of the remaining expenditures pertain to restaurant point-of-sale hardware.

     As of December 31, 1998, we had successfully implemented certain corporate financial applications including general ledger, accounts payable and asset management as well as all salaried payroll and human resource processing. The remaining significant corporate support systems to be implemented are hourly restaurant payroll and human resources, anticipated to begin production during the second quarter of 1999, and sales and inventory accounting systems which are anticipated to be implemented by the third quarter of 1999. We believe that all of our computer systems will be Year 2000 compliant by the end of the third quarter of Fiscal 1999.

     In addition to our internal efforts, we are also monitoring certain initiatives of BKC as they evaluate Year 2000 readiness of food and equipment suppliers, utility companies, and other key suppliers to the Burger King system. Although BKC has not made any representations or warranties with respect to such activities, they will provide us the results of third party validations of the readiness of existing equipment used in the restaurants, summarized responses from shared vendors and domestic contingency plans. We have also been closely monitoring the remediation progress of our major food supplier and working closely with it to successfully interface our ordering and delivery systems as changes are made to these systems.

     We have not developed a detailed contingency plan due to the anticipated implementation dates associated with our planned systems conversions and the anticipated timing of the Burger King results being provided to us. We are evaluating our implementation progress on an ongoing basis and will develop contingency plans as needed should our scheduled implementation dates be modified or if the Burger King results warrant enhanced contingency planning. While we are taking steps to monitor the progress of our key suppliers, we cannot be assured that their remediation efforts will be successful, in which case we could be adversely impacted by our ability to obtain food supplies for our restaurants. In the event that the remediation efforts of our suppliers are not successful we believe that we could alternatively process orders to obtain food supplies for our restaurants manually. Should we be unable to process orders we believe that the time required by our key suppliers to implement corrective actions, when combined with our inventory levels, would not result in a material disruption to our restaurant operations.

     These are forward looking statements and are subject to risks and uncertainties, including the ability of third party vendors and software provided by third parties to effectively satisfy the requirements of being Year 2000 compliant.

                               THE EXCHANGE OFFER

GENERAL


     We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, to exchange up to $170,000,000 aggregate principal amount of exchange notes for a like aggregate principal amount of
outstanding notes properly tendered on or prior to [            ] and not
withdrawn as permitted pursuant to the procedures described below. The exchange offer is being made with respect to all of the outstanding notes.


     As of the date of this prospectus, the aggregate principal amount of the outstanding notes is $170,000,000. This prospectus, together with the accompanying letter of transmittal, is first being sent on or about
[            ], to all holders of outstanding notes known to us. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under "--Conditions to the Exchange Offer" below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

PURPOSE OF THE EXCHANGE OFFER

     The outstanding notes were issued on November 24, 1998 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the outstanding notes may not be reoffered, resold, or otherwise transferred unless registered under the Securities Act or any applicable securities law or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

     In connection with the issuance and sale of the outstanding notes, we and all of our subsidiaries which conduct business operations entered into the Exchange and Registration Rights Agreement, dated November 24, 1998, among us, the guarantor subsidiaries, Chase Securities Inc. and NationsBanc Montgomery Securities LLC, which requires us and our guarantor subsidiaries to file with the Commission a registration statement relating to the exchange offer not later than 75 days after the date of original issuance of the outstanding notes, and to use our, and their, best efforts to cause the registration statement to become effective under the Securities Act not later than 150 days after the date of original issuance of the outstanding notes and the exchange offer to be consummated not later than 30 business days after the date of the effectiveness of the registration statement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement.

     The term "holder" with respect to the exchange offer means any person in whose name outstanding notes are registered on our books or any other person who has obtained a properly completed bond power from such registered holder, or any person whose outstanding notes are held of record by The Depository Trust Company. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding notes. Holders of outstanding notes who do not tender their outstanding notes or whose outstanding notes are tendered but not accepted by us would have to rely on exemptions from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their outstanding notes.

TERMS OF THE EXCHANGE

     We hereby offer to exchange, subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, $1,000 in principal amount of exchange notes for each $1,000 in principal amount of the outstanding notes. The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes for which they may be exchanged pursuant to this exchange offer, except that the exchange notes will generally be freely transferable by their holders and will not be subject to any covenant regarding registration. The exchange notes will evidence the same indebtedness as the outstanding notes and will be entitled to the benefits of the indenture.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     We are making the exchange offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions, including Exxon Capital Holdings Corp. (May 13,
1998), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993). However, we have not sought our own interpretive letter, and we cannot assure you that the Commission would make a similar determination with respect to the exchange notes. Based on these interpretations by the staff of the Commission, we believe that exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for sale, resold and otherwise transferred by any holder of such exchange notes, other than any such holder that is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes and neither such holder nor any other such person is engaging in or intends to engage in a distribution of such exchange notes. Since the Commission has not considered the exchange offer in the context of a no-action letter, we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer.

     Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the outstanding notes surrendered or, if no interest has been paid on the outstanding notes, from November 24, 1998.

     Tendering holders of the outstanding notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes, with respect to the exchange of the outstanding notes pursuant to the exchange offer.

EXPIRATION DATE; EXTENSION; TERMINATION; AMENDMENT


     The exchange offer will expire at 5:00 p.m., New York City time, on the expiration date. We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any outstanding notes, by giving oral or written notice to IBJ Whitehall Bank & Trust Company, the exchange agent, and by giving written notice of such extension to the holders or by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all outstanding notes previously tendered will remain subject to the exchange offer unless properly withdrawn. We do not anticipate extending the expiration date.


     We expressly reserve the right to:

          (1) terminate the exchange offer and not to accept for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the events specified below under "--Conditions to the Exchange Offer" which have not been waived by us; and

          (2) amend the terms of the exchange offer in any manner which, in our good faith judgment, is advantageous to the holders of the outstanding notes, whether before or after any tender of the outstanding notes.

     We will notify the exchange agent if any such termination or amendment occurs, and will either issue a press release or give oral or written notice to the holders of the outstanding notes as promptly as practicable.

     For purposes of the exchange offer, a "business day" means any day excluding Saturday, Sunday or any other day which is a legal holiday under the laws of New York, New York, or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     The tender to us of outstanding notes by a holder as set forth below and the acceptance of the tender by us will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. Except as set forth below, a holder who wishes to tender outstanding notes for exchange pursuant to the exchange offer must transmit either:


          (1) a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent, at the address set forth below under "--Exchange Agent" on or prior to the expiration date; or



          (2) if outstanding notes are tendered pursuant to the procedures for book-entry transfer set forth below under "--Book-Entry Transfer," a holder tendering outstanding notes may transmit an agent's message to the exchange agent in lieu of the letter of transmittal, in either case on or prior to the expiration date.


     In addition, either:

          (1) certificates for outstanding notes must be received by the exchange agent along with the accompanying letter of transmittal;


          (2) a timely confirmation of a book-entry transfer of such outstanding notes, if such procedure is available, into the exchange agent's account at DTC pursuant to the procedure for book-entry transfer described below, along with the letter of transmittal or an agent's message, as the case may be, must be received by the exchange agent prior to the expiration date; or


          (3) the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering holder that such holder has received and agrees to be bound by the accompanying letter of transmittal and that we may enforce the letter of transmittal against such holder.

     The method of delivery of outstanding notes, letters of transmittal or agent's messages and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding notes should be sent to us.


     If tendered outstanding notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for such outstanding notes are to be issued, and any untendered outstanding notes are to be reissued, in the name of the "registered holder," the signature of such signer need not be guaranteed. For the purposes described in this prospectus, "registered holder" includes any participant in DTC's systems whose name appears on a security listing as the owner of outstanding notes. In any other case, the tendered outstanding notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the exchange notes and/or outstanding notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the outstanding notes, the signature in the accompanying letter of transmittal must be guaranteed by an Eligible Institution.


     A tender will be deemed to have been received as of the date when:

          (1) the tendering holder's properly completed and duly executed letter of transmittal accompanied by the outstanding notes is received by the exchange agent; or

          (2) a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect, as provided below, from an Eligible Institution is received by the exchange agent.

     Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect, as provided below, by an Eligible Institution will be made only against deposit of the accompanying letter of transmittal and any other required documents and the tendered outstanding notes.


     All questions as to the validity, form, eligibility and acceptance of letters of transmittal or outstanding notes tendered for exchange will be determined by us in our sole discretion, which determination shall be final and binding. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered and not to accept any outstanding notes for exchange which acceptance might, in our judgment or our counsel's judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes or conditions of the exchange offer either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender outstanding notes in the exchange offer.


     The interpretation of the terms and conditions of the exchange offer, including the accompanying letter of transmittal and related instructions, by us will be final and binding on all parties. Any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we shall determine unless we waive this condition. None of us, the guarantor subsidiaries, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of us or them incur any liability for any failure to give such notification.

     If the accompanying letter of transmittal is signed by a person or persons other than the registered holder or holders, such outstanding notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the outstanding notes.

     If the accompanying letter of transmittal or any outstanding notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

     By tendering, each holder will represent to us that, among other things:

          (1) exchange notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such exchange notes, whether or not such person is the holder;

          (2) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such exchange notes; and

          (3) neither the holder nor any such other person is an "affiliate" of ours as defined under Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     Any holder using the exchange offer to participate in a distribution of the exchange notes:

          (1) cannot rely on the position of the staff of the Commission set forth in a certain no-action and interpretive letters; and

          (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

BOOK-ENTRY TRANSFER


     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus and any financial institution that is a participant in DTC's systems may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at DTC, the accompanying letter of transmittal or a facsimile of it, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.


GUARANTEED DELIVERY PROCEDURE


     If a holder desires to accept the exchange offer and time will not permit a letter of transmittal or outstanding notes to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its address set forth below, on or prior to the expiration date, a letter by hand or mail, or sent by facsimile transmission with receipt confirmed by telephone and an original delivered by guaranteed overnight courier from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the outstanding notes are registered and, if possible, the certificate numbers of the outstanding notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the expiration date, the outstanding notes in proper form for transfer or a book-entry confirmation, will be delivered by such Eligible Institution together with a properly completed and duly executed letter of transmittal and any other required documents. Unless outstanding notes being tendered by the above-described method are deposited with the exchange agent within the time period set forth above accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may reject the tender. Copies of the notice of guaranteed delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the exchange agent.


WITHDRAWAL RIGHTS


     Tenders of outstanding notes may be withdrawn at any time prior to the expiration date.



     For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission with receipt confirmed by telephone and an original delivered by guaranteed overnight courier, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any such notice of withdrawal must:


     o specify the name of the person having tendered the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn, including the certificate number or numbers of such outstanding notes and their principal amount;

     o include a statement that such holder is withdrawing his election to have such outstanding notes exchanged; and

     o specify the name in which any such outstanding notes are to be registered, if different from that of the person who tendered the outstanding notes.

     The exchange agent will return the properly withdrawn outstanding notes promptly following receipt of notice of withdrawal. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes or otherwise comply with DTC procedures. All questions as to the validity, form and eligibility of notices of withdrawals, including time of receipt, will be determined by us and such determination will be final and binding on all parties.

     Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to such holder or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.


ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES


     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue the exchange notes promptly after such acceptance. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent.


     For each outstanding note accepted for exchange, the holder of such outstanding note will receive an exchange note having a principal amount equal to the principal amount, or portion thereof, of the outstanding note surrendered for tender.


     In all cases, issuance of exchange notes for outstanding notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal and all other required documents, or, in the case of a book-entry confirmation, an agent's message in lieu thereof. If any tendered outstanding notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged outstanding notes will be returned without expense to the tendering holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such non-exchanged outstanding notes will be credited to an account maintained with DTC, as promptly as practicable after the expiration of the exchange offer.


CONDITIONS TO THE EXCHANGE OFFER

     We will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely press release, if at any time before the acceptance of such outstanding notes for exchange or the exchange of the exchange notes for such outstanding notes, any of the following events occur:

          (1) if, in our sole judgment, the exchange offer would violate any law, statute, rule or regulation or an interpretation thereof of the staff of the Commission; or

          (2) any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the exchange offer; or

          (3) there shall have occurred:

             o any general suspension of, shortening of hours for, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market;

             o a declaration of a banking moratorium or any suspension of payments in respect of banks by Federal or state authorities in the United States;

             o a commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States;

             o any limitation by any governmental authority on, or other event having reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; or

             o in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.


     We expressly reserve the right to terminate the exchange offer and not accept for exchange any outstanding notes upon the occurrence of any of the foregoing conditions, which represent all of the material conditions to our acceptance of properly tendered outstanding notes. In addition, we may amend the exchange offer at any time prior to the expiration date if any of the conditions set forth above occur. Moreover, regardless of whether any of such conditions has occurred, we may amend the exchange offer in any manner which, in our good faith judgment, is advantageous to holders of the outstanding notes.


     These conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. If we waive or amend the foregoing conditions, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within such five business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

     In addition, we will not accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for any such outstanding notes, if at such time any stop order shall be threatened or be in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act. In any such event, we are required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

     The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered for exchange.

EXCHANGE AGENT

     IBJ Whitehall Bank & Trust Company has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the addresses set forth below.

                       BY HAND/OVERNIGHT COURIER OR MAIL:
                       IBJ Whitehall Bank & Trust Company
                                 1 State Street
                            New York, New York 10004
                   Attention: Corporate Trust Administration
                          BY FACSIMILE: (212) 858-2952
                   Attention: Corporate Trust Administration
                          BY TELEPHONE: (212) 858-2000

Questions and requests for assistance, requests for additional copies of this prospectus or of the accompanying letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the address and telephone number set forth above and in the accompanying letter of transmittal.

     Delivery to an address other than as set forth above, or transmissions of instructions via a facsimile to a number other than as set forth above, will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for their customers.

     The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us and are estimated in the aggregate to be approximately $250,000, which includes fees and expenses of the exchange agent, trustee, registration fees, accounting, legal, printing and related fees and expenses.

TRANSFER TAXES

     We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to the exchange offer. If, however, certificates representing exchange notes or outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to the exchange offer, then the amount of any such transfer taxes will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from paying such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the carrying value of the outstanding notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Expenses incurred in connection with the issuance of the exchange notes will be amortized over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will continue to be subject to the transfer restrictions as set forth in the legend on the outstanding notes and in the Indenture. Outstanding notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act.

     Participation in the exchange offer is voluntary and holders of outstanding notes should carefully consider whether to participate. Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

     Holders who do not tender their outstanding notes in the exchange offer will continue to hold such outstanding notes and will be entitled to all the rights and subject to all the limitations applicable thereto under the indenture, except for any such rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of the exchange offer. All untendered outstanding notes will continue to be subject to the transfer restrictions set forth in the Indenture. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could be adversely affected.

     We may in the future seek to acquire, subject to the terms of the indenture, untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any outstanding notes which are not tendered in the exchange offer.

RESALE OF EXCHANGE NOTES

     We are making the exchange offer in reliance on the position of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions, including Exxon Capital Holdings Corp. (May 13,
1988), Morgan Stanley & Co. Incorporated (June 5, 1991) and Shearman & Sterling (July 2, 1993). However, we have not sought our own interpretive letter, and we cannot make any assurances that the Commission would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, we believe that the exchange notes may be offered for resale, resold and otherwise transferred by a holder, other than any holder that is a broker-dealer or an "affiliate" of ours within the meaning of Rule 405 of the Securities Act, without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

     o such exchange notes are acquired in the ordinary course of such holder's business;

     o such holder has no arrangement or understanding with any person to participate in the distribution of such exchange notes; and

     o neither such holder nor any such other person is engaging in or intends to engage in a distribution of the exchange notes.

Any holder who is an "affiliate" of ours or who has an arrangement or understanding with respect to the distribution of the exchange notes, or any broker-dealer who purchased outstanding notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act could not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act. A broker-dealer who holds outstanding notes that were acquired for its own account as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of exchange notes. Each such broker-dealer that receives exchange notes for its own account, where outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of such exchange notes.

     In addition, to comply with the securities laws of certain jurisdictions, if applicable, the exchange notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. We and the guarantor subsidiaries have agreed, pursuant to the registration rights agreement, to register or qualify the exchange notes for offer or sale under the securities or blue sky laws of such jurisdictions as any holder of the exchange notes reasonably requests in writing. Such registration or qualification may require the imposition of restrictions or conditions, including suitability requirements for offerees or purchasers, in connection with the offer or sale of any exchange notes.

                                    BUSINESS

OVERVIEW

     Who We Are

     We are the largest Burger King(Registered) franchisee in the world, and we have operated Burger King restaurants since 1976. As of December 31, 1998, we operated 343 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. We also own and operate the Pollo Tropical restaurant chain which at December 31, 1998 included 40 company owned restaurants in Florida and 21 franchised restaurants. Over the last five years, we expanded our operations through the acquisition and construction of additional Burger King restaurants while also enhancing the quality of operations, the competitive position and the financial performance of our existing restaurants.

     As a result of our growth strategy, we increased the total number of Burger King restaurants we operate by over 55% from 1994 to 1998. From fiscal 1994 to fiscal 1998, we grew our revenues from $203.9 million to $416.6 million. In July 1998, we completed our purchase of Pollo Tropical for a cash purchase price of approximately $95 million. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. Before we acquired it, for the twelve months ended June 30, 1998, Pollo Tropical had revenues of $69.6 million. Assuming we had acquired Pollo Tropical on January 1, 1998, for fiscal 1998 our revenues would have been $454.7 million.

     The Burger King System

     Burger King is the second largest quick-service hamburger restaurant chain in the world, with approximately 10,200 restaurants throughout the U.S. and in 53 foreign countries. In fiscal 1997, BKC reported systemwide sales of approximately $7.9 billion from its restaurants in the U.S. From 1993 to 1997, BKC increased its market share of the domestic quick-service hamburger market from 16.2% to 19.4%. Burger King restaurants are quick-service restaurants of distinctive design which feature flame-broiled hamburgers and serve several widely-known, trademarked products, the most popular being the WHOPPER(Registered) sandwich. Burger King restaurants are generally located in high traffic areas throughout the U.S. We believe that the primary competitive advantages of Burger King restaurants are:

     o convenience of location;

     o speed of service;

     o quality; and

     o price.

     Pollo Tropical

     We operate and franchise Pollo Tropical quick-service restaurants featuring fresh grilled chicken marinated in a proprietary blend of tropical fruit juices and spices and authentic "made from scratch" side dishes. The menu emphasizes freshness and quality, with a focus on flavorful chicken served "hot off the grill." Pollo Tropical restaurants combine high quality, distinctive menu items and an inviting tropical setting with the convenience and value of quick-service restaurants.

     Pollo Tropical opened its first company-owned restaurant in 1988 in Miami, and its first international franchised restaurant in 1995 in Puerto Rico. As of December 31, 1998, we owned and operated 40 Pollo Tropical restaurants, all located in south and central Florida, and we franchised 21 Pollo Tropical restaurants located in Puerto Rico, the Dominican Republic, Ecuador, Netherlands Antilles and Miami. For the fiscal year ended December 31, 1998, Pollo Tropical's average comparable restaurant sales were approximately $2 million, which we believe is among the highest in the quick-service restaurant industry. We believe that our strategic acquisition of Pollo Tropical will allow us to:

     o broaden our restaurant concepts;

     o expand our geographic presence;

     o diversify our revenue base;

     o increase our cash flow; and

     o enhance our operating margins.

     The Industry

     The quick-service restaurant industry, which includes hamburgers, pizza, chicken, various types of sandwiches and Mexican and other ethnic foods, has experienced consistent growth. The National Restaurant Association estimates that sales at quick-service restaurants will reach approximately $105.7 billion in 1998, compared with approximately $61.4 billion in 1988.

     This growth in the quick-service restaurant industry reflects consumers' increasing desire for a convenient, reasonably priced restaurant experience. In addition, consumer need for meals and snacks prepared outside of the home has increased as a result of the greater numbers of working women and single parent families. According to the National Restaurant Association, the percentage of the average family's food budget spent on meals consumed "away from home" will have grown from approximately 25% of the food budget in 1955 to a projected 44% in 1999.

COMPETITIVE STRENGTHS

     We attribute our success in the quick-service restaurant industry to the following competitive strengths:

     Largest Burger King Franchisee. We are the largest Burger King franchisee in the world. We believe that our leadership position, together with our experienced management team, effective management information systems, an extensive infrastructure and a proven track record for integrating acquisitions and new restaurants, provide us with attractive opportunities to build and acquire additional restaurants. In addition, we believe that these factors enable us to enhance restaurant margins and overall performance and allow us to operate more efficiently than other Burger King franchisees.

     Strong Brand Names. Since the formation of BKC in 1954, the Burger King brand has become one of the most recognized brands in the restaurant industry. BKC spends between 4% and 5% of total system sales on advertising per year. In 1997, BKC spent approximately $390 million and, over the past five years, BKC has spent approximately $1.5 billion, on advertising. The strong Burger King brand, coupled with the quality and value of the food and convenience of its restaurants has provided the Burger King system with consistent growth. According to Technomic, Inc., Burger King increased its share of the domestic quick-service hamburger market from approximately 16.2% to 19.4% from 1992 to 1997.

     Our acquisition of Pollo Tropical provides us with one of the most recognized quick-service restaurant brands in Pollo Tropical's core markets of south and central Florida. We believe that the following factors have led to the success of the Pollo Tropical concept:

     o strong brand awareness in Pollo Tropical's markets;

     o loyalty among our Hispanic customers; and

     o positioning of our menu to capitalize on the growing consumer preference for both healthier and ethnic foods.

     Stable Cash Flows. We believe that the stability of our operating cash flow is due to the proven success of the Burger King concept and our consistent focus on restaurant operations. During the past five years:

     o our restaurant level EBITDA margins, which is EBITDA before general and administrative expenses, for our Burger King restaurants ranged between 15.4% and 18.2% and averaged 16.8%;

     o restaurant level EBITDA margins for Pollo Tropical restaurants ranged between 18.7% and 25.4% and averaged 23.1%; and

     o cash flow from operations has increased from $14.4 million in 1994 to $23.3 million in 1998, including operations from Pollo Tropical from July 10, 1998.

We believe that the strength of our cash flow provides us with liquidity to pursue our growth strategy.

     Diversified Locations and Restaurant Concepts. Since August 1993, we have increased the number of Burger King restaurants we own by over 70% and we have increased our geographic presence from nine states to 13 states. Our acquisition of Pollo Tropical further expands our geographic presence through the location of Pollo Tropical restaurants in Florida, the Caribbean and Central and South America. We believe that this geographic expansion enables us to capitalize on a region that has a rapidly growing population and to further reduce our dependence on the economic performance of any one particular region. In addition, this acquisition enables us to further diversify our revenue and cash flow base to another concept within the quick-service restaurant industry.

     Experienced Management Team with a Significant Equity Stake. Our senior management team, headed by Chairman and Chief Executive Officer Alan Vituli and President and Chief Operating Officer Daniel T. Accordino, has a long and successful history of developing, acquiring and operating quick-service restaurants. Under their leadership and direction, we have become the largest Burger King franchisee. Mr. Vituli and Mr. Accordino lead a team of six regional operating directors who have an average of 22 years of restaurant industry experience and 46 district managers who have an average of 16 years of restaurant management experience in the Burger King system.

     We believe that the combination of our existing management team, together with the continuity of leadership provided by Pollo Tropical's President and Chief Operating Officer Nicholas A. Castaldo enhances our ability to capitalize on future growth opportunities in the quick-service restaurant industry. Our management owns, on a fully diluted basis, approximately 12% of Holdings, which owns 100% of our stock. Our regional and district managers also hold options to acquire equity in Holdings.

BUSINESS STRATEGY

     Our business strategy is to continue to increase revenues and cash flow through the construction of new restaurants, acquisitions, franchising and increasing operating efficiencies. Based on our historical performance, we believe that our business strategy represents a low-risk growth plan. Our strategy is based on the following components:

     Leverage Brand Names. We realize significant benefits as a Burger King franchisee. These benefits are the result of the following:

     o widespread recognition of the Burger King brand;

     o the size and penetration of BKC's advertising;

     o BKC's management of the Burger King brand, including new product development; and

     o the continued growth of the Burger King system.

We believe that the Burger King brand provides significant opportunities to expand our operations both within and outside our existing geographic markets, and that the Pollo Tropical brand provides us with significant growth opportunities within south and central Florida.

     Develop Additional Restaurants in Existing Markets. We believe that our existing Burger King markets will continue to provide opportunities for the development of new restaurants. We look to develop restaurants in those of our markets that we believe are underpenetrated and where the demographic characteristics are favorable for the development of new restaurants. Our own staff of real estate and construction professionals conduct our new restaurant development, with support provided by BKC's development field personnel. Before developing a new restaurant, we conduct an extensive site selection and evaluation process which includes in-depth demographic, market and financial analysis. By selectively increasing the number of restaurants we operate in a particular market, we can effectively leverage our management, corporate infrastructure and local marketing while increasing brand awareness.

     We believe that we are well positioned to develop new Pollo Tropical restaurants in Pollo Tropical's core markets of south and central Florida, which will take advantage of Hispanic customers' high frequency of visits and strong acceptance of Pollo Tropical's menu items. We believe that the continued population growth in our Florida markets will provide significant opportunities to develop additional Pollo Tropical restaurants. We also expect to continue franchising Pollo Tropical restaurants in parts of Central and South America and the Caribbean.

     Selectively Acquire Burger King Restaurants. The Burger King system is highly fragmented in the U.S., with approximately 7,200 Burger King restaurants being operated by approximately 1,600 franchisees. We expect to continue to participate as a buyer in the consolidation of the Burger King system and we believe that opportunities for selective acquisitions will continue in both existing and new geographic markets as smaller franchisees seek liquidity through the sale of their restaurants. As the largest Burger King franchisee with a demonstrated ability to effectively integrate acquisitions, we believe that we are better positioned to capitalize on this consolidation than other Burger King franchisees. We believe that by acquiring additional Burger King restaurants, we can achieve operating efficiencies from our ability to improve controls over restaurant food costs, more efficiently utilize labor, and achieve economies of scale by leveraging our corporate infrastructure.

     Achieve Operating Efficiencies. We maintain a disciplined commitment to increasing the profitability of our existing restaurants. Our large base of restaurants, centralized management structure and management information systems enable us to optimize operating efficiencies for our new and existing restaurants. We are able to control restaurant and corporate level costs, capture economies of scale by leveraging our existing corporate infrastructure and use our sophisticated management information and point-of-sale systems to more efficiently manage our restaurant operations and to ensure consistent application of operating controls. Our size enables us to realize benefits with improved bargaining power for purchasing and cost management activities. We believe these factors provide the basis for increased unit and company profitability. We intend to reduce certain operating expenses after the our acquisition of Pollo Tropical by eliminating duplicative costs. In addition, we expect to realize further operating efficiencies by applying our existing infrastructure and restaurant operating experience to our newly acquired Pollo Tropical restaurants.

     Consistently Provide Superior Customer Satisfaction. Our operations are focused on achieving a high level of customer satisfaction through quick, accurate and high-quality customer service. We and BKC have uniform operating standards and specifications relating to the following:

     o quality;
     o preparation and selection of menu items;
     o maintenance and cleanliness; and
     o employee conduct.

We closely supervise the operation of all of our restaurants to help ensure that standards and policies are followed and that product quality, customer service and cleanliness of the restaurants are maintained at high levels.

OVERVIEW OF RESTAURANT CONCEPTS

     Burger King Restaurants

     "Have It Your Way(Registered)" service, flame-broiling, generous portions and competitive prices characterize the Burger King system marketing strategy. Burger King restaurants feature flame-broiled hamburgers, the most popular of which is the WHOPPER(Registered) sandwich. The WHOPPER(Registered) is a large, flame-broiled hamburger on a toasted bun garnished with a combination of mayonnaise, lettuce, onions, pickles and tomatoes. The basic menu of all Burger King restaurants consists of hamburgers, cheeseburgers, chicken and fish sandwiches, breakfast items, french fried potatoes, salads, shakes, desserts, soft drinks, milk and coffee. In addition, promotional menu items are introduced periodically for limited periods. BKC continually seeks to develop new products as it endeavors to enhance the menu and service of Burger King restaurants.

     Our Burger King restaurants are typically open seven days per week with minimum operating hours from 6:00 AM to 11:00 PM. Burger King restaurants are quick-service restaurants of distinctive design and are generally located in high-traffic areas throughout the U.S. We believe that the primary competitive advantages of Burger King restaurants are:

     o convenience of location;

     o quality;

     o price; and

     o speed of service.

Burger King restaurants appeal to a broad spectrum of consumers, with multiple day-part meal segments that appeal to different groups of consumers.

     Our Burger King restaurants consist of one of several building types with various seating capacities. BKC's traditional restaurant contains approximately 2,800 to 3,200 square feet with seating capacity for 90 to 100 customers, has drive-thru service windows, and has adjacent parking areas. At December 31, 1998, 322 of our 343 Burger King restaurants were free-standing.

     Pollo Tropical Restaurants

     Pollo Tropical restaurants combine high quality, distinctive taste and an inviting tropical setting with the convenience and value pricing of quick-service restaurants. Pollo Tropical restaurants offer a unique selection of food items reflecting tropical and Caribbean influences and feature grilled fresh chicken marinated in a proprietary blend of tropical fruit juices and spices. Chicken is grilled in view of customers on large, custom, open-flame grills. Pollo Tropical broadened its selection in 1996 by adding "island" pork to the menu, and in 1997 by adding a line of "TropiChops," a bowl containing rice, black beans, chicken or pork and other ingredients at an attractive price point to the menu. In 1998, grilled shrimp was added to the menu. We also feature an array of distinctive and popular side dishes, including black beans and rice, yucatan fries and sweet plantains, as well as more traditional fare such as french fries, corn, and tossed and caesar salads. We also offer freshly prepared tropical desserts, such as flan and tres leches.

     Our Pollo Tropical restaurants incorporate high ceilings, large windows, tropical plants, light colored woods, decorative tiles, a visually distinctive exterior entrance tower, lush landscaping and other signature architectural features, all designed to create an airy, inviting and tropical atmosphere. We design our restaurants to conveniently serve a high volume of customer traffic while retaining an inviting, casual atmosphere.

     Our Pollo Tropical restaurants are open for lunch and dinner seven days per week from 11:00 AM to 10:00 PM Sunday through Thursday and to 11:00 PM on Friday and Saturday, and offer sit-down dining, counter take-out and drive-thru service to accommodate the varied schedules of families, business people, students and other time-sensitive individuals. Our menu offers a variety of portion sizes to accommodate a single customer, family or large group. Pollo Tropical restaurants also offer an economical catering menu, with special prices and portions to serve 25 to 500 persons.

     Our Pollo Tropical restaurants typically provide seating for 80 to 100 customers and provide drive-thru service. All of our Pollo Tropical restaurants are free-standing buildings except for three end-cap locations in strip shopping centers and one street-level storefront in an office building. Our current prototypical free-standing Pollo Tropical restaurant ranges between 2,800 and 3,200 square feet in size.

RESTAURANT ECONOMICS

     Burger King Restaurants

     For Fiscal 1998, our Burger King restaurants generated average sales of approximately $1,124,000 and average restaurant level EBITDA of $183,000. Drive-thru sales contributed 55.8% of restaurant sales. In all but 25 locations, which are primarily in malls, our Burger King restaurants have a drive-thru window. Percentages of total sales by day part are as follows:

Breakfast                        14.3%
Lunch                            33.6%
Dinner                           26.7%
Late Afternoon and
Late Night Snacks            Remainder

     The average sales transaction was $3.83 in 1998.

     The cost of the franchise fee, equipment, seating, signage and other interior costs of a standard new Burger King restaurant is approximately $265,000, excluding the cost of the land, building, and site improvements. The cost of land generally ranges from $200,000 to $500,000. The cost of building and site improvements generally ranges from $500,000 to $550,000. We typically lease the building and land components of our restaurants.

     Pollo Tropical Restaurants

     For Fiscal 1998, our Pollo Tropical restaurants generated average sales of approximately $1,989,000 and average restaurant level EBITDA of $501,000. Pollo Tropical restaurant sales are well balanced by method of service and by day part. For 1998, drive-thru sales contributed 35.8% of restaurant sales and take-out sales accounted for 23.2% of total sales. Percentages of total sales by day part are as follows:

Lunch        47.1%
Dinner       52.9%

     The average sales transaction was $7.62 in 1998.

     The cost of equipment, seating signage and other interior costs of a standard new Pollo Tropical restaurant is approximately $240,000, excluding the cost of the land, building, and site improvements. The cost of land generally ranges from $450,000 to $700,000. The cost of building and site improvements generally ranges from $550,000 to $650,000. Pollo Tropical has historically financed the building and land costs of its Pollo Tropical restaurants through internally generated cash flow, but we intend to lease our Pollo Tropical restaurants in the future.

RESTAURANT LOCATIONS

     Burger King

     The following table sets forth the locations of the 343 Burger King restaurants in our system at December 31, 1998.

                                                                                                         TOTAL
STATE                                                                                                   RESTAURANTS
-----------------------------------------------------------------------------------------------------   -----------
Connecticut..........................................................................................         1
Indiana..............................................................................................         5
Kentucky.............................................................................................         6
Maine................................................................................................         4
Massachusetts........................................................................................         2
Michigan.............................................................................................        24
New Jersey...........................................................................................         2
New York.............................................................................................       154
North Carolina.......................................................................................        40
Ohio.................................................................................................        72
Pennsylvania.........................................................................................        12
South Carolina.......................................................................................        20
Vermont..............................................................................................         1
                                                                                                            ---
Total................................................................................................       343
                                                                                                            ---
                                                                                                            ---

     We own 6% and lease 94% of our Burger King restaurants. We typically enter into leases, including options to renew, from 20 to 40 years. The average remaining term on all leases, including options, is approximately 25 years. Generally, we have been able to renew leases, upon or prior to their expiration, at the prevailing market rates. As part of our continuing program to upgrade our restaurants, we remodeled 83 of our restaurants in the three years ended December 31, 1998.

     Pollo Tropical

     The success of our Pollo Tropical restaurants has been due in large part to the base of Hispanic customers who are a critical component in achieving the high average store volumes that Pollo Tropical has experienced in its core markets. As of December 31, 1998, we owned and operated 40 Pollo Tropical restaurants, all located in Florida. In addition, our 21 franchised Pollo Tropical restaurants are located as follows:

     o 13 in Puerto Rico;

     o 3 in the Dominican Republic;

     o 3 in Ecuador;

     o 1 in Netherlands Antilles; and

     o 1 in Miami.

OPERATIONS

     Management Structure

     We conduct substantially all of our executive management, finance, marketing and operations support functions from either our corporate headquarters in Syracuse, New York or our Pollo Tropical headquarters in Miami, Florida. With respect to our Burger King operations, we currently have six regional directors with an average of 22 years of restaurant industry experience, five of whom are our vice presidents. Each of our regional directors are responsible for the operations of our Burger King restaurants in their assigned region. Three of our regional directors have been employed by us for over 20 years. Forty-six district supervisors who have an average of 16 years of restaurant management experience in the Burger King system support the regional directors. Each district supervisor is responsible for the direct oversight of the day-to-day operations of an average of seven restaurants. Typically, district supervisors have previously served as restaurant managers at one of our restaurants or at an acquired restaurant. Both regional directors and district supervisors are compensated with a fixed salary plus an incentive bonus based upon the performance of the restaurants under their supervision and are eligible to participate in our incentive stock option plan. Typically, our restaurants are staffed with hourly employees who are supervised by a salaried manager and two or three salaried assistant managers.

  Training

     We maintain a comprehensive training and development program for all of our personnel and provide both classroom and in-restaurant training for our salaried and hourly personnel. For the Burger King restaurants, this program emphasizes system-wide operating procedures, food preparation methods and customer service standards. In addition, BKC's training and development programs are also available to us.

  Management Information Systems

     We believe that our management information systems, which are typically more sophisticated than those utilized by smaller Burger King franchisees and other smaller quick-service restaurant operators, provide us with the ability to more efficiently manage our restaurants and to ensure consistent application of operating controls. We also believe that our size affords us the ability to maintain an in-house staff of information systems professionals dedicated to continuously enhancing our existing systems. These capabilities also allow us to quickly integrate newly acquired restaurants and to leverage our investments in information technology over a large base of restaurants.

     Our Burger King restaurant systems, which consist of point-of-sale cash register systems and PC-based restaurant support systems, transmit data on a daily basis to our headquarters, which house mainframe, PC and server-based application and decision support systems. These systems facilitate financial and management control of restaurant operations and provide us with the ability to:

     o analyze sales and product mix data;

     o minimize shrinkage using inventory control and centralized standard costing systems; and

     o manage and control labor costs through the use of computerized labor systems.

     Our systems provide daily tracking and reporting of customer traffic counts, menu item sales, payroll data, food and labor cost analyses and other operating information for each restaurant. This information is available daily to the restaurant manager, who is expected to react quickly to trends or situations in his or her restaurant. Our district supervisors also receive daily information for all restaurants under their respective control and have access to key operating data on a remote basis using laptop computers. Each management level, from district supervisor through senior management, monitors key restaurant performance indicators.

     We also have a number of projects underway, principally based on existing commercially available software, that are designed to further enhance our capabilities and to upgrade our restaurant and corporate information systems. We are implementing state-of-the-art, touch-screen point-of-sale systems in our restaurants which are designed to facilitate accuracy and speed of order-taking while providing systems that are user-friendly and that reduce training. We are also enhancing our labor scheduling and inventory management modules at the restaurants to further automate these functions. In addition, our corporate financial systems are being upgraded to a client/server architecture in order to:

     o enhance the functionality of these systems;

     o take advantage of work-flow technologies; and

     o provide the foundation for the future deployment of web-based applications to our restaurants.

     Our Pollo Tropical restaurants utilize in-store computerized point-of-sale systems to control cash, collect customer and sales statistics, and to track labor and other restaurant data. It is our intention to further enhance our Pollo Tropical operations by integrating its systems with our existing management information systems. We believe that we will be able to improve the operating efficiencies of the Pollo Tropical restaurants by employing tools and resources available in our existing management information systems.

  Site Selection

     We believe that the location of our restaurants is a critical component of each restaurant's success. We evaluate potential new development sites based upon accessibility, visibility, costs, surrounding traffic patterns, competition and demographic characteristics. Our senior management determines the acceptability of all acquisition and new development sites, based upon analyses prepared by our real estate professionals and operations personnel.

BURGER KING FRANCHISE AGREEMENTS

     Each of our Burger King restaurants operates under a separate franchise agreement. Our franchise agreements with BKC require, among other things, that all restaurants be of standardized design and be operated in a prescribed manner, including utilization of the standard Burger King menu. Our franchise agreements with BKC generally provide for an initial term of 20 years and have an initial fee of $40,000. BKC may grant a successor franchise agreement for an additional 20-year term, provided the restaurant meets the then-current BKC operating standards. We are not in default under our current franchise agreement with BKC. The successor BKC franchise agreement fee is currently $40,000. Our franchise agreements with BKC are non-cancelable except for failure to abide by their terms.

     In order to obtain a successor franchise agreement with BKC, a franchisee is typically required to make capital improvements to the Burger King restaurant to bring the Burger King restaurant up to BKC's then-current design standards. The required capital improvements will vary widely depending upon the magnitude of the required changes and the degree to which we have made interim changes to the restaurant. Although we estimate that a substantial remodeling can cost in excess of $250,000, our average remodeling cost over the past five years has been approximately $135,000 per restaurant.

     We believe that we enjoy a good relationship with BKC and that we will satisfy BKC's normal successor franchise agreement policies. Accordingly, we believe that successor franchise agreements with BKC will be granted on a timely basis by BKC at the expiration of our existing franchise agreements with BKC. Historically, BKC has granted each of our requests for a successor franchise agreement for our restaurants. We cannot assure you, however, that BKC will continue to grant each of our requests for successor franchise agreements.

     In addition to the initial franchise fee, we currently pay a monthly royalty of 3 1/2% of the gross revenues from our Burger King restaurants to BKC. We currently also contribute 4% of gross revenues from our Burger King restaurants to fund BKC's national and regional advertising. BKC engages in substantial national advertising and promotional activities and other efforts to maintain and enhance the Burger King brand. We supplement BKC's marketing with local advertising and promotional campaigns.

     Our franchise agreements with BKC do not give us exclusive rights to operate a Burger King restaurant in any defined territory. We believe that BKC generally seeks to ensure that newly granted franchises do not materially adversely affect the operations of existing Burger King restaurants. We cannot assure you, however, that a franchise given by BKC to a third party will not adversely effect any single Burger King restaurant that we operate.

     We are required to obtain BKC's consent before we acquire or develop new Burger King restaurants. BKC also has the right of first refusal to purchase any Burger King restaurant which is the subject of a contract of sale. BKC has granted its approval to all of our historic acquisitions of Burger King restaurants, except for two instances when it exercised its right of first refusal.

POLLO TROPICAL FRANCHISE PROGRAM

     As part of our growth strategy for our Pollo Tropical restaurants, we intend to complement the development of additional restaurants owned by us in the U.S. with a multi-unit area development franchise program as a means of accelerating our penetration into international markets. We intend to offer certain market areas to qualified and experienced area developers in the Caribbean and Central and South American markets who are committed to the development of multiple units in such areas on an expedited basis.

     Our standard franchise agreement under which we franchise Pollo Tropical restaurants to independent restaurant operators has a 15-year term with one 15-year renewal option and provides for an initial payment by the franchisee of a portion of all franchise fees upon signing of the area development and franchise agreements, with the remainder due before the opening of the franchisee's Pollo Tropical restaurants. The franchisee also pays a continuing royalty, based upon gross sales. The terms and conditions of these franchise agreements will vary depending upon a number of factors, including:

     o the experience and resources of the franchisee;

     o the size and density of the covered territory;

     o the number of units to be developed;

     o the schedule for development;

     o capital requirements; and

     o fee and royalty arrangements.

All franchisees are required to operate their restaurants in compliance with certain methods, standards and specifications developed by Pollo Tropical regarding such matters as menu items, recipes, food preparation, materials, supplies, services, fixtures, furnishings, decor and signs, although the franchisee has discretion to determine the prices to be charged to customers. In addition, all franchisees are required to purchase substantially all food, ingredients, supplies and materials from suppliers approved by us.

ADVERTISING AND PROMOTION

     The efficiency and quality of advertising and promotional programs can significantly affect quick-service restaurant businesses. We believe that one of the major advantages of being a Burger King franchisee is the value of the extensive regional and national advertising and promotional programs conducted by BKC. In addition to the benefits derived from BKC's advertising spending, which according to information published by BKC was approximately $390 million for 1997, we supplement BKC's advertising and promotional activities with local advertising and promotions, including the purchase of additional television, radio and print advertising. Our concentration of restaurants in many of our markets permits us to leverage advertising in those markets. We also utilize promotional programs, such as combination value meals and discounted prices, targeted to our customers, in order to create a flexible and directed marketing program.

     We are generally required to contribute 4% of gross revenues from restaurant operations to an advertising fund utilized by BKC for its advertising, promotional programs and public relations activities. BKC's advertising programs consist of national campaigns supplemented by local advertising. BKC's advertising campaigns are generally carried on television, radio and in national and regional newspapers and magazines.

     We believe that brand awareness for our Pollo Tropical restaurants is extremely high because of the concentration of our restaurants in the south Florida markets. Pollo Tropical restaurants are also clustered in target markets in order to maximize the effectiveness of our advertising efforts. Pollo Tropical advertises in both English and Spanish media throughout the year, including television, radio and print advertising. Pollo Tropical also has marketed at the individual restaurant level through special price offerings, coupon discounts and unique promotional and public relations programs. Pollo Tropical spent approximately 4.3% and 4.6% of revenues from restaurant sales on advertising in fiscal 1998 and 1997, respectively.

SUPPLIES AND DISTRIBUTION

     We are a member of a national purchasing cooperative created for the Burger King system known as Restaurant Services, Inc. Restaurant Services is a non-profit independent cooperative which acts as the purchasing agent for approved distributors to the system and serves to negotiate the lowest cost for the Burger King system. We use our purchasing power to negotiate directly with certain other vendors, to obtain favorable pricing and terms for supplying our restaurants.

     We are required to purchase all of our foodstuffs, paper goods and packaging materials from BKC-approved suppliers. We may purchase non-food items such as kitchen utensils, equipment maintenance tools and other supplies from any suitable source provided that such items meet BKC product uniformity standards. Other than bread products which we purchase from local bakeries, we currently obtain substantially all of our foodstuffs for our Burger King restaurants, paper goods, promotional premiums and packaging materials from AmeriServe Food Distribution, Inc. under a five-year supply agreement which expires on March 31, 2004. We believe that AmeriServe's services are competitive with alternatives available to us.

     There are other BKC-approved supplier/distributors which compete with AmeriServe. We believe that reliable alternative sources for all restaurant supplies are readily available at competitive prices should our arrangements with AmeriServe or any other existing supplier or distributor change.

     All BKC-approved suppliers are required to purchase foodstuffs and supplies from BKC-approved manufacturers and purveyors. BKC is responsible for monitoring quality control and supervision of these manufacturers and conducts regular visits to observe the preparation of foodstuffs, and to run various tests to ensure that only high quality foodstuffs are sold to BKC-approved suppliers. In addition, BKC coordinates and supervises audits of approved suppliers and distributors to determine continuing product specification compliance and to ensure that manufacturing plant and distribution center standards are met.

     For our Pollo Tropical restaurants, we have negotiated directly with local and national suppliers for the purchase of food and beverage products and supplies to ensure consistent quality and freshness and to obtain competitive prices. Each Pollo Tropical restaurant's food and supplies are ordered from approved suppliers and are shipped directly to the restaurants.

QUALITY ASSURANCE

     We focus our operations on achieving a high level of customer satisfaction with speed, accuracy and quality of service closely monitored. Our senior management and restaurant management staff are principally responsible for ensuring compliance with our and BKC's operating procedures. We and BKC have uniform operating standards and specifications relating to the quality, preparation and selection of menu items, maintenance and cleanliness of the premises and employee conduct. In order to help maintain compliance with these operating standards and specifications, we tabulate and distribute to our restaurant management team detailed reports from our management information system and surveys that are conducted by us or BKC.

     We operate in accordance with quality assurance and health standards set by BKC, as well as standards set by Federal, state and local governmental laws and regulations. These standards include food preparation rules regarding, among other things, minimum cooking times and temperatures, sanitation and cleanliness. The "conveyor belt" cooking system utilized in all Burger King restaurants, which is calibrated to carry hamburgers through the flame broiler at regulated speeds, is one of the safest cooking systems among major quick-service restaurants and helps to ensure that the standardized minimum times and temperatures for cooking are met. In addition, BKC has set maximum time standards for holding prepared food.

     We closely supervise the operation of all of our Burger King restaurants to help ensure that the restaurants follow standards and policies and maintain product quality, customer service and cleanliness. In addition, BKC may conduct unscheduled inspections of Burger King restaurants throughout the nationwide system.

     Our Pollo Tropical restaurant managers are actively involved in all aspects of operations, with an emphasis on supervising the food preparation process as well as food safety while insuring prompt and precise order fulfillment at both the front counter and drive-thru windows. Orders typically are filled within two minutes through the use of a computer display and communications system. Managers conduct internal inspections for taste, quality, cleanliness and food safety several times a day in order to provide a consistent level of customer service.

TRADEMARKS

     Before we acquired Pollo Tropical, we had no proprietary intellectual property other than the logo and trademark of Carrols Corporation. As a franchisee of Burger King, we have contractual rights to use certain BKC-owned trademarks, servicemarks and other intellectual property relating to the Burger King concept.

     Pollo Tropical has registered its principal trademarks for "Pollo Tropical," "TropiGrill" and "TropiChops" in the United States and presently has applications pending or registrations granted in various foreign countries in which it conducts business or may conduct business through its franchise system. As a result of our acquisition of Pollo Tropical, we have assumed ownership of these marks. In certain foreign countries, Pollo Tropical has been involved in trademark opposition proceedings to defend its rights to register certain trademarks. We intend to protect the Pollo Tropical and TropiGrill trademarks by appropriate legal action whenever necessary.

GOVERNMENT REGULATION

     Various Federal, state and local laws affect our business, including various health, sanitation, fire and safety standards. Restaurants to be constructed or remodeled are subject to state and local building code and zoning requirements. In connection with the construction and remodeling of our restaurants, we may incur costs to meet certain Federal, state and local regulations, including regulations promulgated under the Americans with Disabilities Act.

     We are subject to the Federal Fair Labor Standards Act and various state laws governing such matters as:

     o minimum wage requirements;

     o overtime; and

     o other working conditions and citizenship requirements.

     In September 1997, we implemented the second phase of an increase in the minimum wage in accordance with a 1996 amendment to the Federal Fair Labor Standards Act. A significant number of our food service personnel are paid at rates related to the Federal minimum wage and, accordingly, increases in the minimum wage have increased wage rates at our restaurants.

     We are also subject to various Federal, state and local environmental laws, rules and regulations. We believe that we conduct our operations in substantial compliance with applicable environmental laws and regulations. In an effort to prevent and, if necessary, to correct environmental problems, we conduct environmental audits of proposed restaurant sites and restaurants we seek to acquire. None of the applicable environmental laws or regulations have had a material adverse effect on our operations or financial condition.

     With respect to the franchising of Pollo Tropical restaurants, we are subject to franchise and related regulations in the U.S. and certain foreign jurisdictions where we offer and sell franchises. These regulations include obligations to provide disclosure about Pollo Tropical, the franchise agreements and the franchise system. The regulations also include obligations to register certain franchise documents in the U.S. and foreign jurisdictions, and obligations to disclose the substantive relationship between the parties to the agreements.

COMPETITION

     The quick-service restaurant industry is highly competitive with respect to price, service, location and food quality. In each of our markets, our restaurants compete with a large number of national and regional restaurant chains, as well as locally-owned restaurants, offering low and medium-priced fare. Convenience stores, grocery store delicatessens and food counters, cafeterias and other purveyors of moderately priced and quickly prepared foods also compete with us.

     With respect to our Burger King restaurants, our largest competitors in the quick-service hamburger restaurant segment are McDonald's and Wendy's. According to publicly available information, as of December 31, 1997, McDonald's U.S. operations comprised 12,380 restaurants and had U.S. systemwide sales for the year ended December 31, 1997 of $17.1 billion and as of December 31, 1997, Wendy's U.S. operations comprised 4,575 restaurants and had total U.S. systemwide sales for the year ended December 31, 1997 of $4.6 billion. There are approximately 7,200 Burger King restaurants in the U.S. and, for fiscal 1997,

BKC reported systemwide sales of approximately $7.9 billion from its restaurants in the U.S. We believe that:

     o product quality and taste;

     o national brand recognition;

     o convenience of location;

     o speed of service;

     o menu variety;

     o price; and

     o ambiance

are the most important competitive factors in the quick-service restaurant industry and that our Burger King and Pollo Tropical restaurants effectively compete in each category.

     In addition to the quick-service hamburger restaurant chains, Pollo Tropical's competitors include international and regional chicken theme chains, such as Boston Market, KFC and Kenny Rogers Roasters, as well as other types of quick-service restaurants. We believe that the combination of:

     o freshly prepared food;

     o distinctive menu items;

     o tropical ambience; and

     o fast service

help to distinguish our Pollo Tropical restaurants from other quick-service food operations. We also believe that the strong brand awareness of our Pollo Tropical restaurants combined with the relatively high costs associated with starting a quick-service chain in Pollo Tropical's core markets will make it difficult for new competitors to effectively compete with our Pollo Tropical restaurants in these markets.

EMPLOYEES

     At December 31, 1998, we employed approximately 12,725 persons of which approximately 225 were supervisory and administrative personnel and 12,500 were restaurant operating personnel. None of our employees are covered by collective bargaining agreements. Approximately 10,850 of our restaurant operating personnel at December 31, 1998 were part-time employees. We believe that our employee relations are good.

LITIGATION

     We are a party to various litigation matters incidental to the conduct of our business. We do not believe that the outcome of any of these matters will have a material adverse effect on our financial condition or results of operations and cash flows.

PROPERTIES

     In addition to the restaurant locations set forth under "Business--Restaurant Locations," we own an approximately 22,000 square foot building at 968 James Street, Syracuse, New York, which houses our executive offices and most of our administrative operations for our Burger King restaurants. We lease 10,488 square feet at 7300 North Kendall Drive, 8th Floor, Miami, Florida, which houses most of our administrative operations for our Pollo Tropical restaurants. We also lease six small regional offices that serve as the bases for regional management.

                                   MANAGEMENT

     The following table sets forth information about our directors, executive officers and other officers:

NAME                                         AGE                 POSITION WITH THE COMPANY
------------------------------------------   ---   -----------------------------------------------------
Alan Vituli...............................   57    Chairman of the Board and Chief Executive Officer
Daniel T. Accordino.......................   48    President, Chief Operating Officer and Director
Paul R. Flanders..........................   42    Vice President--Finance and Treasurer
Joseph A. Zirkman.........................   38    Vice President, General Counsel and Secretary
Richard H. Liem...........................   45    Vice President--Financial Operations
Timothy J. LaLonde........................   42    Vice President--Controller
Steven Barnes.............................   50    Vice President--Regional Director
Michael A. Biviano........................   41    Vice President--Regional Director
Joseph W. Hoffman.........................   36    Regional Director
David R. Smith............................   49    Vice President--Regional Director
James E. Tunnessen........................   43    Vice President--Regional Director
Richard L. Verity.........................   42    Vice President--Regional Director
Nicholas A. Castaldo......................   47    President and Chief Operating Officer--Pollo Tropical
                                                     Division
Benjamin D. Chereskin.....................   40    Director
James M. Conlon...........................   31    Director
David J. Mathies, Jr......................   51    Director
Robin P. Selati...........................   32    Director
Clayton E. Wilhite........................   53    Director

     Certain biographical information regarding our directors, executive officers and other officers is set forth below:

     Alan Vituli has been Chairman of the Board since 1986 and Chief Executive Officer since March 1992. He is also a Director and Chairman of the Board of Holdings. Between 1983 and 1985, Mr. Vituli was employed by Smith Barney, Harris Upham & Co., Inc. as a Senior Vice President responsible for real estate transactions. From 1966 until joining Smith Barney, Mr. Vituli was associated with the accounting firm of Coopers & Lybrand, first as an employee and for the last ten years as a partner. Among the positions held by Mr. Vituli at Coopers & Lybrand was National Director of Mergers and Acquisitions. Before joining Coopers & Lybrand, Mr. Vituli was employed in a family-owned restaurant business. From 1993 through our acquisition of Pollo Tropical, Mr. Vituli served on the Board of Directors of Pollo Tropical.

     Daniel T. Accordino has been President, Chief Operating Officer and a Director since February 1993. Before that, Mr. Accordino served as Executive Vice President--Operations from December 1986 and as Senior Vice President from April 1984. From 1979 to April 1984 he was Vice President responsible for restaurant operations, having previously served as our Assistant Director of Restaurant Operations. Mr. Accordino has been employed by us since 1972.

     Paul R. Flanders has been Vice President--Finance and Treasurer since April 1997. Before joining us, he was Vice President--Corporate Controller of Fay's Incorporated, a retailing chain, from 1989 to 1997, and Vice
President--Controller for Computer Consoles, Inc., a computer systems manufacturer, from 1982 to 1989. Mr. Flanders was also associated with the accounting firm of Touche Ross & Co. from 1977 to 1982.

     Joseph A. Zirkman became Vice President and General Counsel in January 1993. He was appointed Secretary in February 1993. Before joining us,
Mr. Zirkman was an associate with the New York City law firm of Baer Marks & Upham beginning in 1986.

     Richard H. Liem became Vice President--Financial Operations in May 1994. Before joining us, Mr. Liem was a Senior Audit Manager with the accounting firm of Price Waterhouse. Mr. Liem was with Price Waterhouse beginning in 1983.

     Timothy J. LaLonde has been Vice President--Controller since July 1997. Before joining us, he was a controller at Fay's Incorporated, a retailing chain, from 1992 to 1997. Before that he was a Senior Audit Manager with the accounting firm of Deloitte & Touche LLP, where he was employed since 1978.

     Steven Barnes is Vice President--Regional Director. He has been a Vice President since February 1997 and a Regional Director of Operations since 1993. Before joining us, Mr. Barnes was Vice President--Operations of Snapps Restaurants, Inc. from 1989 to 1993.

     Michael A. Biviano is Vice President--Regional Director. Mr. Biviano has been Regional Director of Operations since October 1989, having served as District Supervisor from December 1983 to October 1989. Mr. Biviano has been employed by us since 1973.

     Joseph W. Hoffman has been Regional Director since July 1997. Mr. Hoffman joined us in 1993 in connection with one of our acquisitions and served in the capacity of District Supervisor from 1993 to 1997. Before 1993 Mr. Hoffman was in a similar capacity with Community Food Service, Inc.

     David R. Smith is Vice President--Regional Director. Mr. Smith has been Regional Director of Operations since 1984, having served as District Supervisor from 1975 to 1984. Mr. Smith has been employed by us since 1972.

     James E. Tunnessen is Vice President--Regional Director. He has been Regional Director of Operations since August 1988, having served as District Supervisor from 1979 to August 1988. Mr. Tunnessen has been employed by us since 1972.

     Richard L. Verity has been Vice President--Regional Director since August 1997 when he joined us in conjunction with our acquisition of a group of 63 Burger King restaurants. Mr. Verity was previously with Resser Management Corp., a restaurant management company, from 1986 to 1997 and held the position of Executive Vice President.

     Nicholas A. Castaldo has been the President of Pollo Tropical, Inc. since October 1995 and its Chief Operating Officer since November 1, 1996. Before joining Pollo Tropical and since August 1993, Mr. Castaldo was employed as Vice President of Marketing for Denny's Inc., a restaurant company. From 1986 to 1993, Mr. Castaldo was employed by S&A Restaurant Corp., which includes Steak & Ale and Bennigan's restaurant chains, and ultimately served as Senior Vice President of Marketing and Business Development. Mr. Castaldo's career spans 20 years and includes management positions at Burger King, Citicorp, and Clairol Inc.

     Benjamin D. Chereskin has served as a Director since March 1997.
Mr. Chereskin is a Managing Director of Madison Dearborn Partners, Inc., a venture capital firm, and co-founded the firm in 1993. Before that, Mr. Chereskin was with First Chicago Venture Capital for nine years.
Mr. Chereskin also serves on the Board of Directors of Beverages & More, Inc.; Cornerstone Brands, Inc.; Tuesday Morning Corporation and NWL Holdings, Inc.

     James M. Conlon has served as a Director since 1998. Mr. Conlon has served as Managing Director of Dilmun Investments, Inc., a venture capital firm, since 1992. Since 1997, Mr. Conlon has been the Co-Head of the bank's U.S. Merchant Banking group. Before joining Dilmun Investments, Inc., Mr. Conlon was employed as an Investment Analyst in the Securities Division of TIAA-CREF. Mr. Conlon serves on the Boards of Directors of Carrols Corporation; Capital Recovery Holdings, Inc; Thompson Products, Inc. and Independent Pictures, Inc.

     David J. Mathies, Jr. has served as a Director since 1996. Mr. Mathies has served as President of Dilmun Investments, Inc., a venture capital firm, since its inception in 1988. From 1971 to 1988, he was employed by Mellon Bank, where he was head of their Pension Management Group, providing investment management services to middle market clients. Mr. Mathies serves on the Boards of Directors of Carrols Corporation; Capital Recovery Holdings, Inc; Thompson Products and Independent Pictures, Inc.

     Robin P. Selati has served as a Director since March 1997. Mr. Selati is a Managing Director of Madison Dearborn Partners, Inc., a venture capital firm, and joined the firm in 1993. Before 1993, Mr. Selati was associated with Alex Brown & Sons Incorporated in the consumer/retail investment banking group.

Mr. Selati also serves on the Board of Directors of Peter Piper, Inc., Tuesday Morning Corporation and NWL Holdings, Inc.

     Clayton E. Wilhite has served as a Director since July 1997. Since January 1998, Mr. Wilhite has been with CFI Group, Inc., has been its Managing Partner since May 1998, and has served on its Board of Directors since September 1998. CFI Group, Inc. is an international marketing and consulting firm specializing in measuring customer satisfaction. Between 1996 and 1998, he was the Chairman of Thurloe Holdings, L.L.C. Before 1996, Mr. Wilhite was with the advertising firm of D'Arcy Masius Benton & Bowles, Inc. having served as its Vice Chairman from 1995 to 1996, as President of DMB&B/North America from 1988 to 1995, and as Chairman and Managing Director of DMB&B/St. Louis from 1985 to 1988. From August 1996 through our acquisition of Pollo Tropical, Mr. Wilhite served on the Board of Directors of Pollo Tropical, Inc.

     All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Our executive officers are chosen by the Board and serve at its discretion. All of our directors also serve as directors of Holdings.

EXECUTIVE COMPENSATION

     The following tables set forth certain information for the fiscal years ended December 31, 1998, 1997 and 1996 for our Chief Executive Officer and our next four most highly compensated executive officers who were serving as executive officers at December 31, 1998 and whose annual compensation exceeded $100,000. Stock option data refers to the stock options of Holdings.

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                         ANNUAL COMPENSATION         SECURITIES
                                                                     ----------------------------    UNDERLYING
NAME AND PRINCIPAL POSITION                                          YEAR     SALARY     BONUS(A)    OPTIONS(#)
------------------------------------------------------------------   ----    --------    --------    ------------
Alan Vituli ......................................................   1998    $425,004    $297,503           --
  Chairman of the Board and Chief Executive Officer                  1997     392,758          --       72,830
                                                                     1996     363,160     128,210           --
Daniel T. Accordino ..............................................   1998     320,004     192,002           --
  President, Chief Operating Officer and Director                    1997     288,386          --       31,479
                                                                     1996     258,943      91,778           --
Paul R. Flanders .................................................   1998     143,759      71,880          500
  Vice President, Finance and Treasurer                              1997     105,925          --        1,500
                                                                     1996          --          --           --
Joseph A. Zirkman ................................................   1998     131,000      65,500          400
  Vice President, General Counsel and Secretary                      1997     120,436          --        1,118
                                                                     1996     115,288      40,934           --
Richard H. Liem ..................................................   1998     111,000      39,960          300
  Vice President, Financial Operations                               1997     103,160          --          500
                                                                     1996      94,750      30,288           --

------------------
(a) We provide bonus compensation to executive officers based on an individual's achievement of certain specified objectives and our achievement of specified increases in stockholder value.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  % OF
                                                                                  TOTAL
                                                                   NUMBER OF     OPTIONS
                                                                   SECURITIES    GRANTED      EXERCISE
                                                                   UNDERLYING      TO           PRICE
                                                                   OPTIONS       EMPLOYEES     (PRICE       EXPIRATION
NAME                                                               GRANTED(A)    IN 1998      PER SHARE)       DATE
----------------------------------------------------------------   ----------    ---------    ----------    ----------
Paul R. Flanders................................................        500          4.8%      $ 124.78      2/28/2008
Joseph A. Zirkman...............................................        400          3.9         124.78      2/28/2008
Richard H. Liem.................................................        300          2.9         124.78      2/28/2008

                                                                               POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED RATES
                                                                              OF STOCK APPRECIATION
                                                                                FOR OPTION TERM(B)
                                                                 ------------------------------------------------
NAME                                                                   5%                        10%
--------------------------------------------------------------   ----------------------    ----------------------
Paul R. Flanders..............................................          $ 39,237                  $ 99,434
Joseph A. Zirkman.............................................            31,389                    79,547
Richard H. Liem...............................................            23,542                    59,660

------------------
(a) Stock option grants were granted under the 1996 Long-Term Incentive Plan. These options become exercisable at the rate of 25% per year beginning on December 31, 1998.
(b) Potential realizable value is based on an assumption that the price of Holdings' common shares appreciate at 5% and 10% compounded annually from the date of grant until the end of the ten year option term. These calculations are based on requirements promulgated by the Commission and are not intended to forecast possible future appreciation of the stock price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last fiscal year, no executive officer of ours served as a director of or member of a compensation committee of any entity for which any of the persons serving on our Board of Directors or on the Compensation Committee of the Board of Directors is an executive officer. The Compensation Committee is comprised of Messrs. Chereskin, Mathies and Wilhite.

BOARD OF DIRECTORS

     Directors' Compensation. Directors who are our employees do not receive any additional compensation for serving as directors. Directors who are not our employees receive a fee of $15,000 per annum. All directors are reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of the Board of Directors.

     Liability Limitation. As permitted under the Delaware General Corporation Law, our Restated Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty owed to us or our stockholders. By its terms and in accordance with the laws of the State of Delaware, however, this provision does not eliminate or limit the liability of any of our directors:

          o for any breach of the director's duty of loyalty to us or our stockholders;

          o for an act or omission not in good faith or involving intentional misconduct or a knowing violation of law;

          o for any transaction from which the director derived an improper personal benefit; or

          o for an improper declaration of dividends or purchase or redemption of our securities.

     Indemnification. Our Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

DESCRIPTION OF PLANS

     Employee Savings Plan. We offer salaried employees, excluding those of Pollo Tropical, the option to participate in the Carrols Corporation Corporate Employee Savings Plan, which is qualified as a profit-sharing plan by the Internal Revenue Service. In accordance with the plan, we match up to $1,040 of an employee's mandatory contributions by contributing $0.50 for each dollar contributed by the employee. Employees are fully vested in their own contributions; employees become vested in our contributions beginning in the fourth year of service and are fully vested after seven years of service or upon retirement at age 65 with five years service, death, or permanent or total disability. If any of the foregoing events occurs, benefits may be paid out in a single cash lump sum or in periodic installments over not more than the employee's assumed life expectancy. The employee's contributions may be withdrawn at any time, subject to restrictions on future contributions. Our matching contributions may be withdrawn under certain conditions of financial necessity or hardship as defined in the plan.

     Pollo Tropical 401(k) Savings Plan. Pollo Tropical has an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code. All employees who are age 21 or older and who have been credited with at least 1,000 hours of service within twelve consecutive months are eligible to participate in the plan. Employees may elect to contribute to the plan through payroll deductions in an amount not to exceed the amount permitted under the Internal Revenue Code. We make discretionary matching contributions, which are allocated to participants based on the participant's eligible deferrals during the plan year. Employees are fully vested in their contributions. Our contributions vest at a rate of 33% for each complete year of service. For the year ended December 31, 1998, our contributions to the plan totaled $17,000.

     Bonus Plans. We have cash bonus plans designed to promote and reward excellent performance by providing employees with incentive compensation. Key senior management executives of each operating division can be eligible for bonuses equal to varying percentages of their respective annual salaries determined by our performance as well as the division's performance.


     1996 Long-Term Incentive Plan. In connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, Holdings adopted the Carrols Holdings Corporation 1996 Long-Term Incentive Plan pursuant to which we may grant awards such as "Incentive Stock Options," nonqualified stock options, stock appreciation rights, restricted stock, performance shares and performance units and other stock-based awards to certain of our and our subsidiaries' officers and employees. The term "Incentive Stock Options" is defined under Section 422 of the Internal Revenue Code. The 1996 Long-Term Incentive Plan replaced a prior long-term incentive plan which was adopted December 26, 1996. The plan is designed to advance our interests and the interests of Holdings by providing an additional incentive to attract, retain and motivate qualified and competent persons through the encouragement of stock ownership or stock appreciation rights in Holdings.


     The 1996 Long-Term Incentive Plan permits the Compensation Committee of the Board of Directors of Holdings to grant, from time to time, options to purchase an aggregate of up to 106,250 shares of common stock of Holdings. The vesting periods for options and the expiration dates for exercisability of options granted under the 1996 Long-Term Incentive Plan are determined by Holdings' Compensation Committee; however, the exercise period for an option granted under the 1996 Long-Term Incentive Plan may not exceed ten years from the date of the grant. Holdings' Compensation Committee is authorized to grant options under the plan to all of our and our subsidiaries' eligible officers and employees, including executive officers and directors other than outside directors and members of Holdings' Compensation Committee.

     Holdings' Compensation Committee determines the option exercise price per share of any option granted under the 1996 Long-Term Incentive Plan; however, the option price per share of an option intended to qualify as an Incentive Stock Option shall not be less than the fair market value of the common stock of Holdings on the date such option is granted. Payment of such option exercise price shall be made:

          (1) in cash;

          (2) by delivering shares of Holdings' common stock already owned by the holder of such options;

          (3) by delivering a promissory note;

          (4) by a combination of any of the foregoing, in accordance with the terms of the 1996 Long-Term Incentive Plan, the applicable stock option agreement and any applicable guidelines of Holdings' Compensation Committee in effect at the time; or

          (5)  by any other means approved by Holdings' Compensation Committee.

If the holder of an option issued pursuant to the plan elects to pay the exercise price of such option by delivering a promissory note, such promissory note may be either:

          (1) unsecured and fully recourse against the holder of such option; or

          (2) nonrecourse but secured by the shares of Holdings' common stock being purchased by such exercise and by other assets having a fair market value equal to not less than 40% of the exercise price of such option. In either event, such note shall mature on the fifth anniversary of the date of the note and bear interest at the rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time.


     Pursuant to the 1996 Long-Term Incentive Plan, in the event of a Change of Control, as defined in the plan, any and all options issued and outstanding will vest and become exercisable in full on the date of such Change of Control. In addition, as soon as practicable but no later than thirty days before such Change of Control, Holdings' Compensation Committee shall notify any holder of an option granted under the plan of such Change of Control. Further, upon a Change of Control that qualifies as an Approved Sale, as defined in the plan, in which the outstanding common stock of Holdings is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration, as defined in the plan,



          (1) each option granted under the plan shall become exercisable solely for the amount of such cash, property or securities that the holder of such option would have been entitled to had such option been exercised immediately prior to such event;


          (2) the holder of such option shall be given an opportunity to either:

             (a) exercise such option prior to the consummation of the Approved
                 Sale and participate in such sale as a holder of Holdings' common stock; or

             (b) upon consummation of the Approved Sale, receive in exchange for such option consideration equal to the amount determined by multiplying:

                (x) the same amount of consideration per share of Holdings'
                    common stock received by the holders in connection with the Approved Sale less the exercise price per share of Holdings' common stock of such option to acquire Holdings' common stock by

                (y) the number of shares of Holdings' common stock represented by such option; and

          (3) to the extent such option is not exercised prior to or simultaneous with such Approved Sale, any such option shall be canceled.


     1998 Directors' Stock Option Plan. During 1998, Holdings adopted the Carrols Holdings Corporation 1998 Directors' Stock Option Plan pursuant to which we may grant Incentive Stock Options, nonqualified stock options, stock appreciation rights, restricted stock, and other stock-based awards to certain non-employee directors of Holdings. The plan is designed to advance the interests of Holdings and us by providing an additional incentive to attract, retain and motivate non-employee individuals as directors of our Board and the Board of Holdings.


     The 1998 Directors' Stock Option Plan permits Holdings' Compensation Committee to grant, from time to time, options to purchase an aggregate of up to 10,000 shares of Holdings' common stock. The vesting periods for these options and the expiration dates for exercisability of the options granted under the plan are determined by the Compensation Committee; however, the exercise period for an option granted under the plan may not exceed ten years from the date of the grant. Holdings' Compensation Committee is authorized to grant options under the plan to all eligible non-employee directors of Holdings. Directors that are our employees or employees of Holdings, Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P. or BIB Holdings, or any of their respective affiliates are not eligible under the plan.

     The option exercise price per share of any option granted under the 1998 Directors' Stock Option Plan is determined by Holdings' Compensation Committee; however, the option price per share of an option intended to qualify as an Incentive Stock Option shall not be less than the fair market value of Holdings' common stock on the date such option is granted. Payment of such option exercise price shall be made:

          (1) in cash;

          (2) by delivering shares of common stock already owned by the holder of such options;

          (3) by delivering a promissory note;

          (4) by a combination of any of the foregoing, in accordance with the terms of the plan, the applicable stock option agreement and any applicable guidelines of the Holdings Compensation Committee in effect at the time; or

          (5) by any other means approved by the Holdings Compensation
              Committee.

If the holder of an option issued pursuant to the plan elects to pay the exercise price of such option by delivering a promissory note, such promissory note may be either:

          (1) unsecured and fully recourse against the holder of such options;
              or

          (2) nonrecourse but secured by the shares of Holdings' common stock being purchased by such exercise and by other assets having a fair market value equal to not less than 40% of the exercise price of such option.

In either event, such note shall mature on the fifth anniversary of the date of the note and bear interest at the rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time.


     Pursuant to the 1998 Directors' Stock Option Plan, in the event of a Change of Control, as defined in the plan, any and all options issued and outstanding shall vest and become exercisable in full on the date of such Change of Control. In addition, as soon as practicable but in no event later than 30 days prior to a Change of Control, Holdings' Compensation Committee shall notify any holder of an option granted under the plan of such Change of Control. Further, upon a Change of Control that qualifies as an Approved Sale, as defined in the 1998 Directors' Plan, in which the outstanding common stock of Holdings is converted or exchanged for or becomes a right to receive any cash, property or securities other than Illiquid Consideration, as defined in the 1998 Directors' Plan:



          (1) each option granted under the plan shall become exercisable solely for the amount of such cash, property or securities that the holder of such award would have been entitled to had such award been exercised immediately prior to such event;


          (2) the holder of such option shall be given an opportunity to either:

             (a) exercise such option prior to the consummation of the Approved
                 Sale and participate in such sale as a holder of Holdings' common stock; or

             (b) upon consummation of the Approved Sale, receive in exchange for such award consideration equal to the amount determined by multiplying:

                (x) the same amount of consideration per share of Holdings'
                    common stock received by the holders in connection with the Approved Sale less the exercise price per share of Holdings' common stock of such award to acquire Holdings' common stock by

                (y) the number of shares of Holdings' common stock represented by such option; and

          (3) to the extent such option is not exercised prior to or simultaneous with such Approved Sale, any such award will be canceled.

DESCRIPTION OF EMPLOYMENT AGREEMENTS


     Vituli Employment Agreement. On March 27, 1997, in connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., we entered into a Second Amended and Restated Employment Agreement with Alan Vituli, which amended and restated an Amended and Restated Employment Agreement dated April 3, 1996 between us and Mr. Vituli. Pursuant to the amended employment agreement, Mr. Vituli will continue to serve as our Chairman of the Board and Chief Executive Officer. The amended employment agreement will be for an initial term of four years, commencing on March 27, 1997 and will be subject to automatic renewals for successive one-year terms unless either we or Mr. Vituli elect not to renew by giving written notice to the other at least 90 days before a scheduled expiration date. Pursuant to the amended employment agreement, Mr. Vituli will receive a base salary of $400,000 for the first year of the term, which amount increases annually by at least $25,000 subject to additional increases that may be authorized by the Compensation Committee. Pursuant to the amended employment agreement, Mr. Vituli will participate in our Executive Bonus Plan and any of our stock option plans applicable to executive employees. The amended employment agreement also requires that we are responsible for maintaining the premium payments on a split-dollar life insurance policy on the life of Mr. Vituli providing a death benefit of $1.5 million payable to an irrevocable trust designated by Mr. Vituli. The amended employment agreement provides that if Mr. Vituli's employment is terminated without Cause, as defined in the amended employment agreement, following a Change of Control, as defined in the amended employment agreement,



          (1) Mr. Vituli will receive a cash payment in the amount equal to 2.99 times his Five Year Compensation Average, as defined in the amended employment agreement, if such Change of Control occurs during the first two years of the initial term of the amended employment agreement; and


          (2) a cash lump sum equal to his salary during the previous 12 months if terminated thereafter. The amended employment agreement includes non-competition and non-solicitation provisions effective during the term of the amended employment agreement and for two years following its termination.


      Accordino Employment Agreement. On March 27, 1997, in connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., we entered into a Second Amended and Restated Employment Agreement with Daniel T. Accordino, which amended and restated an Amended and Restated Employment Agreement dated April 3, 1996 between us and
Mr. Accordino. Pursuant to the amended employment agreement, Mr. Accordino will continue to serve as our President and Chief Operating Officer. The amended employment agreement will be for an initial term of four years, commencing on March 27, 1997 and will be subject to automatic renewal for successive one-year terms unless either we or Mr. Accordino elect not to renew by giving written notice to the other at least 90 days before a scheduled expiration date. Pursuant to the amended employment agreement, Mr. Accordino will receive a base salary of $300,000 for the first year of the term, which amount increases annually by at least $20,000 subject to additional increases that may be authorized by the Compensation Committee. Pursuant to the amended employment agreement, Mr. Accordino will participate in our Executive Bonus Plan and any of stock option plans applicable to executive employees. The amended employment agreement also will require that we are responsible for maintaining the premium payments on a split-dollar life insurance policy on the life of Mr. Accordino providing a death benefit of $1.0 million payable to an irrevocable trust designated by Mr. Accordino. The amended employment agreement provides that if Mr. Accordino's employment is terminated without Cause, as defined in the amended employment agreement, following a Change of Control, as defined in the amended employment agreement,



          (1) Mr. Accordino will receive a cash payment in the amount equal to
              2.99 times his Five Year Compensation Average, as defined in the amended employment agreement, if such change of control occurs during the first two years of the agreement; and


          (2) a cash lump sum equal to his salary during the previous 12 months if terminated thereafter. The agreement includes non-competition and non-solicitation provisions effective during the term of the amended employment agreement and for two years following its termination.

     Castaldo Employment Agreement. Effective July 20, 1998, in connection with our acquisition of Pollo Tropical, we entered into an Amended and Restated Employment Agreement with Nicholas A. Castaldo, which amended and restated an Employment Agreement dated September 19, 1995, as amended May 5, 1997, between Pollo Tropical and Mr. Castaldo. Pursuant to the amended agreement, Mr. Castaldo will serve as the President and Chief Operating Officer of our Pollo Tropical Division. The agreement will be for an initial term commencing on July 20, 1998 and ending September 30, 2003, and will be subject to renewal for up to two additional one-year periods at our option, exercisable by giving written notice to Mr. Castaldo by no later than July 31, 2003 or 2004, as applicable. Pursuant to the agreement, Mr. Castaldo will receive a base salary of $300,000 per year during the term, which amount increases on January 1, 2000 and on each January 1st thereafter during the term by at least 5% subject to additional increases that may be authorized by our Board of Directors. Pursuant to the agreement, Mr. Castaldo will be eligible to receive an annual bonus of up to 100% of his base salary, of which not more than 50% may be subject to deferral provisions in our Executive Bonus Plan, as defined in the agreement, which bonus will be payable in accordance with our Executive Bonus Plan and will be based solely upon the achievement by Mr. Castaldo of certain corporate and individual performance standards during the relevant period as reasonably established by us with Mr. Castaldo. For the period January 1, 1998 through June 30, 1998, Mr. Castaldo will receive a bonus based upon the previous Pollo Tropical Executive Bonus Plan, as defined in the agreement, none of which bonus will be subject to any deferral provisions in our Executive Bonus Plan. Pursuant to the agreement, Mr. Castaldo will be entitled to be granted, and it is anticipated that he will be granted, non-qualified options or the equivalent to purchase 5% of Pollo Tropical's common stock or equity value if no such common stock has been issued. Such options will be issued pursuant to Pollo Tropical's 1998 Stock Option or Tracking Stock Option Plan, which we anticipate adopting in the future. Mr. Castaldo's agreement provides that if Mr. Castaldo's employment is terminated by us without Cause, as defined in the agreement, or by Mr. Castaldo for Good Reason, as defined in the agreement, or if the term of the agreement expires, then Mr. Castaldo will be entitled to the following payments and benefits:


          (1) An amount equal to the greater of:

                (x) Mr. Castaldo's base salary then in effect, from the date on which his employment is terminated or expires under the terms of the agreement until 12 months after such termination date; or

                (y) Mr. Castaldo's base salary from such termination date
                    through the end of the initial term. The foregoing will be payable as follows: a lump sum equal to one year's then current base salary payable within ten days of such termination date and the balance, if any, payable in 24 equal monthly installments.


          (2) Mr. Castaldo's stock options to be granted under the Option Agreement, as defined in the agreement, shall vest as set forth in and in accordance with the terms and provisions of the Option Agreement;


          (3) Mr. Castaldo's health and medical insurance benefits will be continued at our expense through the date which is 24 months following the termination date; and

          (4) any portion of bonus that was deferred under the Pollo Tropical Executive Bonus Plan will be payable in a lump sum within ten days of the termination date.

     Mr. Castaldo's agreement includes non-competition and non-solicitation provisions effective during the term of the agreement and for two years following its termination.

OPTION AGREEMENTS PURSUANT TO THE 1996 LONG-TERM INCENTIVE PLAN

     Vituli Plan Option Agreement. On December 30, 1996, pursuant to the Securities Purchase Agreement dated as of March 6, 1996 among Holdings, the stockholders of Holdings, BIB Holdings and us, Holdings granted to Alan Vituli, under the 1996 Long-Term Incentive Plan, an option to purchase 43,350 shares of Holdings' common stock. The option:

          (1) was immediately exercisable with regard to 15,300 shares of Holdings' common stock at an exercise price of $110.00 per share; and

          (2) was to become exercisable on June 1, 1997 with regard to:

             (a) 15,300 shares of Holdings' common stock at an exercise price of
                 $130.00 per share; and

             (b) 12,750 shares of Holdings' common stock at an exercise price of
                 $140.00 per share.

On January 22, 1997, Mr. Vituli contributed these options to the Vituli Family Trust for the benefit of his children.

     In connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, Holdings granted an option to purchase 43,350 shares of Holdings' common stock under the 1996 Long-Term Incentive Plan in exchange for the options held by the Vituli Family Trust. The Vituli Family Trust agreed to reduce the exercise price to $101.7646 per share. The new option:

          (1) has a term of ten years from the date of grant;

          (2) became exercisable:

             (a) on the date of grant with regard to 15,300 shares of Holdings'
                 common stock;

             (b) on December 31, 1997 with regard to 5,610 shares of Holdings'
                 common stock;

             (c) on December 31, 1998 with regard to 5,610 shares of Holdings'
                 common stock; and

          (3) will become exercisable:

             (a) on December 31, 1999 with regard to 5,610 shares of Holdings'
                 common stock; and

             (b) on December 31, 2000 with regard to 11,220 shares of Holdings'
                 common stock.

     Accordino Plan Option Agreement. On December 30, 1996, pursuant to the Securities Purchase Agreement dated as of March 6, 1996, Holdings granted to Daniel T. Accordino, under the 1996 Long-Term Incentive Plan, an option to purchase 28,900 shares of Holdings' common stock. The option:

          (1) was immediately exercisable with regard to 10,200 shares of Holdings' common stock at an exercise price of $110.00 per share; and

          (2) was to become exercisable on December 31, 1997 with regard to:

             (a) 10,200 shares of Holdings' common stock at an exercise price of
                 $130.00 per share; and

             (b) 8,500 shares of Holdings' common stock at an exercise price of
                 $140.00 per share.

     In connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, the option granted to Mr. Accordino was canceled and Holdings granted to Mr. Accordino, under the 1996 Long-Term Incentive Plan, an option to purchase 28,900 shares of Holdings' common stock at an exercise price of $101.7646 per share. The new option:

          (1) has a term of ten years from the date of grant;

          (2) became exercisable:

             (a) on the date of grant with regard to 10,200 shares of Holdings'
                 common stock;

             (b) on December 31, 1997 with regard to 3,740 shares of Holdings'
                 common stock;

             (c) on December 31, 1998 with regard to 3,740 shares of Holdings'
                 common stock; and

          (3) will become exercisable:

             (a) on December 31, 1999 with regard to 3,740 shares of Holdings'
                 common stock; and

             (b) on December 31, 2000 with regard to 7,480 shares of Holdings'
                 common stock.

OTHER OPTION AGREEMENTS GRANTED IN CONNECTION WITH THE MADISON DEARBORN
INVESTMENT

     Vituli Non-Plan Option Agreement. In connection with the investment by Madison Dearborn Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, Holdings granted to Mr. Vituli a nonqualified stock option to purchase 29,480 shares of Holdings' common stock at an exercise price of $101.7646. The option will have a term of ten years from the date of grant and will become exercisable in five equal parts on the five consecutive anniversaries of the date of grant. The option will have substantially the same terms as options issued under the 1996 Long-Term Incentive Plan with respect to:

          (1) the method of payment of the exercise price of the option; and


          (2) the effect of a Change of Control, as defined in the 1996 Long-Term Incentive Plan.


     Accordino Non-Plan Option Agreement. In connection with the investment by Madison Dearborn Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, Holdings granted to Mr. Accordino a nonqualified stock option to purchase 2,579 shares of Holdings' common stock at an exercise price of $101.7646. The option will have a term of ten years from the date of grant and will become exercisable in five equal parts on the five consecutive anniversaries of the date of grant. The option will have substantially the same terms as the option granted to Mr. Vituli.

     Zirkman Non-Plan Option Agreement. In connection with the investment by Madison Dearborn Partners, L.P. and Madison Dearborn Capital Partners II, L.P. in 1997, Holdings granted to Joseph A. Zirkman a nonqualified stock option to purchase 368 shares of Holdings' common stock at an exercise price of $101.7646. The option will have a term of ten years from the date of grant and will become exercisable in five substantially equal parts on the five consecutive anniversaries of the date of grant. The option will have substantially the same terms as the option granted to Mr. Vituli.

                             PRINCIPAL STOCKHOLDERS

     The following tables set forth the number and percentage of shares of our voting stock and Holdings' voting common stock beneficially owned, as of March 15, 1999, by:

          (1) all persons known by us to be the beneficial owners of more than 5% of the shares of such voting common stock;

          (2) each of our directors who owns shares of such voting common stock;

          (3) each of our executive officers included in the Summary Compensation Table above; and

          (4) all of our executive officers and directors as a group.

                                                                             SHARES BENEFICIALLY
                                                                                   OWNED(A)
                                                                            ----------------------    FULLY DILUTED(B)
                                                                             NUMBER     PERCENTAGE    PERCENTAGE
                                                                            ---------   ----------    ----------------
Stockholders of Carrols Corporation:
  Carrols Holdings Corporation............................................         10        100%             100%
  968 James Street
  Syracuse, New York 13203
Stockholders of Carrols Holdings Corporation:
  BIB Holdings (Bermuda) Ltd.(c)..........................................    566,667      46.80%           44.50%
  c/o Dilmun Investments
  Metro Center
  One Station Place
  Stamford, CT 06902
  Madison Dearborn Capital Partners, L.P..................................    283,333      23.40%           22.25%
  Three First National Plaza
  Suite 3800
  Chicago, IL 60602
  Madison Dearborn Capital Partners II, L.P...............................    283,334      23.40%           22.25%
  (Same address as Madison Dearborn Capital Partners, L.P.)
Executive Officers and Directors:
  Alan Vituli(d)..........................................................     48,139       3.98%            6.49%
  Daniel T. Accordino.....................................................     19,572       1.62%            2.54%
  Paul R. Flanders........................................................        875          *%               *%
  Joseph A. Zirkman.......................................................        746          *%               *%
  Richard H. Liem.........................................................        325          *%               *%
  Clayton E. Wilhite......................................................        250          *%               *%
  Directors and executive officers of Carrols as a group (12 persons).....     70,232       5.80%            9.52%

------------------
 *  Less than one percent.

(a) The number of shares shown in the table includes stock options which are currently exercisable or exercisable within 60 days of the date of this prospectus to purchase: 38,312 shares held by Mr. Vituli; 18,712 shares held by Mr. Accordino; 875 shares held by Mr. Flanders; 623 shares held by Mr. Zirkman; 325 shares held by Mr. Liem; and 250 shares held by Mr. Wilhite.

(b) Gives effect to the exercise of all outstanding options for Holdings' common stock.

(c) These 566,667 shares of Holdings' common stock were previously owned by Atlantic Restaurants, Inc. which was formed to effect the acquisition of the company in 1996. Atlantic Restaurants, Inc., which was a wholly-owned subsidiary of BIB Holdings, was merged into BIB Holdings on February 10, 1999.

(d) Includes 26,520 vested stock options contributed to and held by the Vituli Family Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Stockholders Agreement. On March 27, 1997, in connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., all holders of Holdings' common stock entered into a Stockholders Agreement. The agreement provides that all holders of Holdings' common stock will vote their common stock in order to cause the following individuals to be elected to the Board of Directors of Holdings and each of its subsidiaries, including us:

          (a) three representatives designated collectively by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P.;

          (b) three representatives designated by BIB Holdings; and

          (c) two representatives designated by Mr. Vituli as long as Mr. Vituli is our Chief Executive Officer, subject in each case to adjustment if the percentage holdings of each decreases below a certain threshold.

     In addition, the agreement provides for certain limitations on the ability of holders of Holdings' common stock to sell, transfer, assign, pledge or otherwise dispose of their common stock. The agreement contains covenants requiring us to obtain the prior consent of Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., and BIB Holdings before taking certain actions including the redemption, purchase or other acquisition of Holdings' capital budget approved by Holdings' Board of Directors for that year or the entry into the ownership, active management or operation of any business other than Burger King franchise restaurants.

     Stockholders' Registration Rights Agreement. On March 27, 1997, in connection with the investment by Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., those entities, BIB Holdings, Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman entered into a registration agreement with Holdings. The registration agreement provides for demand and piggyback rights with respect to Holdings' common stock. The Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P. or BIB Holdings may demand registration under the Securities Act of all or any portion of their shares of Holdings' common stock or options for shares of Holdings' common stock (the "Registrable Securities"), provided that:

          (1) in the case of the first demand registration, Madison Dearborn Capital Partners, L.P., and Madison Dearborn Capital Partners II, L.P. and BIB Holdings must consent to a demand registration unless Holdings has completed a registered public offering of the Holdings' common stock; and

          (2) all demand registrations on Form S-1 must be underwritten.

Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., collectively, and BIB Holdings are each entitled to request:

          (1) three demand registrations on Form S-1 in which Holdings will pay all registration expenses, provided that the offering value of the Registrable Securities is at least $15 million; and

          (2) an unlimited number of demand registrations on Form S-3 in which Holdings will pay all registration expenses, provided that the offering value of the Registrable Securities is at least
              $5 million with an underwritten offering equal to at least
              $10 million.

Whenever Holdings proposes to register any of its securities, other than pursuant to a demand registration, and the registration form may be used for the registration of Registrable Securities, Holdings shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration all Registrable Securities to which Holdings has received written requests for inclusion in such registration within 20 days after receipt of Holdings' notice. Holdings shall pay the registration expenses of the holders of Registrable Securities in all such piggyback registrations. The registration rights agreement contains typical "cut back" provisions in connection with both demand registrations and piggyback registrations. We will provide the holders of the Registrable Securities with typical indemnification in the event of certain misstatements or omissions made in connection with both demand registrations and piggyback registrations.

                   DESCRIPTION OF THE SENIOR CREDIT FACILITY

     We entered into a new credit facility on February 12, 1999 with Chase Bank of Texas, National Association, as agent and lender, and which includes certain other lenders as parties. Our credit facility provides for:

          (1) a revolving credit facility under which we may borrow up to $100 million, including a standby letter of credit facility of up to $5 million; and

          (2) a term loan facility under which we have borrowed $50.0 million.

Borrowings under the revolving credit facility are required to be used to finance permitted acquisitions and new store development, and for other working capital and general corporate purposes.

     Under our credit facility, the revolving credit facility expires on December 31, 2003, subject to a one-year extension upon request and unanimous approval of the lenders. The term loan facility is repayable as follows:

          (1) an aggregate of $3.0 million payable in four quarterly installments in 1999;

          (2) an aggregate of $4.0 million payable in four quarterly installments in 2000;

          (3) an aggregate of $5.0 million payable in four quarterly installments in 2001;

          (4) an aggregate of $6.0 million payable in four quarterly installments in 2002;

          (5) an aggregate of $7.0 million payable in four quarterly installments in 2003; and

          (6) a final payment of $25.0 million payable upon the term loan facility's maturity on December 31, 2003.

     Borrowings under the revolving credit facility and the term loan facility bear interest at a per annum rate, at our option, of either:


          (1) (a) the greater of the prime rate, or the Federal Funds Rate plus .50%, plus (b) a margin of 0%, .25%, .50% or .75%, based on debt to cash flow ratios; or


          (2) LIBOR plus a margin of 1.00%, 1.25%, 1.50%, 1.75%, 2.00% or 2.25%, based on debt to cash flow ratios.


     In general, our obligations under our credit facility are secured by all of our assets, tangible or intangible, real, personal or mixed, and those of each of our subsidiaries and by a pledge of our stock, a pledge of the stock of each of our subsidiaries, and by a pledge by Holdings of all of our outstanding capital stock. In addition, Holdings and each of our subsidiaries guarantee payment of all obligations under our credit facility. Under our credit facility, we are required to make mandatory prepayments of principal annually in an amount equal to 50% of Excess Cash Flow, and also in the event of certain dispositions of assets, all subject to certain exceptions, in an amount equal to 100% of the net proceeds received by us from those dispositions. The term Excess Cash Flow is defined in our credit facility.


     Our credit facility contains certain covenants, including those limiting our and our subsidiaries' ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of our or our subsidiaries' business, make certain investments or pay dividends. In addition, our credit facility requires us to meet certain financial ratio tests.

                          DESCRIPTION OF THE EXCHANGE NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "we," "ours," and "us" refer only to Carrols Corporation and not to any of our subsidiaries.

     The outstanding notes have been, and the exchange notes will be, issued by us under the indenture, dated as of November 24, 1998, among us, the Guarantors, and IBJ Whitehall Bank & Trust Company, formerly IBJ Schroder Bank & Trust Company, which is incorporated by reference into this prospectus. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The term "notes" refers to both the outstanding notes and the exchange notes.

     The following description is a summary of the material provisions of the indenture. It does not restate the indenture. It does not restate the indenture in its entirety. Because this is a summary, we urge you to read the indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the exchange notes. We have filed copies of the indenture as an exhibit to the registration statement which includes this prospectus.

GENERAL

     The notes are:

          o general unsecured obligations of ours;

          o subordinated in right of payment to all existing and future Senior Indebtedness;

          o senior in right of payment to any future Subordinated Indebtedness; and

          o unconditionally guaranteed by the Guarantors.

     As of December 31, 1998, we had approximately $88.6 million of Senior Indebtedness. We and our subsidiaries may incur additional Senior Indebtedness under the terms of the indenture, subject to certain restrictions.

PRINCIPAL, MATURITY AND INTEREST

     The exchange notes will be limited in aggregate principal amount to $170,000,000. The exchange notes will mature on December 1, 2008. Interest on the exchange notes will accrue at the rate of 9.5% per annum and will be payable semiannually in arrears on each June 1 and December 1, commencing on June 1, 1999, to the registered holders at the close of business on the immediately preceding May 15 and November 15. Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original insurance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     If a holder of exchange notes has given wire transfer instructions to us, we may make all principal, premium and interest payments on those exchange notes in accordance with those instructions. All other payments on the exchange notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

TRANSFER AND EXCHANGE

     A holder may transfer or exchange any exchange note in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the indenture. We are not required to transfer or exchange any exchange note selected for redemption.

SUBORDINATION

     The payment of principal, premium, if any, and interest on the exchange notes will be subordinated to the prior payment in full of all Senior Indebtedness.

     All Senior Indebtedness then due shall be paid in full before the holders will be entitled to receive any payment with respect to the exchange notes, except that holders may receive and retain Permitted Junior Securities and payments made from the trust described under "Legal Defeasance and Covenant Defeasance," in the event of any distribution to our creditors:

          (1) in the event of our liquidation or dissolution;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property; or

          (3) in an assignment for the benefit of creditors.

     We also may not make any payment in respect of the exchange notes except in Permitted Junior Securities or from the trust described under the caption "Legal Defeasance and Covenant Defeasance," if:

          (1) a payment Default on any Senior Indebtedness occurs and is continuing beyond any applicable grace period; or

          (2) any other Default occurs and is continuing with respect to any Designated Senior Indebtedness that permits holders of that Designated Senior Indebtedness to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from us or the holders of such Designated Senior Indebtedness.

     Payments on the exchange notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of at least 90 consecutive days.

     As a result of the subordinated provisions described above, in the event of a liquidation or insolvency, holders of Indebtedness may recover less ratably than creditors of ours who are holders of Senior Indebtedness.

SUBSIDIARY GUARANTEES

     Each of our subsidiaries which currently conducts business operations and all of our future subsidiaries will jointly and severally guarantee in full our obligations under the exchange notes and the indenture. Each guarantee will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor making the guarantee. The obligations of each Guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

     A Guarantor may not consolidate with or merge with or into, whether or not such Guarantor is the surviving Person, another corporation, Person or entity unless:

          (1) the Person formed by or surviving any such consolidation or merger, if other than such Guarantor, assumes all the obligations of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the trustee, and is incorporated under the laws of the United States, any state or the District of Columbia;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists;

          (3) we would have a Consolidated Net Worth immediately after giving effect to such transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction; and

          (4) we would be permitted by virtue of our pro forma Consolidated Fixed Charge Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Disqualified Capital Stock."

     The guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor, including by way of merger or consolidation, if we apply the net proceeds of that sale or other disposition, in accordance with the applicable provisions of the indenture; or

          (2) in connection with any sale of all of the capital stock of a Guarantor, if we apply the net proceeds of that sale in accordance with the applicable provisions of the indenture.

OPTIONAL REDEMPTION

     On or prior to December 1, 2001, we may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of notes originally issued under the indenture at a redemption price of 109.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of the notes remain outstanding immediately after the occurrence of each such redemption, excluding notes held by us and our subsidiaries; and

          (2) each such redemption shall occur within 90 days after the date of the closing of each such Public Equity Offering.

     Except pursuant to the preceding paragraph, we will not be able to redeem the exchange notes prior to December 1, 2003.

     After December 1, 2003, we may redeem all or a part of the exchange notes upon not less than 30 nor more than 60 days' notice, at the redemption prices, expressed as percentages of principal amount, set forth below, plus accrued and unpaid interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

YEAR                                                                       PERCENTAGE
------------------------------------------------------------------------   ----------
2003....................................................................     104.750%
2004....................................................................     103.167%
2005....................................................................     101.583%
2006 and thereafter.....................................................     100.000%

SELECTION AND NOTICE OF REDEMPTION

     If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed. If the notes are not so listed, the trustee will make the selection of notes for redemption on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate. No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

MANDATORY REDEMPTION

     Except as set forth below under the caption "--Repurchase at the Option of Holders," we are not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

REPURCHASE AT THE OPTION OF HOLDERS

     CHANGE OF CONTROL

     If a Change of Control occurs, each holder will have the right to require us to make an offer (a "Change of Control Offer") to each holder to repurchase all or any part, equal to $1,000 or an integral multiple thereof, of such holder's exchange notes. In the Change of Control offer, we will offer payment in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control.

     On the Change of Control Payment Date, we will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the trustee and the notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by us.

     The paying agent will promptly mail to each holder of notes so tendered the change of control payment for such notes, and the trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with the provisions of this "Change of Control" covenant, but in any event within 30 days following a Change of Control, if the repurchase of notes would violate any other Indebtedness, we will either repay all such Indebtedness or obtain the requisite consents, if any, under all agreements governing such Indebtedness to permit the repurchase of notes. We will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     Our credit facility provides that certain change of control events with respect to us would constitute a default. Any other future credit agreements or other agreements relating to Senior Indebtedness to which we become a party may contain similar provisions. If a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to the purchase of notes or we could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing notes. Our failure to purchase tendered notes following a Change of Control would constitute an Event of Default under the indenture which, in turn, would constitute a default under our credit facility.

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     ASSET SALES

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) we or the Restricted Subsidiary, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or sold or otherwise disposed of; and

          (2) at least 90% of the consideration therefor received by us or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

     However, we and our Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with the preceding paragraph if:

          (1) We or the applicable Restricted Subsidiary, as the case may be, receive consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of; and

          (2) at least 90% of the consideration for such Asset Sale constitutes cash or Replacement Assets; provided that any consideration not constituting Replacement Assets, received by us or any of our restricted subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph, shall constitute Net Cash Proceeds subject to the provisions of the next paragraph.

     Within 270 days of the receipt of any Net Cash Proceeds from an Asset Sale, we may apply such Net Cash Proceeds, at our option:

          (1) to prepay Indebtedness under our credit facility and permanently reduce the availability thereunder;

          (2) to repay any Senior Indebtedness and permanently reduce the availability thereunder;

          (3) to make an investment in Replacement Assets; or

          (4) to effect a combination of the transactions set forth in clauses
              (1), (2) and (3) of this paragraph.

     When the aggregate amount of Net Cash Proceeds from Assets Sales which are not applied or invested as provided in the preceding paragraph ("Excess Proceeds") exceeds $5.0 million, we will be required to make an offer to all holders of notes to purchase on a pro rata basis, that amount of notes equal to the amount of Excess Proceeds. The offer price will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase and will be paid in cash. In the event of a transfer of substantially all, but not all, of the property and assets of us and our Restricted Subsidiaries as an entirety to a Person which is permitted under "--Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of us and our Restricted Subsidiaries not so transferred for purposes of this "Asset Sales" provision and shall comply with this Asset Sales provision in connection with such deemed sale.

CERTAIN COVENANTS

     INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness and we will not issue any Disqualified Capital Stock and will not permit our Restricted Subsidiaries to issue any preferred stock except preferred stock of a Restricted Subsidiary issued to, and as long as it is held by, us or a Wholly-Owned Restricted Subsidiary of ours; provided, however, that if no Default or Event of Default has occurred and is continuing, we or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, we may issue Disqualified Capital Stock and any Restricted Subsidiary may issue preferred stock, if, in any case, at the time of and immediately after giving pro forma effect to such incurrence of such Indebtedness or the issuance of such Disqualified Capital Stock or preferred

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
stock, as the case may be, and the use of proceeds therefrom, our Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

           (1) Indebtedness under the notes and Permitted Refinancings thereof;

           (2) Indebtedness incurred pursuant to a senior secured credit facility, including the Senior Credit Facility, provided that the aggregate principal amount at any time outstanding does not exceed $155 million;

           (3) Permitted Refinancings of:

           (a) other Indebtedness of ours or any Restricted Subsidiary to the extent outstanding on the date of issuance of the outstanding notes reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; and

           (b) Indebtedness incurred under the Consolidated Fixed Charge Coverage Ratio test of the first paragraph of this covenant;

           (4) Interest Swap Obligations of ours covering Indebtedness of ours or any Restricted Subsidiary; provided, that such Interest Swap Obligations are entered into to protect us and our Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

           (5) Currency Swap Obligations of ours covering Indebtedness of our or any Restricted Subsidiary; provided, however, that such Currency Swap Obligations are entered into to protect us and our Restricted Subsidiaries from fluctuations in currency exchange rates on obligations incurred in accordance with the Indenture to the extent the notional principal amount of such Currency Swap Obligation does not exceed the amount of the underlying obligation to which such Currency Swap Obligation relates;

           (6) Commodity Obligations of ours covering Indebtedness of ours or any Restricted Subsidiary; provided, however, that such Commodity Obligations are entered into to protect us and our Restricted Subsidiaries from fluctuations in the price of commodities actually used in our and our Restricted Subsidiaries' ordinary course of business;

           (7) Indebtedness of a Restricted Subsidiary to us or to a Restricted Subsidiary for so long as such Indebtedness is held by us or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than us or a Restricted Subsidiary; provided that if as of any date any Person other than us or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

           (8) Indebtedness of ours to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary, in each case subject to no Lien; provided that:

           (a) any Indebtedness of ours to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to our obligations under the Indenture and the Notes; and

           (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Indebtedness permitted by this clause (8);

           (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn

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
               against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (10) Indebtedness of ours or any Restricted Subsidiary represented by letters of credit for our account or the account of such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (11) Indebtedness represented by Capitalized Lease Obligations of ours and our Restricted Subsidiaries with respect to leasehold improvements and equipment;

          (12) Purchase Money Indebtedness; and

          (13) additional Indebtedness of ours in an aggregate principal amount not to exceed $30 million at any one time outstanding.

     For purposes of determining compliance with this "Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of "Permitted Indebtedness" described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, we will be permitted to classify such item of Indebtedness on the date of its incurrence in any matter that complies with this covenant.

     SENIOR SUBORDINATED INDEBTEDNESS

     We will not, and will not cause or permit any Guarantor to directly or indirectly incur, or be liable for any Indebtedness that expressly ranks senior in right of payment to the exchange notes or the guarantees of such Guarantor, as the case may be, and subordinate in right of payment to any other Indebtedness of ours or such Guarantor, as the case may be.

     RESTRICTED PAYMENTS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other distribution on account of our Capital Stock (other than dividends or distributions payable in our Qualified Capital Stock);

          (2) redeem any of our Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock; or

          (3) make any Investment (other than Permitted Investments) (all such payments and other actions set forth in clauses (1) through
              (3) above being collectively referred to as a "Restricted
              Payment"),

unless, at the time of and after giving effect to such Restricted Payment:

          (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (2) we would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant under the caption "--Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock"; and

          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by us and our Restricted Subsidiaries after the date of the Indenture, is less than or equal to the sum, without duplication, of

          (a) 50% of our Consolidated Net Income for the period (taken as one account period) commencing after the date of the indenture to the date of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such deficit), plus

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
          (b) 100% of the aggregate net cash proceeds received by us since the date of the indenture and on or prior to the date of the Restricted Payment from any Person (other than one of our subsidiaries) from the issue and sale of our Qualified Capital Stock or from any equity contribution from a holder of our Capital Stock (other than Qualified Capital Stock), or any equity contribution, the proceeds of which are used to redeem notes under "--Optional Redemption," plus

          (c) the principal amount of any Indebtedness of ours or any of our subsidiaries incurred after the date of the Indenture which has been converted into or exchanged for our Qualified Capital Stock (minus the amount of any cash or property distributed by us or our subsidiaries upon such conversion or exchange), plus

          (d) the amount equal to the net reduction in Investments (other than Permitted Investments) made by us or any of our Restricted Subsidiaries in any Person, resulting from, without duplication:

                (x) repurchases or redemptions of such Investments, proceeds realized upon the sale of such Investments to an unaffiliated purchaser and repayments of loans or advances or other transfers of assets by such Person to us or any of our Restricted Subsidiaries; or

                (y) the redesignation of Unrestricted Subsidiaries as Restricted
                    Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed the initial amount of the Restricted Payment in such Unrestricted Subsidiary;

                 provided, that, no amount shall be included under this clause
                 (d) to the extent already included in Consolidated Net Income.

The preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

          (2) so long as no Default has occurred and is continuing or would be caused thereby, the redemption, repurchase, retirement, defeasance or other acquisition of any of our subordinated Indebtedness or Capital Stock in exchange for, or out of the net cash proceeds of the substantially concurrent sale of Qualified Capital Stock of ours; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
              (3)(b) of the preceding paragraph;

          (3) so long as no Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of ours with the net cash proceeds from a substantially concurrent sale of subordinated Indebtedness of ours;

          (4) so long as no Default has occurred and is continuing or would be caused thereby, the payment of any dividends or distributions by us to Holdings which Holdings promptly applies to repurchase its Capital Stock, including rights, options or warrants to acquire its Capital Stock, from employees of Holdings or any of its subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, provided that the aggregate amount of such payments does not exceed $1 million in any fiscal year; provided, however, that amounts not expended in any calendar year may be expended in succeeding fiscal years up to a maximum of $3 million in any fiscal year;

          (5) so long as no Default has occurred and is continuing or would be caused thereby, Restricted Payments not to exceed $10 million during the term of the indenture; and

          (6) dividends or payments to Holdings for overhead expenses, including legal, accounting and other professional fees, directly attributable to our operations and those of our Restricted Subsidiaries.

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
In determining the amount of Restricted Payment made under clause (3) of the preceding paragraph, amounts expended under clauses (1), (4) and (5) of this paragraph will be included, but amounts under clauses (2) and (3) of this paragraph will not be included.

     The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by us or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by our Board of Directors.

     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     We will not, and will not cause or permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of our Restricted Subsidiaries to:

          (1) pay dividends or make any other distributions on or in respect of their Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to us or any of our other Restricted Subsidiaries; or

          (3) transfer any of our or their property or assets to us or any of our other Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

           (1) applicable law;

           (2) the indenture;

           (3) customary non-assignment provisions of any contract or any lease entered into in the ordinary course of business and consistent with past practices governing a leasehold interest of any Restricted Subsidiary;

           (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

           (5) agreements existing on the date of the indenture, to the extent and in the manner such agreements are in effect on the date of the indenture;

           (6) customary Liens granted by us or any Restricted Subsidiary to secure Senior Indebtedness or Senior Indebtedness of a Restricted Subsidiary;

           (7) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) of this paragraph; provided, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to us in any material respect as determined by our Board of Directors in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or
               (5);

           (8) Purchase Money Indebtedness for property or assets acquired in the ordinary course of business that only imposes encumbrances or restrictions on the property so acquired;

           (9) Permitted Liens; and

          (10) any agreement for the sale or disposition of the Capital Stock or assets of a Restricted Subsidiary; provided, that such encumbrances and restrictions are only applicable to such assets or Restricted Subsidiary, as applicable, and any such sale or disposition is made in compliance with the "Asset Sales" provision above.

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
     LIENS

     We will not, and will not permit any Restricted Subsidiary to, incur or suffer to exist any Lien, other than Permitted Liens, on our or our Restricted Subsidiary's property or assets to secure Indebtedness that is pari passu or subordinate in right of payment to the exchange notes, or the guarantees, without making, or causing such Restricted Subsidiary to make, effective provision for securing the exchange notes or the guarantees; provided, that:

          (1) in the case of a Lien securing Indebtedness that is pari passu with the exchange notes or the guarantees, the Lien securing the exchange notes or the guarantees is senior or pari passu in priority with such Lien and

          (2) in the case of a Lien securing Indebtedness that is subordinated in right of payment to the exchange notes or the guarantees, the Lien securing the exchange notes or the guarantees is senior in priority to such Lien.

     Notwithstanding the foregoing, any security interest granted by us or any Restricted Subsidiary to secure the exchange notes or the guarantees, created pursuant to the previous paragraph will provide that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of ours or any Restricted Subsidiary described in the previous paragraph of their security interest (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness), at a time when:

          (1) no other Indebtedness that is pari passu or subordinated in right of payment to the exchange notes or the guarantees has been secured by such property or assets of ours or any such Restricted Subsidiary; or

          (2) the holders of all such other Indebtedness which is secured by such property or assets of ours or any such Restricted Subsidiary release their security interest in such property or assets (including any deemed release upon indefeasible payment in full of all obligations under such Indebtedness).

     MERGER, CONSOLIDATION, OR SALE OF ASSETS

     We will not, in a single transaction or series of related transactions:

     o consolidate or merge with or into another Person, whether or not we are the surviving corporation; or

     o sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our properties or assets, in one or more related transactions, to another Person; unless:

          (1) either:

             (a) we are the surviving corporation; or

             (b) the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of us under the exchange notes and the Indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) we or the Person formed by or surviving any such consolidation or merger (if other than us):

             (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than our Consolidated Net Worth immediately preceding the transaction; and

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
             (b) will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock."

     Each Guarantor will not, and we will not cause or permit any Guarantor to, consolidate or merge with or into any Person other than us or any other Guarantor, unless:

          (1) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor on its guarantee pursuant to a supplemental indenture;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) we will immediately after the transaction satisfy clause (4) of the previous paragraph.

     TRANSACTIONS WITH AFFILIATES

     We will not, and will not permit any of our Restricted Subsidiaries to, enter into or permit or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to us or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by us or such Restricted Subsidiary with an unrelated Person; and

          (2) we deliver to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) transactions between or among us and/or our Restricted
              Subsidiaries;

          (2) payment of reasonable fees and compensation paid to, and indemnity provided on behalf of, our or any of our Restricted Subsidiaries' officers, directors, employees or consultants and determined in good faith by our Board of Directors;

          (3) any agreement in effect on the date of the indenture and as described under "Certain Relationships and Related Transactions" elsewhere in this prospectus; and

          (4) Restricted Payments that are permitted by the provisions of the indenture.

     ADDITIONAL SUBSIDIARY GUARANTEES

     If we or any of our Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Restricted Subsidiary that is not a Guarantor, or if we or any of our Restricted Subsidiaries organize, acquire or otherwise invest in another Restricted Subsidiary, then such transferee or newly acquired or other Restricted Subsidiary shall execute and deliver to the trustee a supplemental indenture as a Guarantor and deliver to the trustee an opinion of counsel.

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     DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

     We may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by us and our Restricted Subsidiaries in the Subsidiary so designated will be deemed to be an Investment constituting a Restricted Payment made as of the time of such designation. All such outstanding Investments will be valued at the fair market value of our proportionate interest in the net worth of such Subsidiary at the time of such designation calculated in accordance with GAAP. That designation will only be permitted if such Restricted Payment would be permitted at that time. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default and all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such redesignation would, if incurred at such time, have been permitted to be incurred for all purposes of the indenture.

     Neither we nor any Restricted Subsidiary shall at any time:

          (1) provide credit support for or guarantee any Indebtedness of any Unrestricted Subsidiary;

          (2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

          (3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary.

     CONDUCT OF BUSINESS

     We and our Restricted Subsidiaries will not engage in any businesses other than Permitted Businesses.

     REPORTS

     Whether or not required by the Commission, we will file with the Commission within the time periods specified in the Commission's rules and regulations and deliver to the trustee and the holders within 15 days after filing with the
Commission:

          (1) all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K; and

          (2) all current reports required to be filed with the Commission on Form 8-K.

     In addition, we will furnish the holders, and to securities analysts and prospective investors upon their request, information required to be delivered under Rule 144(d)(4) under the Securities Act.

EVENTS OF DEFAULT

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on the notes, whether or not prohibited by the subordination provisions of the indenture;

          (2) default in payment when due of the principal of or premium, if any, on the notes, whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure to comply with the covenant described under "Merger, Consolidation, or Sale of Assets";

          (4) failure for 30 days after notice to comply with any of the other agreements or covenants in the Indenture;

          (5) default under one or more instruments under which there may be issued or by which there may be secured or evidenced any Indebtedness having an outstanding principal amount of

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              $10.0 million or more, individually or in the aggregate, of ours or any of our Restricted Subsidiaries, if that default:

             (a) results in the acceleration of such Indebtedness prior to its express maturity; or

             (b) is caused by a failure to pay principal of such Indebtedness at its stated maturity and the grace period provided in such Indebtedness on the date of such default has expired;

          (6) failure by us or any of our Restricted Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (7) except as permitted by the indenture, any guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor shall deny or disaffirm its obligations under its guarantee; and

          (8) certain events of bankruptcy or insolvency with respect to us or any of our Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to us or any Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee is not under any obligation to exercise its powers under the Indenture unless the holders have provided the trustee with a reasonable indemnity.

     The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the notes. Upon becoming aware of any Default or Event of Default, we are required to deliver to the trustee a statement specifying such Default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding exchange notes ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest on such exchange notes when such payments are due from the trust referred to below;

          (2) our obligations with respect to the exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events, not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events, described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

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     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated maturity or on the applicable redemption date, as the case may be;

          (2) in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

                (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or

                (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

                in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either:

                (a) on the date of such deposit other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

                (b) insofar as Event of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

          (6) we shall have delivered to the trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) we shall have delivered to the trustee an officers' certificate stating that the deposit was not made by us within the intent of preferring the holders of notes over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (8) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Without the consent of each holder affected, an amendment or waiver may not:

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

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          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) make any note payable in money other than that stated in the notes;

          (5) make any change in the provisions of the Indenture relating to waivers of past Defaults or the right of holders of notes to receive payments of principal of or premium, if any, or interest on the notes;

          (6) make any change in any material respect to our obligation to make a Change of Control Offer or a Net Proceeds Offer in connection with an Asset Sale;

          (7) change the provisions of the notes or guarantees relating to subordination or the definition of Senior Indebtedness in a manner adverse to the holders;

          (8) release a Guarantor from its obligations under its guarantee and the Indenture if not in compliance with the Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     Notwithstanding the preceding, without the consent of any holder, we and the trustee may amend or supplement the Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertified notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of our obligations or the obligations of a Guarantor to holders in the case of a merger or consolidation or sale of all or substantially all of our assets or the merger or consolidation of such Guarantor;

          (4) to make any change that would provide any additional rights or benefits to the holders or that does not adversely affect the legal rights under the indenture of any such holder;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

          (6) to add to the covenants of ours or any Guarantor for the benefit of the holders or to reduce any right of ours or any Guarantor.

CONCERNING THE TRUSTEE

     If IBJ Whitehall Bank & Trust Company, the trustee, becomes our creditor or a creditor of any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict or resign.

     The indenture provides that in case an Event of Default shall occur and be continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

CERTAIN DEFINITIONS

     Set forth below are certain of the defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with us or any of our Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each

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case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

     "amend" means amend, modify, supplement, restate or amend and restate, including successively; and "amending" and amended have correlative meanings.

     "Asset Acquisition" means:

          (1) an Investment by us or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary of us or any Restricted Subsidiary, or shall be merged with or into us or any Restricted Subsidiary; or

          (2) the acquisition by us or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by us or any of our Restricted Subsidiaries, including any Sale and Leaseback Transaction, to any Person of:

          (1) any Capital Stock of any Restricted Subsidiary; or

          (2) any other property or assets of ours or any Restricted Subsidiary other than in the ordinary course of business.

     Not withstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) a transaction or series of related transactions for which we or our Restricted Subsidiaries receive aggregate consideration of less than $1.5 million;

          (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of our assets as permitted under the caption "--Merger, Consolidation or Sale of Assets";

          (3) the Pollo Sale-Leaseback; or

          (4) transactions resulting in a Partnership Investment and a Partnership Loan.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee of that board of directors.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capital Stock" means:

          (1) in the case of a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of the corporation; and

          (2) in the case of a Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes

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of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any United States Government agency and backed by the full faith and credit of the United States maturing within one year from the date of acquisition;

          (2) marketable direct obligations issued by any state of the United States or any political subdivision of any state or any public instrumentality of any state maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.;

          (3) commercial paper maturing no more than one year from the date of creation and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition issued by any bank organized under the laws of the United States or any state of the United States or the District of Columbia or any United States branch of a foreign bank having at the date of acquisition combined capital and surplus of at least $250,000,000;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) of this definition entered into with any bank meeting the qualifications specified in clause (4) of this definition; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses
              (1) through (5) above.

     "Change of Control" means the occurrence of any of the following:

          (1) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of our assets to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act, together with any Affiliates other than to the Permitted Holders;

          (2) the approval by the holders of our Capital Stock of any plan or proposal for the liquidation or dissolution of us;

          (3) prior to the earlier to occur of (a) the first public offering of Capital Stock of Holdings or (b) the first public offering of our Capital Stock; either

             (a) the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 45% in the aggregate of the total voting power of our Voting Stock, whether as a result of issuance of securities of ours, any merger, consolidation, liquidation or dissolution of us, any direct or indirect transfer of securities by Holdings or otherwise; or

             (b) any "person" (as such term is used in Section 13(d) and
                 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined above), directly or indirectly, of more of the total voting power of the voting stock of ours than the Permitted Holders;

          (4) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner, as defined in clause (3) of this definition, directly or indirectly, of more than 30% of the total voting power of our Voting Stock; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of

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              our Voting Stock than such other person and do not have the right or ability by voting power, contract or otherwise to elect designate for election a majority of our Board of Directors; or

          (5) the replacement of a majority of our Board of Directors over a two-year period from the directors who constituted our Board of Directors at the beginning of such period, and the replacement shall not have been approved by a vote of at least a majority of our Board of Directors then still in office who either were members of our Board of Directors at the beginning of such period or whose election as a member of our Board of Directors was previously so approved.

     "Commodity Obligations" means the obligations of any Person pursuant to any commodity futures contract, commodity option or other similar agreement or arrangement.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the date of the Indenture or issued after the date of the Indenture, and includes all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby,

             (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

             (b) Consolidated Interest Expense; and

             (c) Consolidated Non-cash Charges, less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.

     In addition, for purposes of calculating the "Consolidated Fixed Charge Coverage Ratio," "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis (calculated in accordance with Regulation S-X under the Securities Act) for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be, occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition, including the incurrence, assumption or liability for any such Acquired Indebtedness, occurred on the first day of the Four Quarter Period.

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     In calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense; and

          (2) the product of (a) the amount of all dividend payments on any series of Preferred Stock of such Person or its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid with respect to such Preferred Stock held by such Person or its Restricted Subsidiaries) paid, accrued or scheduled to be paid or accrued during such period times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations,
              (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations, in each case paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that the following shall be excluded:

          (1) after-tax gains from Asset Sales or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date of the acquisition;

          (4) the net income (but not loss) of any Restricted Subsidiary of the specified Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary, except, for purposes of the covenant described under "--Restricted Payments," to the extent of cash dividends or distributions paid to the specified Person or to a Restricted Subsidiary of the specified Person by such Person unless, and to the extent, in the case of a Restricted Subsidiary who receives such dividends or distributions, such Restricted Subsidiary is subject to clause
              (4) above;

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          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the date of the indenture;

          (7) income or loss attributable to discontinued operations, including operations disposed of during such period whether or not such operations were classified as discontinued; and

          (8) in the case of a successor to the specified Person by consolidation or merger or as a transferee of the specified Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Currency Swap Obligations" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or similar agreement.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness" means:

          (1) any Indebtedness outstanding under the Senior Credit Facility; and

          (2) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $20 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by us has been filed with the Trustee.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by our Board of Directors acting reasonably and in good faith.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of the indenture.

     "Guarantor" means each of:

          (1) Carrols Realty Holdings Corp., Carrols Realty I Corp., Carrols Realty II Corp., Carrols J.G. Corp., Quanta Advertising Corp., Pollo Franchise, Inc. and Pollo Operations, Inc.; and

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          (2) each of our Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture as a Guarantor.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor:

          (1) all obligations of such Guarantor under the senior credit facility;

          (2) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Guarantor;

          (3) all obligations of such Guarantor under stand-by letters of credit; and

          (4) all other Indebtedness of such Guarantor, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor is incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the guarantee of such Guarantor, and all renewals, extensions, modifications, amendments or Refinancings thereof.

     Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include:

          (1) to the extent that it may constitute Indebtedness, any obligation for federal, state, local or other taxes;

          (2) any Indebtedness among or between such Guarantor and us or any of our Subsidiaries or any of our Affiliates or any of such Affiliate's Subsidiaries;

          (3) to the extent that it may constitute Indebtedness, any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

          (4) that portion of any Indebtedness that is incurred in violation of the Indenture;

          (5) Indebtedness evidenced by the guarantees;

          (6) Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor;

          (7) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; and

          (8) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur, assume, guarantee or otherwise become directly or indirectly liable, continently or otherwise, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred" and "incurring" shall have meanings correlative to the foregoing).

     "Indebtedness" means with respect to any Person, without duplication:

          (1) all indebtedness of such Person for borrowed money;

          (2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) all Capitalized Lease Obligations of such Person;

          (4) all indebtedness of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

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          (5) reimbursement obligations of such Person on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of indebtedness or obligations referred to in clauses (1) through
              (5) above and clause (8) below;

          (7) all obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured;

          (8) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm:

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in us; and

          (2) which, in the judgment of our Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to, or any purchase or acquisition by, such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person, but shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the covenant described above under the caption "--Restricted Payments":

          (1) "Investment" shall include the applicable Designation Amount at the time of the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary; and

          (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by us or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such

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              payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If we or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, we no longer own, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, other than the portion of any such deferred payment constituting interest, received by us or any of our Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including legal, accounting and investment banking fees and sales commissions;

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale; and

          (4) appropriate amounts to be provided by us or any Restricted Subsidiary, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by us or any Restricted Subsidiary after such Asset Sale.

     "Partnership Investments" mean Investments by us or a Restricted Subsidiary in a partnership:

          (1) which holds one or more Burger King franchises;

          (2) in which we or a Restricted Subsidiary have at least a 20% equity interest and the remaining equity interest is held by a former employee of ours or a Restricted Subsidiary; and

          (3) which has outstanding Partnership Loans, consistent with past practice.

     "Partnership Loans" means loans made by us or a Restricted Subsidiary to an entity:

          (1) in which we or a Restricted Subsidiary have a Partnership Investment; and

          (2) which finance the acquisition of assets from us or a Restricted Subsidiary at fair market value.

     "Permitted Business" means the business conducted by us and our Restricted Subsidiaries on the date of the Indenture and other similar or reasonably related business.

     "Permitted Holders" means BIB Holdings (Bermuda) Ltd., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Alan Vituli or Daniel T. Accordino or their respective affiliates or, in the case of a natural person, any entity of which the controlling owners or beneficiaries consist of family members of such natural person or such natural person.

     "Permitted Investments" means:

          (1) Investments by us or any Restricted Subsidiary in any Person that immediately after such Investment will be our Restricted Subsidiary;

          (2) Investments in us by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated pursuant to a written agreement, to our obligations under the notes and the indenture;

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          (3) Investments in cash and Cash Equivalents;

          (4) loans and advances to our employees and officers and those of our Restricted Subsidiaries (other than to Permitted Holders) in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

          (5) Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations entered into in the ordinary course of our business or the business of our Restricted Subsidiaries and otherwise in compliance with the indenture;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Investments made by us or our Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described above under the caption "--Asset Sales;"

          (8) Partnership Loans and Partnership Investments in an aggregate amount not to exceed $5 million (without duplication) at any one time outstanding; and

          (9) Investments made by us or any Restricted Subsidiary of ours in a Restricted Subsidiary of ours.

     "Permitted Junior Securities" means any securities of ours or any other Person that are:

          (1) equity securities without special covenants; or

          (2) debt securities expressly subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent that, the notes are subordinated as provided in the indenture, in any event pursuant to a court order so providing and as to which:

              (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the indenture;

              (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the indenture; and

              (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

     "Permitted Liens" means:

          (1) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings;

          (2) Liens existing on the date of the Indenture;

          (3) Liens securing only the notes;

          (4) Liens in favor of us or any Restricted Subsidiary;

          (5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (6) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of our business and that of our Restricted Subsidiaries;

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
          (7) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business;

          (8) judgment Liens not giving rise to an Event of Default; and

          (9) Liens securing letters of credit entered into in the ordinary course of business.

     "Permitted Refinancing" means, with respect to any Indebtedness of any Person, any Refinancing of such Indebtedness; provided, however, that:

          (1) such Indebtedness shall not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by us in connection with the Refinancing;

          (2) such Indebtedness other than Senior Indebtedness shall not have a Weighted Average Life to Maturity that is less than Weighted Average Life to Maturity of the Indebtedness being Refinanced or a final maturity earlier than the final maturity of the Indebtedness being Refinanced; and

          (3) if the Indebtedness being Refinanced is subordinate or junior to the notes, then such Refinancing Indebtedness shall be subordinate to the notes, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision of a governmental agency.

     "Pollo Sale-Leaseback" means a Sale and Leaseback Transaction in respect of real estate assets acquired in connection with our acquisition of Pollo Tropical and completed within 360 days of the date of the indenture.

     "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

     "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or us pursuant to a registration statement filed with the Commission in accordance with the Securities Act; provided, however, that in the event of a Public Equity Offering by Holdings, Holdings contributes to our capital the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate redemption price plus accrued interest to the date of redemption of the notes to be redeemed as described under the caption "Optional Redemption."

     "Purchase Money Indebtedness" means Indebtedness of ours and our Restricted Subsidiaries incurred in the normal course of business for the purpose of financing part of the purchase price, or the cost of installation, construction or improvement, of property or equipment, including quick-service restaurant properties and related franchises and other intangibles; provided, however:

          (1) the Indebtedness shall not exceed 75% of the cost of such property or assets and shall not be secured by any property or assets of our or any Restricted Subsidiary other than the property and assets so acquired or constructed;

          (2) the Indebtedness constituting such Indebtedness, other than the refinancing of such Indebtedness, shall have initially been incurred within 270 days of the entering into or incurrence of the transaction; and

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          (3) the Lien securing such Indebtedness shall be created within
              270 days of the acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of the refinancing.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "redeem" means redeem, repurchase, defuse or otherwise acquire or retire for value; and "redemption" and "redeemed" have correlative meanings.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defuse or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Replacement Assets" means, with respect to an Asset Sale, properties and assets that replace the properties and assets that were the subject of such Asset Sale or properties and assets that will be used in a Permitted Business, or the Capital Stock of an entity all of whose assets constitute Replacement Assets.

     "Restricted Subsidiary" means any Subsidiary of ours which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to us or a Restricted Subsidiary of any property, whether owned by us or any Restricted Subsidiary at the date of the Indenture or later acquired, which has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

     "Senior Credit Facility" means the Loan Agreement dated as of May 12, 1997, as amended, among us, Chase Bank of Texas, National Association, as agent, and the lenders party to the agreement in their capacities as lenders, together with the related documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder (provided that the increase in borrowings is permitted under the caption "Limitation on Incurrence of Additional Indebtedness and Issuance of Disqualified Capital Stock" above) or adding Restricted Subsidiaries of ours as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Indebtedness" means, at any date:

          (1) all obligations of ours under the Senior Credit Facility;

          (2) all Interest Swap Obligations, Currency Swap Obligations and Commodity Obligations of ours;

          (3) all obligations of ours under stand-by letters of credit; and

          (4) all other Indebtedness of ours, including principal, premium, if any, and interest, including Post-Petition Interest, on such Indebtedness, unless the instrument under which such Indebtedness is incurred expressly provides that such Indebtedness is not senior or superior in right of payment to the notes, and all renewals, extensions, modifications, amendments or Refinancings thereof.

Notwithstanding the foregoing, Senior Indebtedness shall not include:

          (1) any obligation for federal, state, local or other taxes;

          (2) any Indebtedness among or between us and any Subsidiary of ours or any Affiliate of ours or any of such Affiliate's Subsidiaries;

          (3) any obligation in respect of any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business;

          (4) that portion of any Indebtedness that is incurred in violation of the Indenture;

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          (5) Indebtedness evidenced by the notes;

          (6) Indebtedness of ours that is expressly subordinate or junior in right of payment to any other Indebtedness of ours;

          (7) any obligation owing under leases, other than Capitalized Lease Obligations, or management agreements; and

          (8) any obligation that by operation of law is subordinate to any general unsecured obligations of ours.

     "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary," with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the then outstanding aggregate principal amount of such Indebtedness; into

          (2) the sum of the total of the products obtained by multiplying
              (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Restricted Subsidiary of such Person.

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                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL EXCHANGE NOTES

     The exchange notes initially will be represented by one or more registered notes in global form, without interest coupons in minimum denominations of $1,000 and integral multiples in excess of $1,000. The global exchange note will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

     Except as set forth below, the global exchange note may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global exchange notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global exchange notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL EXCHANGE NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and we urge you to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is:

          (1) a limited purpose trust company organized under the laws of the State of New York;

          (2) a "banking organization" within the meaning of the New York Banking Law;

          (3) a member of the Federal Reserve System;

          (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

          (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the initial purchasers of the outstanding notes, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

     DTC is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000" problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information on the provision of services, including telecommunication and electrical utility service providers,

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among others. DTC has informed the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

          (1) impress upon them the importance of such services being Year 2000 compliant; and

          (2) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing, of their services.

In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     We expect that pursuant to procedures established by DTC:

          (1) upon deposit of each global exchange note, DTC will credit the accounts of participants with an interest in the global exchange note; and

          (2) ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC with respect to the interests of participants and the records of participants and Indirect Participants with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a global exchange note to such persons may be limited. In addition, because DTC can act only on behalf of participants, who in turn act on behalf of persons who hold interests through such participants, the ability of a person having an interest in exchange notes represented by a global exchange note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a global exchange note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the global exchange note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global exchange note will not be entitled to have exchange notes represented by such global exchange note registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes, and will not be considered the owners or holders of such notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global exchange note must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the Indenture or such global exchange note.

     We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a global exchange note desires to take any action that DTC, as the holder of such global exchange note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchange notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any exchange notes represented by a global exchange note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global exchange note representing such exchange notes under the Indenture. Under the terms of the Indenture, we and the trustee may treat the persons in whose names the exchange notes, including the global exchange notes, are registered as owners for the purpose of receiving payment and for any and all other purposes. Accordingly, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global exchange note,

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including principal, premium, if any, and interest. Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global exchange note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global exchange notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global exchange note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a global security by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the global exchange notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED EXCHANGE NOTES

     If:

          (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

          (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of exchange notes in definitive form under the Indenture; or

          (3) certain other events as provided in the Indenture occur,

then, upon surrender by DTC of the global exchange notes, certificated exchange notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global exchange notes. Upon any such issuance, the trustee is required to register such certificated exchange notes in the name of such person or persons or the nominee of any thereof and cause the same to be delivered thereto.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or Indirect Participant in identifying the beneficial owners of the related exchange notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued.

                       U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of U.S. federal income tax consequences of the purchase, ownership and disposition of notes by holders that acquire notes at original issuance for cash at their face value. This discussion does not address the tax consequences to subsequent purchasers of notes and is limited to investors who hold the notes as capital assets. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, including, without limitation, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities, persons who have acquired notes as part of a straddle, hedge, conversion transaction or other integrated investment or persons whose functional currency is not the U.S. dollar. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, United States Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

     Each Prospective Investor Should Consult Its Tax Advisor As To The Particular Tax Consequences To Such Investor Of The Purchase, Ownership And Disposition Of A Note, Including The Applicability Of Any Federal Estate Or Gift Tax Laws, Any State, Local Or Foreign Tax Laws And Any Proposed Changes In Applicable Tax Laws.

TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be considered a taxable exchange for U.S. federal income tax purposes because the exchange notes will not differ materially in kind or extent from the outstanding notes and because the exchange will occur by operation of the terms of the notes. Accordingly, such exchange will have no U.S. federal income tax consequences to holders of outstanding notes. A holder's adjusted tax basis and holding period in an exchange note will be the same as such holder's adjusted tax basis and holding period, respectively, in the outstanding note exchanged therefor. All references to notes under this heading "U.S. Federal Income Tax Considerations," apply equally to exchange notes.

U.S. TAXATION OF U.S. HOLDERS

     As used herein, the term "U.S. holder" means a holder of a note that is, for U.S. federal income tax purposes,

     (1) a citizen or resident of the United States;

     (2) a corporation, limited liability company or partnership created or organized in or under the laws of the U.S. or of any political subdivision thereof;

     (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     (4) a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust;

and the term "non-U. S. holder" means a holder of a note that is not a U.S. holder.

  Payments of Interest

     Stated interest payable on the notes generally will be included in the gross income of a U.S. holder as ordinary interest income at the time accrued or received, in accordance with such U.S. holder's method of accounting for U.S. federal income tax purposes.

  Disposition of the Notes


     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a U.S. holder generally will recognize a capital gain or loss equal to the difference between the amount realized by such U.S. holder, except to the extent such amount is attributable to accrued interest, which will be treated as ordinary interest income, and such U.S. holder's adjusted tax basis in the note. Such capital gain or loss generally will be long-term capital gain or loss if the holding period for the note exceeds one year at the time of the disposition. Non-corporate taxpayers may be taxed at reduced rates of federal income tax in respect of long-term capital gains realized on a disposition of notes. Prospective investors should consult their tax advisors regarding the tax consequences of realizing long-term capital gains.


U.S. TAXATION OF NON-U.S. HOLDERS

  Payments of Interest

     In general, payments of interest received by a non-U.S. holder will not be subject to U.S. federal withholding tax, provided that:

          (1)(a) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote;

            (b) the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

            (c) the non-U.S. holder is not a bank receiving interest on a loan entered into in the ordinary course of its business; and

            (d) either:


                (x) the beneficial owner of the note provides us or our paying agent with a properly executed certification on IRS Form W-8, or a suitable substitute form, signed under penalties of perjury that the beneficial owner is not a "U.S. person" for United States federal income tax purpose and that provides the beneficial owner's name and address; or



                (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its business holds the note and certifies to us or our agent under penalties of perjury that the IRS Form W-8, or a suitable substitute, has been received by it from the beneficial owner of the note or a qualifying intermediary and furnishes the payor a copy thereof;


          (2) the interest received on the note is effectively connected with the conduct by the non-U.S. holder of a trade or business in the U.S. and the non-U.S. holder complies with certain certification requirements; or

          (3) the non-U.S. holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the non-U.S. holder complies with certain certification requirements.

     Recently issued Treasury regulations that will be effective with respect to payments made after December 31, 1999 will provide alternative methods for satisfying the certification requirements described in clause (1)(d) above. These regulations will also require, in the case of notes held by a foreign partnership, that:

          (1) the certification described in clause (1)(d) above be provided by the partners; and


          (2) the partnership provide its taxpayer identification number. A look-through rule will apply in the case of tiered partnerships.


     Payments of interest to a non-U.S. holder that do not qualify for the non-imposition of U.S. withholding tax discussed above, will be subjected to U.S. federal withholding tax at a rate of 30%, or such reduced rate of withholding as provided for in an applicable treaty if such non-U.S. holder provides a properly executed Form 1001 or successor form.

  Disposition of the Notes

     A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax with respect to gain realized on the disposition of a note, unless:

          (1) the gain is effectively connected with a U.S. trade or business conducted by the non-U.S. holder (see "U.S. Taxation of Non-U.S. Holders--Effectively Connected Income," below);

          (2) subject to certain exceptions, the non-U.S. holder is an individual who holds the note as a capital asset and is present in the United States for 183 or more days during the taxable year of the Disposition; or

          (3) the non-U.S. holder is subject to tax pursuant to certain provisions of the Internal Revenue Code applicable to certain individuals who renounce their U.S. citizenship or terminate long-term U.S. residency.

If a non-U.S. holder falls under clause (2) above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or reduced treaty rate) on the gain derived from the sale. If a non-U.S. holder falls under clause (3) above, such holder generally will be taxed on the net gain derived from the disposition of a note in a manner similar to that of U.S. citizens and resident aliens.

  Effectively Connected Income

     If interest and other payments received by a non-U.S. holder with respect to the notes, including proceeds from the disposition of the notes, are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, or the non-U.S. holder is otherwise subject to U.S. federal income taxation on a net basis with respect to such holder's ownership of the notes, such non-U.S. holder generally will be subject to the rules described above under "U.S. Taxation of U.S. Holders," subject to any modification provided under an applicable income tax treaty. Such non-U.S. holder may also be subject to the U.S. "branch profits tax" if such non-U.S. holder is a corporation.

  U.S. Federal Estate Taxes

     A note beneficially owned by an individual who is a non-U.S. holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of such death if:

          (1) the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all of classes of our stock entitled to vote; and

          (2) interest payments with respect to the note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     The backup withholding rules require a payor to deduct and withhold tax if:

          (1) the payee fails to furnish a taxpayer identification number ("TIN") in the prescribed manner;

          (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect;

          (3) the payee has failed to report properly the receipt of "reportable payments" and the IRS has notified the payor that withholding is required; or

          (4) the payee fails to certify under the penalty of perjury that such payee is not subject to backup withholding.


If any one of the events discussed above occurs with respect to a holder of notes, we, our paying agent or other withholding agent will be required to withhold a tax equal to 31% of any "reportable payment" made in connection with the notes of such holder. A "reportable payment" includes, among other things, amounts paid in respect of interest on a note. Corporations are not subject to backup withholding.


     Back-up withholding generally will not apply to a note issued in registered form that is beneficially owned by a non-U.S. holder if the certification of non-U.S. holder status is provided to us or our agent as described above in "U.S. Taxation of non-U.S. Holders--Payments and Interest", provided that the payor does not have actual knowledge that the holder is a U.S. person. We may be required to report annually to the IRS and to each non-U.S. holder the amount of interest paid to, and the tax withheld, if any, with respect to each non-U.S. holder.

     If payments of principal and interest are made to the beneficial owner of a note by or through the foreign office of a custodian, nominee or other agent of such beneficial owner, or if the proceeds of the sale of notes are paid to the beneficial owner of a note through a foreign office of a "broker," as defined in the pertinent regulations, the proceeds will not be subject to backup withholding, absent actual knowledge that the payee is a U.S. person. Information reporting, but not backup withholding, will apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is:

          (1) a U.S. person;

          (2) a controlled foreign corporation for U.S. federal income tax purposes; or

          (3) a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period or, effective after December 31, 1999, by a foreign office of certain other persons; unless the broker has in its records documentary evidence that the holder is a non-U.S. holder and the broker has no actual knowledge that the holder is a U.S. holder, or the holder otherwise establishes an exemption.


Payment through the U.S. office of a custodian, nominee, agent or broker is subject to both backup withholding at a rate of 31% and information reporting, unless the holder certifies that it is a non-U. S. holder under penalties of perjury or otherwise establishes an exemption.

     Any amount withheld under the backup withholding rules will be allowed as a credit against, or refund of, such holder's U.S. federal income tax liability, provided that any required information is provided by the holder to the IRS.

     The Preceding Discussion Of U.S. Federal Income And Estate Tax Consequences does Not Constitute Tax Advice And Is Not Based Upon Any Opinion Of Counsel. Accordingly, Each Investor Should Consult Its Own Tax Advisor As To Particular Tax Consequences To It Of Purchasing, Holding And Disposing Of Notes, Including The Applicability And Effect Of Any State, Local Or Foreign Tax Laws, And Of Any Proposed Changes In Applicable Laws.

                                PLAN OF DISTRIBUTION


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale. In addition, until
[             ], 1999, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.


     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchaser of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be an underwriting compensation under the Securities Act. The accompanying letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


     For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than dealers' and brokers' discounts, commissions and counsel fees and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.


                                 LEGAL MATTERS

     Rosenman & Colin LLP, New York, New York, will pass on certain legal matters in connection with the validity of the exchange notes being offered hereby and certain other legal matters in connection with the exchange offer.

                                    EXPERTS

     Carrols' consolidated balance sheets as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for each of the two years ended December 31, 1998 and 1997 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent public accountants, as stated in their report appearing herein. Carrols' consolidated financial statements for the year ended December 31, 1996 included in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as stated in their report appearing herein.

     The consolidated financial statements of Pollo Tropical and its subsidiaries as of December 31, 1997 and 1996 and for each of the three years ended December 31, 1997, 1996 and 1995 included in this prospectus have been audited by Arthur Andersen, as stated in their report included herein.

     The reports on the aforementioned financial statements and schedules are included herein in reliance upon the authority of said firms as experts in accounting and auditing.

     On August 12, 1997, Carrols replaced the accounting firm of Arthur Andersen as their principal external auditor with PricewaterhouseCoopers. The decision to change Carrols' principal external auditor was approved by the audit committee of their Board of Directors.

     Arthur Andersen was Carrols' principal external auditor during the year ended December 31, 1996 and their report on the financial statements for the period ended December 31, 1996 did not contain an adverse opinion or disclaimer of opinion nor were financial statement opinions qualified or modified as to uncertainty, as to audit scope or as to accounting principles.

     There were no disagreements on any matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure with the accounting firm of Arthur Andersen.

                         INDEX TO FINANCIAL STATEMENTS

CARROLS CORPORATION AND SUBSIDIARIES
Audited Consolidated Financial Statements--Years Ended December 31, 1998, 1997, and 1996
  Reports of Independent Certified Public Accountants.....................................................    F-2
  Consolidated Balance Sheets.............................................................................    F-4
  Consolidated Statements of Operations...................................................................    F-6
  Consolidated Statements of Stockholder's Equity (Deficit)...............................................    F-7
  Consolidated Statements of Cash Flows...................................................................    F-8
  Notes to Consolidated Financial Statements..............................................................   F-10

POLLO TROPICAL, INC. AND SUBSIDIARIES
Audited Consolidated Financial Statements--Years Ended December 31, 1997, 1996 and 1995
  Report of Independent Certified Public Accountants......................................................   F-23
  Consolidated Balance Sheets.............................................................................   F-24
  Consolidated Statements of Operations...................................................................   F-25
  Consolidated Statements of Shareholders' Equity.........................................................   F-26
  Consolidated Statements of Cash Flows...................................................................   F-27
  Notes to Consolidated Financial Statements..............................................................   F-29
Unaudited Condensed Consolidated Financial Statements--Six Months Ended June 30, 1998 and 1997
  Condensed Consolidated Balance Sheets...................................................................   F-41
  Condensed Consolidated Statements of Operations.........................................................   F-42
  Consolidated Statement of Shareholders' Equity..........................................................   F-43
  Condensed Consolidated Statements of Cash Flows.........................................................   F-44
  Notes to Condensed Consolidated Financial Statements....................................................   F-45

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholder of Carrols Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity, cash flows, and supplemental schedule present fairly, in all material respects, the financial position of Carrols Corporation (a wholly owned subsidiary of Carrols Holdings Corporation) and its subsidiaries at December 31, 1998 and December 31, 1997, and the results of their operations and their cash flows for the two years ended in the period December 31, 1998, in conformity with generally accepted accounting principles. These financial statements and schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits proved a reasonable basis for the opinion expressed above.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
February 19, 1999

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Carrols Corporation:

We have audited the accompanying consolidated statements of operations, stockholder's deficit and cash flows of Carrols Corporation (a wholly-owned subsidiary of Carrols Holdings Corporation) and subsidiaries for the year ended December 29, 1996. These consolidated financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Carrols Corporation and subsidiaries for the year ended December 29, 1996, in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II--Valuation and Qualifying Accounts for the year ended December 29, 1996 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          /s/ ARTHUR ANDERSEN LLP

Rochester, New York,
March 7, 1997

                      CARROLS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                                        1998            1997
                                                                                    ------------    ------------
                                     ASSETS
Current assets:
  Cash and cash equivalents......................................................   $  6,777,000    $  2,252,000
  Trade and other receivables, net of reserves of $93,000 and $130,000,
     respectively................................................................      1,060,000         748,000
  Inventories....................................................................      3,431,000       3,355,000
  Prepaid real estate taxes......................................................        796,000         939,000
  Prepaid expenses and other current assets......................................      2,768,000       1,388,000
  Refundable income taxes (Note 6)...............................................      4,588,000       2,141,000
  Deferred income taxes (Note 6).................................................      3,956,000       2,585,000
                                                                                    ------------    ------------
Total current assets.............................................................     23,376,000      13,408,000
                                                                                    ------------    ------------
Property and equipment, at cost (Notes 2 and 3):
  Land...........................................................................      9,497,000       7,280,000
  Buildings and improvements.....................................................     22,275,000      12,487,000
  Leasehold improvements.........................................................     57,148,000      43,146,000
  Equipment......................................................................     81,630,000      61,331,000
  Capital leases.................................................................     14,570,000      14,548,000
                                                                                    ------------    ------------
                                                                                     185,120,000     138,792,000
Less accumulated depreciation and amortization...................................    (77,451,000)    (67,908,000)
                                                                                    ------------    ------------
Net property and equipment.......................................................    107,669,000      70,884,000
                                                                                    ------------    ------------
Franchise rights, at cost less accumulated amortization of $29,819,000 and
  $25,047,000, respectively......................................................    106,041,000     108,938,000
Intangible assets, at cost less accumulated amortization of $9,630,000 and
  $8,900,000, respectively.......................................................     69,167,000       7,864,000
Other assets.....................................................................     10,367,000       7,778,000
Deferred income taxes (Note 6)...................................................      2,986,000       6,456,000
                                                                                    ------------    ------------
                                                                                    $319,606,000    $215,328,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS--(CONTINUED)
                           DECEMBER 31, 1998 AND 1997

                                                                                        1998            1997
                                                                                    ------------    ------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................................   $ 10,614,000    $ 11,950,000
  Accrued interest...............................................................      2,012,000       4,770,000
  Accrued payroll, related taxes and benefits....................................      9,390,000       6,299,000
  Other liabilities..............................................................      9,431,000       5,104,000
  Current portion of long-term debt (Note 3).....................................      3,200,000       3,137,000
  Current portion of capital lease obligations (Note 2)..........................        296,000         441,000
                                                                                    ------------    ------------
Total current liabilities........................................................     34,943,000      31,701,000
Long-term debt, net of current portion (Note 3)..................................    256,285,000     154,649,000
Capital lease obligations, net of current portion (Note 2).......................      1,741,000       2,060,000
Deferred income--sale/leaseback of real estate (Note 2)..........................      4,274,000       4,555,000
Accrued postretirement benefits (Note 12)........................................      1,708,000       1,627,000
Other liabilities................................................................      6,657,000       3,289,000
                                                                                    ------------    ------------
Total liabilities................................................................    305,608,000     197,881,000
Commitments and contingencies (Notes 2 and 9)
Stockholder's equity (Note 7):
  Common stock, par value $1; authorized 1,000 shares, issued and outstanding--10
     shares......................................................................             10              10
  Additional paid-in capital.....................................................     24,484,990      28,362,990
  Accumulated deficit............................................................    (10,487,000)    (10,916,000)
                                                                                    ------------    ------------
Total stockholder's equity.......................................................     13,998,000      17,447,000
                                                                                    ------------    ------------
                                                                                    $319,606,000    $215,328,000
                                                                                    ------------    ------------
                                                                                    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                       1998            1997            1996
                                                                   ------------    ------------    ------------
Revenues:
  Restaurant sales..............................................   $416,190,000    $295,436,000    $240,809,000
  Franchise fees and royalty revenues...........................        395,000              --              --
                                                                   ------------    ------------    ------------
  Total revenues................................................    416,585,000     295,436,000     240,809,000
                                                                   ------------    ------------    ------------
Costs and expenses:
  Cost of sales.................................................    122,620,000      85,542,000      68,031,000
  Restaurant wages and related expenses.........................    121,732,000      89,447,000      70,894,000
  Other restaurant operating expenses...........................     82,710,000      61,691,000      48,683,000
  Advertising expense...........................................     18,615,000      13,122,000      10,798,000
  General and administrative....................................     19,219,000      13,121,000      10,387,000
  Depreciation and amortization.................................     20,005,000      15,102,000      11,015,000
  Costs associated with change of control.......................             --              --         509,000
                                                                   ------------    ------------    ------------
     Total operating expenses...................................    384,901,000     278,025,000     220,317,000
                                                                   ------------    ------------    ------------
Income from operations..........................................     31,684,000      17,411,000      20,492,000
  Interest expense..............................................     21,068,000      15,581,000      14,209,000
  Interest income (Note 6)......................................             --        (983,000)             --
  Refinancing expenses (Note 4).................................      1,639,000              --              --
                                                                   ------------    ------------    ------------
Income before income taxes and extraordinary loss...............      8,977,000       2,813,000       6,283,000
Provision for income taxes (Note 6).............................      4,847,000         655,000       3,100,000
                                                                   ------------    ------------    ------------
Income before extraordinary loss................................      4,130,000       2,158,000       3,183,000
Extraordinary loss on extinguishment of debt, net of tax benefit
  (Note 3)......................................................      3,701,000              --              --
                                                                   ------------    ------------    ------------
Net income......................................................   $    429,000    $  2,158,000    $  3,183,000
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                           ADDITIONAL                                      TOTAL
                                                  COMMON      PAID-      ACCUMULATED       NOTES       STOCKHOLDER'S
                                                  STOCK    IN-CAPITAL      DEFICIT       RECEIVABLE    EQUITY (DEFICIT)
                                                  ------   -----------   ------------   ------------   ----------------
Balance at December 31, 1995....................   $ 10    $   840,990   $(13,757,000)  $         --     $(12,916,000)
  Net income....................................                            3,183,000                       3,183,000
  Dividends declared............................            (1,000,000)                                    (1,000,000)
  Exercise of stock options.....................                12,000                                         12,000
  Tax benefit from sale of stock options due to
    change of control...........................             1,559,000                                      1,559,000
  Loan to purchase warrants.....................                                          (2,500,000)      (2,500,000)
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1996....................     10      1,411,990    (10,574,000)    (2,500,000)     (11,662,000)
  Net income....................................                            2,158,000                       2,158,000
  Dividends declared............................            (4,338,000)                                    (4,338,000)
  Capital contribution..........................            30,382,000                                     30,382,000
  Tax benefit from sale of stock options due to
    change of control...........................               907,000                                        907,000
  Redemption of warrants........................                           (2,500,000)     2,500,000
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1997....................     10     28,362,990    (10,916,000)            --       17,447,000
  Net income....................................                              429,000                         429,000
  Dividends declared............................            (3,878,000)                                    (3,878,000)
                                                   ----    -----------   ------------   ------------     ------------
Balance at December 31, 1998....................   $ 10    $24,484,990   $(10,487,000)  $         --     $ 13,998,000
                                                   ----    -----------   ------------   ------------     ------------
                                                   ----    -----------   ------------   ------------     ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                         1998             1997            1996
                                                                     -------------    ------------    ------------
Cash Flows From Operating Activities:
  Net income......................................................   $     429,000    $  2,158,000    $  3,183,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Gain on disposal of property & equipment......................         (96,000)       (344,000)       (314,000)
    Depreciation and amortization.................................      20,005,000      15,102,000      11,015,000
    Extraordinary loss on redemption of debt, net of tax..........       3,701,000              --              --
    Deferred income taxes.........................................         854,000         860,000         160,000
  Changes in operating assets and liabilities:
    Refundable income taxes.......................................       2,204,000      (2,141,000)             --
    Accounts payable..............................................      (3,169,000)      2,631,000         410,000
    Accrued payroll, related taxes and benefits...................       2,128,000       1,286,000        (256,000)
    Accrued income taxes..........................................              --      (1,058,000)        983,000
    Other liabilities--current....................................         383,000       1,229,000         266,000
    Accrued interest..............................................      (2,758,000)         29,000         (68,000)
    Other liabilities--long-term..................................              --       1,593,000        (231,000)
    Other.........................................................        (408,000)     (1,405,000)       (826,000)
                                                                     -------------    ------------    ------------
Net cash provided from operating activities.......................      23,273,000      19,940,000      14,322,000
                                                                     -------------    ------------    ------------
Cash Flows For Investing Activities:
  Capital expenditures:
    Purchase of Pollo Tropical, Inc. net of cash acquired.........     (94,632,000)             --              --
    New restaurant development....................................     (13,297,000)     (9,732,000)     (5,280,000)
    Restaurant remodeling.........................................      (9,500,000)     (3,807,000)     (6,656,000)
    Other capital expenditures....................................     (10,498,000)     (4,671,000)     (3,319,000)
    Acquisition of restaurants....................................        (629,000)    (78,485,000)     (7,945,000)
  Notes and mortgages issued......................................              --              --        (749,000)
  Payments received on notes and mortgages........................         715,000          88,000          39,000
  Proceeds from dispositions of property and equipment............       1,337,000       1,224,000       2,342,000
  Other investments...............................................              --              --       1,330,000
                                                                     -------------    ------------    ------------
Net cash used for investing activities............................   $(126,504,000)   $(95,383,000)   $(20,238,000)
                                                                     -------------    ------------    ------------

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                                                                         1998             1997            1996
                                                                     -------------    ------------    ------------
Cash Flows From Financing Activities:
  Proceeds from long-term debt, net...............................   $ 245,000,000    $ 65,206,000    $  2,997,000
  Principal payments and retirements of long-term obligations.....    (143,851,000)    (26,184,000)     (2,047,000)
  Proceeds from sale-leaseback transactions.......................      20,532,000      13,000,000       4,246,000
  Dividends paid..................................................      (3,878,000)     (4,338,000)     (1,000,000)
  Financing costs associated with issuance of debt................      (5,408,000)     (2,592,000)             --
  Redemption premium on retirement of debt........................      (4,639,000)             --              --
  Exercise of employee stock options and related tax benefits.....              --         907,000       1,571,000
  Capital contribution............................................              --      30,382,000              --
                                                                     -------------    ------------    ------------
Net cash provided from financing activities.......................     107,756,000      76,381,000       5,767,000
                                                                     -------------    ------------    ------------
Net increase (decrease) in cash and cash equivalents..............       4,525,000         938,000        (149,000)
Cash and cash equivalents, beginning of year......................       2,252,000       1,314,000       1,463,000
                                                                     -------------    ------------    ------------
Cash and cash equivalents, end of year............................   $   6,777,000    $  2,252,000    $  1,314,000
                                                                     -------------    ------------    ------------
                                                                     -------------    ------------    ------------
Supplemental disclosures:
  Interest paid on debt...........................................   $  23,826,000    $ 15,552,000    $ 14,277,000
  Income taxes paid...............................................   $   3,652,000    $  1,456,000    $    393,000

   The accompanying notes are an integral part of these financial statements.

                      CARROLS CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Consolidation. The consolidated financial statements include the accounts of Carrols Corporation and its subsidiaries (the "Company"). All significant intercompany transactions have been eliminated in consolidation. The Company is a wholly-owned subsidiary of Carrols Holdings Corporation ("Holdings").

     At December 31, 1998 the Company operated, as franchisee, 343 quick-service restaurants under the trade name "Burger King" in thirteen Northeastern, Midwestern and Southeastern states. As described in Note 13, during fiscal 1998, the Company purchased Pollo Tropical, Inc. ("Pollo Tropical"). At December 31, 1998 the Company also owned and operated 40 Pollo Tropical restaurants located in Florida and franchised 21 restaurants in Puerto Rico, the Dominican Republic, Ecuador, Netherlands Antilles, and Florida.

     Cash and Cash Equivalents. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Inventories. Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories are primarily comprised of food and paper.

     Property and Equipment. Property and equipment are recorded at cost. Depreciation and amortization is provided using the straight-line method over the following estimated useful lives:

Buildings and improvements....................  5 to 20 years

Leasehold improvements........................  Remaining life of lease including renewal options or life of asset whichever is shorter

Equipment.....................................  3 to 10 years

Capital leases................................  Remaining life of lease

Depreciation expense for the years ended December 31, 1998, 1997 and 1996 was $12,737,000, $9,718,000, and $7,300,000, respectively.

     Franchise Rights. Fees for initial franchises and renewals are amortized using the straight-line method over the term of the agreement, generally twenty years. Acquisition costs allocated to franchise rights are amortized using the straight-line method, principally over the remaining lives of the acquired leases including renewal options, but not in excess of 40 years.

     Intangible Assets. Intangible assets consist of the excess purchase price over net assets acquired and beneficial leases. The excess purchase price over net assets acquired is amortized using the straight line method over 40 years. Beneficial leases are amortized using the straight-line method over the lives of the leases including renewal options, but not in excess of 40 years.

     Long-Lived Assets. The Company assesses the recoverability of property and equipment, franchise rights and intangible assets by determining whether the amortization of these assets, over their respective remaining lives, can be recovered through undiscounted future operating cash flows. Impairment is reviewed whenever events or changes in circumstances indicate the carrying amounts of these assets may not be fully recoverable.

     Deferred Financing Costs. Financing costs, which are included in other assets, were incurred in obtaining long-term debt are capitalized and amortized over the life of the related debt on an effective interest basis for costs associated with the Company's unsecured senior subordinated notes and on a straight-line basis for costs associated with the Company's senior credit facility.

     Franchise Fees and Royalty Revenues associated with Pollo Tropical restaurants. Franchise fees are typically collected upon execution of an area development and/or franchise agreement. Royalty revenues are based on a percent of gross sales. Franchise fees are initially recorded as deferred revenue and are recognized in

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

earnings when the franchised restaurants are opened, or upon forfeiture of such fees by the franchisees pursuant to the terms of the franchise development agreements.

     Income Taxes. The Company and its subsidiaries were included in the consolidated federal income tax return of Holdings through the date of the change of control at April 3, 1996. The Company and its subsidiaries have filed separate federal income tax returns for the period April 4, 1996 to December 31, 1996 and the year ended December 31, 1997. The Company and its subsidiaries will file a consolidated federal income tax return for the year ended December 31, 1998.

     Advertising Costs.  All advertising costs are expensed as incurred.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Self Insurance. The Company is generally self-insured for workers compensation and general liability insurance. The Company maintains stop loss coverage for both individual claim amounts in the amount of $500,000 and annual aggregate claims in the amount of $1,500,000. Losses are accrued based upon the Company's estimates of the aggregate liability for claims based on Company experience and certain actuarial methods used to measure such estimates.

     Fair Value of Financial Instruments. The following methods were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that fair value:

          Current Assets and Liabilities. The carrying value of cash and cash equivalents and accrued liabilities approximates fair value because of the short maturity of those instruments.

          Senior Subordinated Notes. The fair values of outstanding senior subordinated notes and senior notes are based on quoted market prices. The fair values at December 31, 1998 and 1997 are approximately $171,275,000, and $113,577,000, respectively.

          Revolving and Term Loan Facilities. Rates currently available to the Company for debt with similar terms and remaining maturities are used to estimate fair value. The recorded amounts, as of December 31, 1998 and 1997, approximated fair value.

     Stock-Based Compensation. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (SFAS 123) which permitted entities to recognize as an expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS 123 also allowed entities to continue to apply the provisions of APB 25 and provide pro forma net income disclosures for employee stock option grants as if the fair-value-based method defined in SFAS 123 has been applied. The Company has elected to continue to apply the provisions of APB 25 and provide the pro forma disclosure provisions of SFAS 123.

     Segment Reporting. On December 31, 1998, the Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" which requires reporting financial and descriptive information about reportable operating segments. The Company has determined that its two quick-service restaurant concepts, Burger King and Pollo Tropical, are considered segments. See Note 8.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Fiscal Year. The Company uses a 52-53 week fiscal year ending on the Sunday closest to December 31. The financial statements included herein are as of January 3, 1999 (53 weeks), December 28, 1997 (52 weeks) and December 29, 1996 (52 weeks).

     Reclassifications. Certain amounts for prior years have been reclassified to conform to the current year presentation.

2. LEASES

     The Company utilizes land and buildings in its operations under various lease agreements. These leases are generally for initial terms of twenty years and, in most cases, contain renewal options for two to four additional five year periods. The rent payable under such leases is generally a percentage of sales with a provision for minimum rent. In addition, most leases require payment of property taxes, insurance and utilities.

     Deferred gains have been recorded as a result of sale/leaseback transactions and are being amortized over the lives of the leases. These leases are operating leases, with a twenty year primary term with four five-year renewal options. The net deferred gain is $4,274,000 and $4,555,000 at December 31, 1998 and 1997, respectively. Accumulated amortization pertaining to capital leases for the years ended December 31, 1998 and 1997 was $10,580,000 and $9,951,000, respectively.

     Minimum rent commitments under capital and noncancelable operating leases at December 31, 1998 were as follows:

YEARS ENDING:                                                      CAPITAL       OPERATING
-------------                                                     ----------    ------------
   1999........................................................   $  533,000    $ 24,156,000
   2000........................................................      480,000      23,803,000
   2001........................................................      470,000      23,274,000
   2002........................................................      429,000      22,229,000
   2003........................................................      288,000      21,195,000
   2004 and thereafter.........................................    1,041,000     163,648,000
                                                                  ----------    ------------
   Total minimum lease payments................................    3,241,000    $278,305,000
                                                                                ------------
                                                                                ------------
       Less amount representing interest.......................    1,204,000
                                                                  ----------
   Total obligations under capital leases......................    2,037,000
       Less current portion....................................      296,000
                                                                  ----------
   Long-term obligations under capital leases..................   $1,741,000
                                                                  ----------
                                                                  ----------

     Total rent expense on operating leases, including percentage rent on both operating and capital leases, for the past three years was as follows:

                                                                1998           1997           1996
                                                             -----------    -----------    -----------
Minimum rent on real property.............................   $22,441,000    $15,303,000    $11,590,000
Additional rent based on a percentage of sales............     4,328,000      3,099,000      2,700,000
Equipment rent............................................        39,000        162,000        167,000
                                                             -----------    -----------    -----------
                                                             $26,808,000    $18,564,000    $14,457,000
                                                             -----------    -----------    -----------
                                                             -----------    -----------    -----------

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

3. LONG-TERM DEBT

     On February 12, 1999, the Company entered into a new senior credit facility with Chase Bank of Texas, National Association, as agent and lender, and other lenders as parties thereto. The balance sheet at December 31, 1998 and principal payment schedule below reflect the principal payment terms of this new credit facility.

     Long-term debt at December 31 consisted of:

                                                                    1998            1997
                                                                ------------    ------------
Collateralized:
  Revolving credit facility..................................   $ 38,619,000    $  2,500,000
  Term loan facility.........................................     50,000,000      46,786,000
  Other notes payable with interest rates to 10%.............        866,000         863,000
Unsecured 9.5% senior subordinated notes.....................    170,000,000              --
Unsecured 11.5% senior notes.................................             --     107,637,000
                                                                ------------    ------------
                                                                 259,485,000     157,786,000
Less current portion.........................................      3,200,000       3,137,000
                                                                ------------    ------------
                                                                $256,285,000    $154,649,000
                                                                ------------    ------------
                                                                ------------    ------------

     The new senior credit facility provides for total borrowings of $150.0 million and consists of a $100.0 million revolving credit facility (including a standby letter of credit facility for up to $5.0 million) and a $50.0 million term loan facility.

     Borrowings under the new revolving credit facility may be used to finance permitted acquisitions and new store development, or for working capital and general corporate purposes. At December 31, 1998, $60,400,000 would have been available for borrowings under the new revolving credit facility, after reserving $975,000 for an outstanding letter of credit guaranteed by the facility.

     Borrowings under the revolving credit facility and the term loan facility bear interest at a per annum rate, at our option, of either:

          1) (a) the greater of the prime rate (or the federal funds rate plus .50%) plus (b) a margin ranging from 0% to .75%, based on debt to cash flow ratios; or

          2) LIBOR plus a margin ranging from 1.00% to 2.25%, based on debt to cash flow ratios.

     Under the new senior credit facility, the revolving credit facility expires on December 31, 2003 (subject to a one-year extension upon request and unanimous approval of the lenders). The term loan facility is repayable as follows:

          1) an aggregate of $3.0 million payable in four quarterly installments in 1999;

          2) an aggregate of $4.0 million payable in four quarterly installments in 2000;

          3) an aggregate of $5.0 million payable in four quarterly installments in 2001;

          4) an aggregate of $6.0 million payable in four quarterly installments in 2002;

          5) an aggregate of $7.0 million payable in four quarterly installments in 2003; and

          6) a final payment of $25.0 million payable upon the term loan facility's maturity on December 31, 2003.

     In general, the Company's obligations under our new senior credit facility are secured by all of the Company's assets, a pledge of the Company's common stock and the stock of each of the Company's subsidiaries.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

3. LONG-TERM DEBT--(CONTINUED)

     The Company issued $170.0 million of unsecured senior subordinated notes on November 24, 1998. The senior notes bear interest at a rate of 9.5% payable semi-annually on June 1 and December 1 and mature on December 1, 2008. The notes are redeemable at the option of the Company in whole or in part on or after December 1, 2003 at a price of 104.75% of the principal amount if redeemed before December 1, 2004, 103.167% of the principal amount if redeemed after December 1, 2004 but before December 1, 2005, 101.583% of the principal amount if redeemed after December 1, 2005 but before December 1, 2006 and at 100% of the principal amount after December 1, 2006.

     In connection with the issuance of the 9.5% senior subordinated notes, the Company redeemed all of its outstanding 11.5% senior notes. This redemption included aggregate principal amounts of $107,637,000, a redemption premium of $4,639,000, and accrued interest to December 24, 1998 of $4,436,000. In addition, the Company used the proceeds of the 9.5% notes to repay $47.9 million of its previous senior credit facility.

     In connection with the redemption of the 11.5% senior notes, the Company recognized an extraordinary loss of $3,701,000, which is net of a $3,281,000 income tax benefit, for the redemption premium and the write-off of $2,343,000 in unamortized debt issue costs related to the 11.5% notes.

     In connection with the new senior credit facility above, the Company has recognized a pre-tax write-off in 1999 of approximately $1.8 million. This write-off represents unamortized debt issue costs related to the previous senior credit facility.

     Restrictive covenants of the senior subordinated notes and the senior credit facility include limitations with respect to the Company's ability to issue additional debt, incur liens, sell or acquire assets or businesses, pay dividends and make certain investments. In addition, our senior credit facility requires the Company to meet certain financial ratio tests.

     At December 31, 1998, principal payments required on all long-term debt, including the new senior credit facility, are as follows:

1999......................................................   $  3,200,000
2000......................................................      4,112,000
2001......................................................      5,000,000
2002......................................................      6,000,000
2003......................................................     70,619,000
Thereafter................................................    170,554,000
                                                             ------------
                                                             $259,485,000
                                                             ------------
                                                             ------------

     The weighted average interest rate for the years ended December 31, 1998 and 1997 was 9.9% and 10.7%, respectively.

4. REFINANCING EXPENSES

     The Company expensed all costs associated with its efforts to refinance its existing debt in the third quarter of 1998 as the timing of any future refinancing was uncertain and the related activities had ceased. Approximately $1.2 million of these costs related to losses on interest rate hedge transactions, which were settled in the third quarter.

5. SUMMARIZED FINANCIAL INFORMATION OF CERTAIN SUBSIDIARIES

     The following table presents summarized combined financial information for the following wholly-owned subsidiaries, whom unconditionally guarantee the $170.0 million senior subordinated notes of the Company:

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

5. SUMMARIZED FINANCIAL INFORMATION OF CERTAIN SUBSIDIARIES--(CONTINUED)

Carrols Realty Holdings, Carrols Realty I Corp., Carrols Realty II Corp., Carrols J.G. Corp., Quanta Advertising Corp., Pollo Franchise Inc. and Pollo Operations, Inc. on a combined basis at December 31, or for the year then ended. The Statement of Operations for the year ended December 31, 1998 includes the operations of Pollo Operations, Inc. and Pollo Franchise Inc. for the period July 10, 1998 through December 31, 1998.

                                                                    1998           1997
                                                                 -----------    ----------
Balance sheet:
  Current assets..............................................   $   910,000    $    6,000
  Non-current assets..........................................    89,922,000     5,591,000
  Current liabilities.........................................     7,401,000            --
  Non-current liabilities.....................................     1,845,000       344,000

                                                                    1998           1997         1996
                                                                 -----------    ----------    --------
Statement of Operations:
  Revenues....................................................   $35,543,000    $  283,000    $268,000
  Operating expenses..........................................    30,576,000       283,000     268,000
  Income from operations......................................     4,967,000            --          --
  Net income..................................................       805,000            --          --

6. INCOME TAXES

     The income tax provision was comprised of the following at December 31:

                                                                    1998          1997          1996
                                                                 ----------    ----------    ----------
Current:
  Federal.....................................................   $  152,000    $  887,000    $  981,000
  Foreign.....................................................      114,000            --            --
  State.......................................................      471,000       628,000       400,000
                                                                 ----------    ----------    ----------
                                                                    737,000     1,515,000     1,381,000
                                                                 ----------    ----------    ----------
Deferred:
  Federal.....................................................    3,602,000      (672,000)    1,199,000
  State.......................................................      508,000      (188,000)      520,000
                                                                 ----------    ----------    ----------
                                                                  4,110,000      (860,000)    1,719,000
                                                                 ----------    ----------    ----------
                                                                 $4,847,000    $  655,000    $3,100,000
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

6. INCOME TAXES--(CONTINUED)

     The components of deferred income tax assets and liabilities at December 31, are as follows:

                                                                                  1998          1997
                                                                               ----------    ----------
Current Deferred Tax Assets:
  Accounts receivable and other reserves....................................   $  206,000    $  248,000
  Accrued vacation benefits.................................................      649,000       508,000
  Other non-deductible accruals.............................................      695,000       132,000
  Loss on disposal of assets................................................      259,000            --
  Reserve for closed restaurants............................................      450,000            --
  Net operating loss carryforwards..........................................    1,697,000     1,697,000
                                                                               ----------    ----------
Total Current Deferred Tax Assets...........................................    3,956,000     2,585,000
                                                                               ----------    ----------
Long Term Deferred Tax Assets/(Liabilities):
  Deferred income on sale/leaseback of real estate..........................    1,265,000     1,710,000
  Postretirement benefit expenses...........................................      723,000       650,000
  Capital leases............................................................      412,000       464,000
  Property and equipment depreciation.......................................   (1,216,000)      549,000
  Net operating loss carryforwards..........................................    7,388,000     8,762,000
  Amortization of franchise rights..........................................   (6,443,000)   (5,896,000)
  Non-deductible rent expense...............................................      843,000        36,000
  Other.....................................................................       14,000       181,000
                                                                               ----------    ----------
Total Long-Term Net Deferred Tax Assets.....................................    2,986,000     6,456,000
                                                                               ----------    ----------
Total Net Deferred Tax Assets...............................................   $6,942,000    $9,041,000
                                                                               ----------    ----------
                                                                               ----------    ----------

     The Company has net operating loss carryforwards for income tax purposes of approximately $23 million. The net operating loss carryforwards expire in varying amounts beginning in 2003 through 2010. Due to a change in ownership the Company is limited, for Federal tax purposes, to a $4,354,000 utilization of net operating losses annually. Realization of the deferred income tax assets relating to these net operating losses is dependent on generating sufficient taxable income prior to the expiration of the loss carryforwards. Based upon results of operations, management believes it is more likely than not that the Company will generate sufficient future taxable income to fully realize the benefit of the net operating loss carryforwards and existing temporary differences, although there can be no assurance of this.

     A reconciliation of the statutory federal income tax rate to the effective tax rates for the years ended December 31, is as follows:

                                                               1998                1997                1996
                                                         ----------------    ----------------    ----------------
Statutory federal income tax rate.....................   $3,053,000  34.0%   $ 957,000   34.0%   $2,136,000  34.0%
State income taxes, net of federal benefit............      515,000   5.7%     266,000    9.5%      607,000   9.7%
Nondeductible expenses................................      611,000   6.8%     197,000    7.0%      197,000   3.1%
Tax appeals settlement................................           --    --     (806,000) (28.7)%          --    --
Foreign taxes.........................................      114,000   1.3%          --     --            --    --
Miscellaneous.........................................      554,000   6.1%      41,000    1.4%      160,000   2.5%
                                                         ----------  ----    ---------  -----    ----------  ----
                                                         $4,847,000  53.9%   $ 655,000   23.2%   $3,100,000  49.3%
                                                         ----------  ----    ---------  -----    ----------  ----
                                                         ----------  ----    ---------  -----    ----------  ----

     Included in refundable income taxes at December 31, 1997 is $983,000 of interest income associated with a Federal tax appeals claim settlement.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDER'S EQUITY

  The Company

     The Company has 1,000 shares of common stock authorized of which 10 shares are issued and outstanding. Dividends on the Company's common stock are restricted to amounts permitted by various loan agreements.

  Holdings

     The sole activity of Holdings is the ownership of 100% of the stock of Carrols Corporation. In 1998, all preferred stock was redeemed at the option of Holdings, at a price of $1,000 per share, plus accrued dividends. In February 1997, a 1 for 3.701 reverse stock split was effected to reduce the outstanding shares of common stock of Holdings to 850,000 shares. The capital structure of Holdings at December 31, 1998 was as follows:

Voting common stock, par value $.01, authorized
  3,000,000 shares issued and outstanding
  1,144,144 shares.................................................................   $11,000

     Warrants outstanding at December 31, 1996 to purchase 131,886 shares of Holdings Common Stock at exercise prices of $3.59 to $3.70 per share were owned by an independent third party. To facilitate the sale and purchase of the warrants, Holdings loaned $2,500,000 to the purchaser of the warrants which loan was secured by a collateral pledge of the shares of the purchaser and of the warrants. The receivable was reclassified to increase stockholders' deficit as of December 31, 1996. In 1997, Holdings exercised its option to purchase the warrants at an aggregate price of $2,510,000 from the third party in exchange for payment on the related loan.

  Change of Control Transactions

     On April 3, 1996, Holdings, Carrols Corporation and certain selling shareholders of Holdings sold approximately 97 percent of the issued common stock and common stock equivalents (the Class B Convertible Preferred stock, warrants to buy common stock and options to buy common stock) exclusive of the warrants referred to above to BIB Holdings (Bermuda) Ltd. ("BIB"), formerly Atlantic Restaurants, Inc. This change in control resulted in the Company incurring a one-time charge of $509,000 in fiscal 1996.

     On March 27, 1997, Holdings and BIB, its then sole stockholder, entered into an agreement whereby they agreed to sell 283,334 shares of common stock of Holdings to Madison Dearborn Capital Partners ("Madison Dearborn"), an independent third party, resulting in approximately $30.4 million of new equity for the Company. BIB also sold 283,333 of its shares of Holdings to Madison Dearborn resulting in both BIB and Madison Dearborn having an equal interest in the Company.

     Both transactions constituted a "change of control" under the Indenture governing the pre-existing Senior Notes Due 2003 ("Notes"). Accordingly, each holder of the Notes had the right to require the Company to repurchase all or any part of such holder's Notes at a repurchase price in cash equal to 101% of the principal amount of the Notes being repurchased plus accrued and unpaid interest in both 1996 and in 1997. Such redemptions totaled $25,000 in 1997 and $838,000 in 1996.

  Stock Options

     In 1996, Holdings adopted a stock option plan entitled the 1996 Long-Term Incentive Plan ("1996 Plan") and authorized a total of 106,250 shares to be granted at prices ranging from $101.77 to $140.00 per share. Options under this plan generally vest over a four year period.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDER'S EQUITY--(CONTINUED)

     In 1998, Holdings adopted the Carrols Holdings Corporation 1998 Directors' Stock Option Plan ("1998 Directors' Plan") authorizing to grant up to 10,000 options to non-employee Directors. Options under this plan are exercisable over four years.

     A summary of all option activity in the 1996 Plan and the Directors Plan for the years ended December 31, 1998 and 1997 is as follows:

                                                             OPTIONS AT    OPTIONS AT    OPTIONS AT
                                                             $101.77       $110.00       $124.78
                                                             ----------    ----------    ----------
Balance at December 31, 1996..............................         --            --            --
  Granted.................................................     72,250        14,460            --
  Canceled................................................         --          (570)           --
                                                               ------        ------        ------
Balance at December 31, 1997..............................     72,250        13,890            --
  Granted.................................................         --         2,000        10,375
  Canceled................................................         --          (310)         (465)
                                                               ------        ------        ------
Balance at December 31, 1998..............................     72,250        15,580         9,910
                                                               ------        ------        ------
                                                               ------        ------        ------
Exercisable at December 31, 1997..........................     34,850            --            --
                                                               ------        ------        ------
                                                               ------        ------        ------
Exercisable at December 31, 1998..........................     44,250         3,895            --
                                                               ------        ------        ------
                                                               ------        ------        ------

     Holdings adopted an Employee Stock Option and Award Plan on December 14, 1993 ("The 1993 Plan"). Effective April 1, 1994, Holdings also adopted a Stock Option Plan for non-employee directors ("Directors Plan"). The Plans allowed for the granting of non-qualified stock options, stock appreciation rights and incentive stock options to directors, officers and certain other Company employees. The Company was authorized to grant options for up to 229,700 shares, 27,000 shares for non-employee directors and 202,700 shares for employees. Options were generally exercisable over 5 years. During 1996, 57,000 options (36,600 at $14.80 and 20,400 at $22.65) were canceled by the sale of such options in conjunction with the sale to Atlantic and the plans were canceled. The remaining 32,426 options were subject to a deferred purchase agreement whereby the sale and cancellation occurred in January, 1997.

     A summary of all option activity in the 1993 Plan and the Directors Plan for the years ended December 31, 1997 and 1996 is as follows:

                                                                         OPTIONS AT    OPTIONS AT
                                                                          $14.80        $22.65
                                                                         ----------    ----------
Balance at December 31, 1995..........................................      65,929        26,156
  Exercised...........................................................        (810)           --
  Canceled............................................................     (38,098)      (20,751)
                                                                          --------      --------
Balance at December 31, 1996..........................................      27,021         5,405
  Canceled............................................................     (27,021)       (5,405)
                                                                          --------      --------
Balance at December 31, 1997..........................................          --            --
                                                                          --------      --------
                                                                          --------      --------

     In addition, in conjunction with the 1997 sale of Holdings common stock to Madison Dearborn, additional options not part of the 1996 Plan for 32,427 shares at a price of $101.77 were granted with vesting over a five year period. There were no options exercisable at December 31, 1997 and 6,486 options exercisable at December 31, 1998. The weighted average exercise price of all options outstanding at December 31, 1998 is $122.30.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

7. STOCKHOLDER'S EQUITY--(CONTINUED)

     Had compensation cost been determined based upon the fair value of the stock options at grant date consistent with the method of SFAS 123, the Company's pro-forma net income would have been $180,000 and $1,527,000 for the years ended December 31, 1998 and 1997, respectively.

     The fair value of each option grant was estimated using the minimum value option pricing model with the following weighted-average assumptions:

                                                                                        1998       1997
                                                                                       -------    -------
Risk-free interest rate.............................................................     5.60%      6.53%
Annual dividend yield...............................................................        0%         0%
Expected life.......................................................................   5 years    5 years

8. BUSINESS SEGMENT INFORMATION

     The Company is engaged in the quick-service restaurant industry, with two restaurant concepts: Burger King operating as a franchisee and Pollo Tropical a Company owned concept. The Company's Burger King restaurants are all located in the United States, primarily in the Northeast, Southeast and Midwest. Pollo Tropical is a regional quick-service restaurant chain featuring grilled marinated chicken and authentic "made from scratch" side dishes. Pollo Tropical's core markets are located in south and central Florida.

     Segment information for December 31, 1997 and 1996 is not presented, since the Pollo Tropical acquisition did not occur until July 9, 1998 and previous to this the Company operated its business as one segment whose results are reflected in the 1997 and 1996 Statement of Operations. Segment information for Burger King restaurants for the year ended December 31, 1998 and Pollo Tropical for the period July 10, 1998 through December 31, 1998 is shown in the following table. The "Other" column includes corporate related items not allocated to reportable segments and for income from operations, principally corporate depreciation and amortization. Other identifiable assets consist primarily of franchise rights and intangible assets. Non-operating expenses, comprised of interest expense, interest income, and refinancing expenses and the extraordinary loss are corporate related items and therefore have not been allocated to the reportable segments.

                                                                             YEAR ENDED DECEMBER 31, 1998
                                                               --------------------------------------------------------
                                                               BURGER KING
                                                               RESTAURANTS    POLLO TROPICAL     OTHER     CONSOLIDATED
                                                               -----------    --------------    -------    ------------
                                                                                     ($ IN 000'S)
Revenues....................................................    $ 381,042        $ 35,543       $    --      $416,585
Cost of sales...............................................      110,269          12,351            --       122,620
Restaurant wages and related expenses.......................      113,456           8,276            --       121,732
Depreciation and amortization...............................       11,620           1,018         7,367        20,005
Income from operations......................................       33,334           5,717        (7,367)       31,684
Identifiable assets.........................................      196,932          23,078        99,596       319,606
Capital expenditures, excluding acquisitions................       26,560           4,335         2,400        33,295

9. LITIGATION

     The Company is a party to various legal proceedings arising from the normal course of business. Based on information currently available, management believes adverse decisions relating to litigation and contingencies in the aggregate would not materially affect the Company's results of operations, cash flows or financial condition.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

10. EMPLOYEE SAVINGS PLAN

     The Company offers a savings plan for its salaried employees, excluding those of Pollo Tropical. Under the plan, participating employees may contribute up to 10% of their salary annually. The Company's contributions, which begin to vest after three years and fully vest after seven years of service, are equal to 50% of the employee's contributions to a maximum Company contribution of $520 annually. The employees have various investment options available under a trust established by the plan. The plan expense, including Company contributions, was $216,000, $208,000 and $164,000 for the years ended December 31, 1998, 1997 and
1996, respectively.

11. 401(k) PLAN

     The Company offers an employee savings plan for its Pollo Tropical employees pursuant to Section 401(k) (the "401K Plan) of the Internal Revenue Code. All employees who are age 21 or older and who have been credited with at least 1,000 hours of service within 12 consecutive months are eligible to participate in the 401K Plan. The Company makes discretionary matching contributions, which are allocated to participants based on the participant's eligible deferrals during the plan year. Company contributions vest at a rate of 33% for each year of service. Company contributions to the 401K Plan totaled $17,000, for the year ended December 31, 1998.

12. POSTRETIREMENT BENEFITS

     While the Company reserves the right to change its policy, the Company provides postretirement medical and life insurance benefits covering substantially all salaried employees. The following is the plan status and accumulated postretirement benefit obligation (APBO) at December 31:

                                                                                1998           1997
                                                                             -----------    -----------
Change in Benefit Obligation:
  Benefit obligation at beginning of the year.............................   $ 1,361,000    $ 1,241,000
  Service cost............................................................       107,000         69,000
  Interest cost...........................................................       101,000         85,000
  Plan participant's contributions........................................         3,000             --
  Amendments, curtailments, special termination...........................        69,000             --
  Actuarial loss..........................................................       177,000             --
  Benefits paid...........................................................       (95,000)       (34,000)
                                                                             -----------    -----------
  Benefit obligation at end of the year...................................   $ 1,723,000    $ 1,361,000

Change in plan assets:
  Fair value of plan assets at end of year................................            --             --
                                                                             -----------    -----------
  Funded status...........................................................    (1,723,000)    (1,361,000)
  Unrecognized prior service cost.........................................      (193,000)      (286,000)
  Unrecognized actuarial net loss.........................................       208,000         20,000
                                                                             -----------    -----------
  Accrued benefit cost....................................................   $(1,708,000)   $(1,627,000)
                                                                             -----------    -----------
                                                                             -----------    -----------
Weighted average assumptions as of December 31:
  Discount rate...........................................................           6.5%           7.0%
                                                                             -----------    -----------
                                                                             -----------    -----------

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

12. POSTRETIREMENT BENEFITS--(CONTINUED)

     For measurement purposes, a 6.25% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1998, gradually decreasing to 5.5% by the year 2001.

                                                                 1998           1997           1996
                                                              -----------    -----------    -----------
Components of net periodic benefit cost:
  Service cost.............................................   $   107,000    $    69,000    $    64,000
  Interest cost............................................       101,000         85,000         77,000
  Amortization of gains and losses.........................            --          4,000             --
  Amortization of unrecognized prior service cost..........       (25,000)       (29,000)       (25,000)
                                                              -----------    -----------    -----------
Net periodic postretirement benefit cost...................   $   183,000    $   129,000    $   116,000
                                                              -----------    -----------    -----------
                                                              -----------    -----------    -----------

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage point change in the health care cost trend rates would have the following effects:

                                                                        INCREASE    DECREASE
                                                                        --------    ---------
Effect on total of service and interest cost components..............   $ 42,000    $ (32,000)
Effect on postretirement benefit obligation..........................    277,000     (215,000)

13. ACQUISITIONS

     On July 9, 1998, the Company consummated the purchase of the outstanding common stock of Pollo Tropical Inc. ("Pollo Tropical") for an approximate cash purchase price of $94.6 million and on July 20, 1998 merged Pollo Tropical into the Company. Pollo Tropical operates and franchises quick-service restaurants featuring fresh grilled chicken marinated in a proprietary blend of tropical fruit juices and spices and authentic "made from scratch" side dishes. The Pollo Tropical acquisition has been accounted for by the purchase method of accounting and, accordingly, the results of operations of Pollo Tropical from July 10, 1998 are included in the accompanying consolidated financial statements. The excess purchase price over net assets acquired is included in intangible assets and is amortized over 40 years using the straight-line method. The Company used its previous senior credit facility to finance the Pollo Tropical acquisition.

     On March 28, 1997, the Company purchased certain assets and franchise rights of twenty-three Burger King restaurants in North and South Carolina for a cash price of approximately $21 million. On August 20, 1997, the Company purchased certain assets and franchise rights of sixty-three Burger King restaurants, primarily in Western New York State, Indiana and Kentucky for a cash price of approximately $52 million.

     The following proforma results of operations for the periods presented below assume these acquisitions occurred as of the beginning of the respective period in which the acquisition occurred:

                                                                                   (UNAUDITED)
                                                                             YEAR ENDED DECEMBER 31,
                                                                --------------------------------------------------
                                                                       1998                       1997
                                                                -----------------------    -----------------------
Revenues.....................................................        $ 454,672,000              $ 407,819,000
                                                                     -------------              -------------
                                                                     -------------              -------------
Income from operations.......................................        $  37,313,000              $  29,356,000
                                                                     -------------              -------------
                                                                     -------------              -------------
Net income...................................................        $   1,206,000              $   2,728,000
                                                                     -------------              -------------
                                                                     -------------              -------------

     The preceding proforma financial information is not necessarily indicative of the operating results that would have occurred had any of the acquisitions been consummated as of the beginning of the respective periods, nor are they necessarily indicative of future operating results.

                      CARROLS CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

13. ACQUISITIONS--(CONTINUED)
     Assets acquired and liabilities assumed in these acquisitions were as follows:

                                                                        ACQUISITION OF     ACQUISITION OF
                                                                        POLLO TROPICAL     BURGER KING UNITS
                                                                        ---------------    ------------------
Current assets, excluding cash.......................................     $ 2,422,000         $         --
Inventory............................................................         298,000              604,000
Property and equipment...............................................      38,005,000           12,778,000
Franchise rights.....................................................              --           65,496,000
Intangible assets including goodwill.................................      64,011,000                   --
Other non-current assets.............................................         783,000                   --
Accounts payable.....................................................      (1,833,000)                  --
Accrued payroll, related taxes and benefits..........................        (963,000)            (393,000)
Current liabilities..................................................      (3,944,000)                  --
Other non-current liabilities........................................      (4,147,000)                  --
                                                                          -----------         ------------
                                                                          $94,632,000         $ 78,485,000
                                                                          -----------         ------------
                                                                          -----------         ------------

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To Pollo Tropical, Inc.:

     We have audited the accompanying consolidated balance sheets of Pollo Tropical, Inc. (a Florida corporation) and subsidiaries as of December 28, 1997 and December 29, 1996, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pollo Tropical, Inc. and subsidiaries as of December 28, 1997 and December 29, 1996, and the results of their operations and their cash flows for the years ended December 28, 1997, December 29, 1996 and December 31, 1995 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Miami, Florida,
  February 18, 1998 (except with respect to the matters discussed in Note 13, as to which the date is March 16, 1998).

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996

                                                                                          1997           1996
                                                                                       -----------    -----------
                                       ASSETS
Current assets:
  Cash and cash equivalents.........................................................   $   292,455    $    94,490
  Inventories.......................................................................       280,595        271,996
  Prepaid expenses..................................................................       244,753        316,559
  Prepaid income taxes..............................................................            --        354,062
  Deferred income taxes.............................................................       419,743      1,583,649
  Other current assets..............................................................       279,384        554,689
                                                                                       -----------    -----------
    Total current assets............................................................     1,516,930      3,175,445
Property and equipment, at cost, less accumulated
  depreciation and amortization.....................................................    35,405,159     42,539,997
Deferred restaurant pre-opening costs, net of
  accumulated amortization of $45,603 in 1997 and $702,614 in 1996..................        24,730         99,213
Intangible assets, net of accumulated amortization..................................       467,923        431,892
Leasehold acquisition costs, net of accumulated
  amortization of $387,537 in 1997 and $310,600 in 1996.............................     1,079,925      1,423,334
Note receivable, net of current portion.............................................       840,032             --
Deposits and deferred costs on future
  restaurant locations..............................................................       250,727         93,338
Other assets........................................................................       768,675        737,345
                                                                                       -----------    -----------
    Total assets....................................................................   $40,354,101    $48,500,564
                                                                                       -----------    -----------
                                                                                       -----------    -----------
                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................................   $ 1,553,056    $ 2,673,868
  Accrued liabilities...............................................................     2,617,624      1,524,906
  Current maturities of long-term debt..............................................       126,559         83,773
  Accrued restaurant closure expenses...............................................     2,125,525      6,273,830
                                                                                       -----------    -----------
    Total current liabilities.......................................................     6,422,764     10,556,377
Long-term debt, net of current maturities...........................................     1,087,393     11,290,952
Deferred rent.......................................................................     1,483,978      1,361,353
Deferred franchise fee income.......................................................       237,500        270,000
Deferred income taxes...............................................................     1,391,085        879,830
                                                                                       -----------    -----------
    Total liabilities...............................................................    10,622,720     24,358,512
                                                                                       -----------    -----------
Commitments and contingencies (Notes 11 and 13)
Shareholders' equity:
  Preferred stock, $.01 par value, 1,000,000 shares authorized, none issued or
    outstanding.....................................................................            --             --
  Common stock, $.01 par value, 15,000,000 shares authorized, 8,207,658 shares in
    1997 and 8,149,799 shares in 1996 issued and outstanding........................        82,076         81,498
  Additional paid-in capital........................................................    22,054,326     21,708,161
  Retained earnings.................................................................     7,594,979      2,352,393
                                                                                       -----------    -----------
    Total shareholders' equity......................................................    29,731,381     24,142,052
                                                                                       -----------    -----------
    Total liabilities and shareholders' equity......................................   $40,354,101    $48,500,564
                                                                                       -----------    -----------
                                                                                       -----------    -----------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Revenues:
  Restaurant sales................................................   $ 65,118,299    $ 63,734,848    $ 55,489,397
  Franchise revenues..............................................        811,700         499,304         554,416
                                                                     ------------    ------------    ------------
                                                                       65,929,999      64,234,152      56,043,813
                                                                     ------------    ------------    ------------
Operating expenses:
  Cost of sales...................................................     22,532,898      24,037,263      20,064,837
  Restaurant payroll..............................................     15,177,551      15,695,011      13,660,579
  Other restaurant operating expenses.............................     11,413,996      12,136,629       9,465,369
  General and administrative......................................      5,537,684       5,370,644       5,177,554
  Depreciation and amortization of property and equipment.........      2,023,311       2,202,074       1,961,783
  Amortization of deferred restaurant pre-opening costs...........        122,828         554,744       1,159,723
  Other amortization..............................................        209,378         204,514         274,970
  Restaurant closure expenses.....................................             --       6,324,242       1,491,934
                                                                     ------------    ------------    ------------
                                                                       57,017,646      66,525,121      53,256,749
                                                                     ------------    ------------    ------------
Income (loss) from operations.....................................      8,912,353      (2,290,969)      2,787,064
                                                                     ------------    ------------    ------------
Other income (expense):
  Interest expense, net of capitalization.........................       (545,104)       (991,144)       (785,648)
  Interest income.................................................         54,955          14,599          27,861
  Other, net......................................................         32,481          73,843        (130,865)
                                                                     ------------    ------------    ------------
                                                                         (457,668)       (902,702)       (888,652)
                                                                     ------------    ------------    ------------
Income (loss) before income taxes and extraordinary charge........      8,454,685      (3,193,671)      1,898,412
Provision for (benefit from) income taxes.........................      3,212,099      (1,213,278)        720,836
                                                                     ------------    ------------    ------------
Income (loss) before extraordinary charge.........................      5,242,586      (1,980,393)      1,177,576
Extraordinary charge for early extinguishment of debt, net of
  income tax benefit of $37,942...................................             --              --          62,967
                                                                     ------------    ------------    ------------
     Net income (loss)............................................   $  5,242,586    $ (1,980,393)   $  1,114,609
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Net income (loss) per share:
  Basic...........................................................   $        .64    $       (.24)   $        .14
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
  Diluted.........................................................   $        .63    $       (.24)   $        .14
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                  COMMON STOCK,
                                                  $.01 PAR VALUE
                                               --------------------                                         TOTAL
                                               NUMBER OF                ADDITIONAL         RETAINED      SHAREHOLDERS'
                                                SHARES      AMOUNT     PAID-IN CAPITAL     EARNINGS         EQUITY
                                               ---------    -------    ---------------    -----------    -------------
Balance, December 31, 1994..................   7,944,990    $79,449      $21,321,047      $ 3,218,177     $24,618,673
  Proceeds from exercise of stock options,
     including tax benefit of $202,078......      77,962        780          223,907               --         224,687
  Restricted stock award, net of deferred
     compensation of $112,500...............      25,000        250             (250)              --              --
  Amortization of deferred
     compensation...........................          --         --            1,286               --           1,286
  Net income for the year...................          --         --               --        1,114,609       1,114,609
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1995..................   8,047,952     80,479       21,545,990        4,332,786      25,959,255
  Proceeds from exercise of stock options,
     including tax benefit of $123,038......     101,847      1,019          154,455               --         155,474
  Amortization of deferred
     compensation...........................          --         --            7,716               --           7,716
  Net loss for the year.....................          --         --               --       (1,980,393)     (1,980,393)
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1996..................   8,149,799     81,498       21,708,161        2,352,393      24,142,052
  Proceeds from exercise of stock options,
     including tax benefit of $53,107.......      57,859        578          275,005               --         275,583
  Amortization of deferred
     compensation...........................          --         --           71,160               --          71,160
  Net income for the year...................          --         --               --        5,242,586       5,242,586
                                               ---------    -------      -----------      -----------     -----------
Balance, December 31, 1997..................   8,207,658    $82,076      $22,054,326      $ 7,594,979     $29,731,381
                                               ---------    -------      -----------      -----------     -----------
                                               ---------    -------      -----------      -----------     -----------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Cash flows from operating activities:
  Net income (loss)...............................................   $  5,242,586    $ (1,980,393)   $  1,114,609
                                                                     ------------    ------------    ------------
  Adjustments to reconcile net income (loss) to net cash provided by operating activities--
     Depreciation and amortization................................      2,355,517       2,961,332       3,396,476
     Loss on disposal of property and equipment...................         87,156         221,239          63,856
     Restaurant closure expenses, net.............................             --       6,324,242       1,491,934
     Deferred rent................................................        122,625         168,444         322,682
     Amortization of stock based compensation.....................         71,160           7,716           1,286
     Extraordinary charge, net....................................             --              --          62,967
     Changes in operating assets and liabilities--
       (Increase) decrease in assets:
          Inventories.............................................         (8,599)         31,915          16,116
          Prepaid expenses........................................         71,806         (29,884)         91,810
          Prepaid income taxes....................................        421,343         (78,344)       (152,680)
          Other current assets....................................        291,644        (103,133)       (390,165)
          Deferred restaurant pre-opening costs...................        (48,345)       (247,516)       (530,748)
          Other assets............................................       (144,441)        (50,365)       (242,841)
       Increase (decrease) in liabilities:
          Accounts payable and accrued liabilities................        (42,267)       (602,491)        945,894
          Income taxes payable....................................             --              --         126,000
          Accrued restaurant closure expenses.....................      1,669,612        (155,198)        (92,418)
          Deferred franchise fee income...........................        (32,500)       (327,500)        (91,471)
     Deferred income taxes, net...................................      1,675,161      (1,508,057)         92,517
                                                                     ------------    ------------    ------------
     Total adjustments............................................      6,489,872       6,612,400       5,111,215
                                                                     ------------    ------------    ------------
       Net cash provided by operating activities..................     11,732,458       4,632,007       6,225,824
                                                                     ------------    ------------    ------------
Cash flows from investing activities:
  Payments for property and equipment.............................     (1,397,021)     (4,539,108)     (9,058,937)
  Proceeds from disposition of property and equipment.............             --              --       2,621,470
  Payments for intangible assets..................................        (53,596)        (81,896)       (273,890)
  Payments for leasehold acquisition costs........................             --              --        (265,772)
  Payments on note receivable.....................................         11,810              --              --
  (Increase) decrease in deposits and deferred costs on future
     restaurant locations.........................................       (157,389)         34,002          84,252
                                                                     ------------    ------------    ------------
       Net cash used in investing activities......................     (1,596,196)     (4,587,002)     (6,892,877)
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF CASH FLOWS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                         1997            1996            1995
                                                                     ------------    ------------    ------------
Cash flows from financing activities:
  Principal payments on long-term debt............................   $    (83,773)   $    (77,276)   $ (2,374,996)
  Net borrowings (repayments) under revolving credit agreement....    (10,077,000)       (596,999)      3,021,800
  Proceeds from exercise of stock options.........................        222,476          32,436          22,609
                                                                     ------------    ------------    ------------
       Net cash provided by (used in) financing activities........     (9,938,297)       (641,839)        669,413
                                                                     ------------    ------------    ------------
       Net increase (decrease) in cash and cash equivalents.......        197,965        (596,834)          2,360
Cash and cash equivalents,
  Beginning of period.............................................         94,490         691,324         688,964
                                                                     ------------    ------------    ------------
Cash and cash equivalents,
  End of period...................................................   $    292,455    $     94,490    $    691,324
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Supplemental disclosures of cash flow information:
  Cash paid during the period for --
     Interest, net of capitalization of $4,022 in 1997, $43,894 in
       1996 and $205,694 in 1995..................................   $    483,877    $    973,072    $    790,260
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
     Income taxes.................................................   $    963,085    $    280,000    $    655,000
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
Supplemental disclosures of noncash investing and financing
  activities:
  Tax benefit from stock options recorded to additional paid-in
     capital......................................................   $     53,107    $    123,038    $    202,078
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------
  Note received from sale of Company-owned restaurant.............   $    880,000    $         --    $         --
                                                                     ------------    ------------    ------------
                                                                     ------------    ------------    ------------

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(1) GENERAL

     Pollo Tropical, Inc. ("Pollo Tropical") and subsidiaries (collectively, the "Company"), as of December 31, 1997, owned and operated 36 "Pollo Tropical" restaurants located in Florida. As of December 31, 1997, there were 16 franchised restaurants open in Florida, Puerto Rico, the Dominican Republic, Ecuador and Netherlands Antilles.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Fiscal Year end

     The Company utilizes a 52/53 week year end and ends its year on the Sunday closest to January 1. All references to December 31, 1997, and Fiscal 1997 herein relate to December 28, 1997, and the 52 week period then ended, respectively. All references to December 31, 1996, and Fiscal 1996 herein relate to December 29, 1996, and the 52 week period then ended, respectively. All references to December 31, 1995, and Fiscal 1995 herein relate to December 31, 1995, and the 52 week period then ended, respectively.

  Basis of Financial Statement Presentation

     The accompanying consolidated financial statements include the accounts of Pollo Tropical and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain prior year amounts have been reclassified to conform with the current year presentation.

  Cash Equivalents

     All highly liquid instruments with an original maturity of three months or less when acquired are considered to be cash and cash equivalents.

  Fair Value of Financial Instruments

     The carrying amount of cash and cash equivalents, note receivable, accounts payable, accrued liabilities and long-term debt approximates fair value as of December 31, 1997 and 1996.

  Inventories

     Inventories, which consist of restaurant food items, related paper supplies and crew uniforms, are stated at the lower of cost (computed on the first-in, first-out method) or market.

  Property and Equipment

     Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the leases which are less than the estimated lives of the related improvements. Maintenance and repairs which do not improve or extend the life of the asset are expensed as incurred.

     The Company capitalizes interest cost as part of the historical cost of acquiring and constructing restaurant property. Interest capitalization ceases when the property is placed in service.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Deferred Restaurant Pre-Opening Costs

     Direct costs incurred prior to a restaurant opening to the public are capitalized and amortized over a period of one year beginning on the date the restaurant commences operations.

  Intangible Assets

     Intangible assets are amortized using the straight-line method over the following periods:

                                                        LIFE IN YEARS
                                                      ------------------
Covenant not to compete............................   Term of agreement
Organization costs.................................           5
Loan costs.........................................      Term of loan
Trademark costs....................................           40

  Leasehold Acquisition Costs

     Costs incurred to obtain leaseholds are capitalized and amortized over the initial terms of the related leases.

  Deferred Franchise Costs

     Deferred franchise costs, which are included in Other assets in the accompanying Consolidated Balance Sheets, are amortized and included in Other amortization in the accompanying Consolidated Statements of Operations, as franchised restaurants are opened.

  Long-Lived Assets

     The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of its intangible and other long-lived assets or whether the remaining balance of its intangible and other long-lived assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining lives of the intangible and other long-lived assets in determining whether an impairment has occurred.

  Consolidated Balance Sheet Data

     Other current assets consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Insurance dividend receivable.........................................   $ 63,000    $215,000
Rebates...............................................................     97,676     129,664
Other.................................................................    118,708     210,025
                                                                         --------    --------
                                                                         $279,384    $554,689
                                                                         --------    --------
                                                                         --------    --------

     Accrued liabilities consist of the following:

                                                                        1997          1996
                                                                     ----------    ----------
Sales tax.........................................................   $  198,394    $  293,084
Payroll related...................................................    1,100,214       585,436
Workers compensation..............................................      449,014            --
Other.............................................................      870,002       646,386
                                                                     ----------    ----------
                                                                     $2,617,624    $1,524,906
                                                                     ----------    ----------
                                                                     ----------    ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Franchise Revenues

     Franchise revenues consist of franchise fees, which are typically collected upon execution of an area development and/or franchise agreement, and continuing royalties, based upon gross sales. Franchise fees are initially recorded as deferred franchise fee income and are recognized in earnings either when franchised restaurants are opened, or upon forfeiture of such fees by the franchisees pursuant to the terms of the franchise development agreements, as applicable.

     Franchise revenues consist of the following:

                                                                        1997        1996        1995
                                                                      --------    --------    --------
Franchise fees.....................................................   $220,000    $227,500    $376,471
Continuing royalties...............................................    591,700     271,804     177,945
                                                                      --------    --------    --------
                                                                      $811,700    $499,304    $554,416
                                                                      --------    --------    --------
                                                                      --------    --------    --------

  Advertising Costs

     Advertising costs not directly related to the opening of a new restaurant are expensed during the period in which the cost is incurred. Advertising expense was $2,987,688, $2,978,255 and $2,103,155 for Fiscal 1997, Fiscal 1996
and Fiscal 1995, respectively, and is included in other restaurant operating expenses in the accompanying Consolidated Statements of Operations.

  Income Taxes

     The Company accounts for its income taxes using Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such a valuation allowance would be included in the provision for deferred income taxes in the period of change.

  Net Income (Loss) Per Share

     In Fiscal 1997, the Company adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). As a result, the Company's earnings per share have been restated for Fiscal 1995 and Fiscal 1996 to show basic and diluted earnings per share in accordance with SFAS 128. Prior to the adoption of SFAS 128, the Company reported primary earnings per share, which equaled diluted earnings per share pursuant to SFAS 128. Following is the reconciliation of the shares used in the computations for the periods presented.

                                                                    1997          1996          1995
                                                                 ----------    ----------    ----------
Weighted average shares used in basic computation.............    8,179,131     8,099,650     7,991,570
Stock options and warrants....................................      108,148            --        97,594
                                                                 ----------    ----------    ----------
Weighted average shares used in diluted computation...........    8,287,279     8,099,650     8,089,164
                                                                 ----------    ----------    ----------
                                                                 ----------    ----------    ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The effect of the extraordinary charge on basic and diluted earnings per share for Fiscal 1995 is as follows:

Basic:
  Income before extraordinary charge..............................   $ .15
  Extraordinary charge............................................    (.01)
                                                                     -----
  Net income......................................................   $ .14
                                                                     -----
                                                                     -----
Diluted:
  Income before extraordinary charge..............................   $ .15
  Extraordinary charge............................................    (.01)
                                                                     -----
  Net income......................................................   $ .14
                                                                     -----
                                                                     -----

     The net income (loss) amount used as the numerator in calculating basic and diluted earnings per share equals net income (loss) in the accompanying Consolidated Statements of Operations.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates with regard to the accompanying consolidated financial statements relate to accrued restaurant closure expenses and workers compensation expense, as discussed in Note 11. Although the Company believes its estimates are appropriate, changes in assumptions utilized in preparing such estimates could cause these estimates to change in the near term.

(3) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Cash on hand..........................................................   $ 52,450    $ 49,900
Cash management fund..................................................    240,005      44,590
                                                                         --------    --------
                                                                         $292,455    $ 94,490
                                                                         --------    --------
                                                                         --------    --------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(4) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                    LIFE IN
                                                                    YEARS         1997           1996
                                                                    -------    -----------    -----------
Land.............................................................     --       $ 9,257,525    $11,657,999
Buildings and leasehold improvements.............................    7-31       23,130,989     25,927,959
Furniture, fixtures and equipment................................    5-15        9,435,115      9,513,141
Signs............................................................     7          1,036,597      1,103,039
Software.........................................................     5             95,022         92,500
                                                                               -----------    -----------
                                                                                42,955,248     48,294,638
Less: Accumulated depreciation and amortization..................               (7,550,089)    (5,754,641)
                                                                               -----------    -----------
                                                                               $35,405,159    $42,539,997
                                                                               -----------    -----------
                                                                               -----------    -----------

     At December 31, 1997, property and equipment includes $2,164,448 of property and equipment, less accumulated depreciation and amortization of $136,923, related to closed restaurants (See Note 11).

     The Company's office space and the land underlying some of its existing restaurant locations are leased under operating leases (See Note 11).

(5) INTANGIBLE ASSETS

     Intangible assets consist of the following:

                                                                           1997        1996
                                                                         --------    --------
Covenant not to compete...............................................   $ 50,000    $ 50,000
Organization costs....................................................         --      51,497
Loan costs............................................................    154,632     154,632
Trademark costs.......................................................    335,100     260,281
                                                                         --------    --------
                                                                          539,732     516,410
Less: Accumulated amortization........................................    (71,809)    (84,518)
                                                                         --------    --------
                                                                         $467,923    $431,892
                                                                         --------    --------
                                                                         --------    --------

(6) NOTE RECEIVABLE

     In conjunction with the Fiscal 1997 sale of a restaurant site (See
Note 11) the Company recorded a note receivable in the amount of $880,000. The note bears interest at a rate of 10% per annum based on a 15 year amortization period. The note is secured by a mortgage on the restaurant site. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1998, the Company intends to foreclose on the note and proceed with the sale of the restaurant site in order to satisfy the mortgage. The foreclosure is not expected to have a material effect on the Company's Fiscal 1998 results of operations.

(7) DEPOSITS AND DEFERRED COSTS ON FUTURE RESTAURANT LOCATIONS

     Deposits and deferred costs on future restaurant locations consist of amounts deposited with lessors and/or paid to others to secure real property and develop future restaurant locations. Upon opening of the restaurant, all such deposits and deferred costs are charged to the appropriate depreciable and amortizable asset categories.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(8) INDEBTEDNESS

     Long-term debt consists of the following:

                                                                       1997          1996
                                                                    ----------    -----------
Advances under a $25,000,000 revolving credit and term loan
  agreement with interest payable monthly, at the Company's
  option, at prime (8.50% at December 31, 1997) plus .375% or libor rate (5.969% at December 31, 1997) plus 2.65%. Loan
  converts to a term loan on August 31, 1998, at which time
  principal payments equal to the loan balance divided by 120
  commence, with a balloon payment due June 30, 2003.............   $1,075,000    $11,152,000
Mortgage note payable with interest at 8%, payable monthly in equal principal and interest installments from January 1996 through maturity in June 1999, collateralized by a restaurant
  location.......................................................      138,952        222,725
                                                                    ----------    -----------
                                                                     1,213,952     11,374,725
Less: Current maturities of long-term debt.......................     (126,559)       (83,773)
                                                                    ----------    -----------
                                                                    $1,087,393    $11,290,952
                                                                    ----------    -----------
                                                                    ----------    -----------

     The $25,000,000 revolving credit and term loan (the "Loan") is unsecured; however, the Company has agreed not to further encumber any of its presently owned real estate while the Loan is outstanding. The lender has no obligation to make further advances after July 13, 1998. At December 31, 1997, the available portion of the Loan was $23,775,000.

     The terms of the Loan require that the Company remain in compliance with certain financial and non-financial covenants, including the maintenance of certain financial ratios. The Company was in compliance with the debt covenants at December 31, 1997.

     In connection with obtaining the Loan, the proceeds from which were used to repay substantially all the outstanding indebtedness, the Company incurred costs in the aggregate of $154,632, which are capitalized as intangible assets in the accompanying Consolidated Balance Sheets, and are being amortized over the term of the Loan. The unamortized balance of capitalized costs associated with obtaining indebtedness retired with the proceeds from the Loan was charged to expense during the quarter ended October 1, 1995, and is included, net of income tax benefit, in the accompanying Consolidated Statements of Operations as an extraordinary charge.

     Repayment of future maturities of long-term debt at December 31, 1997 is as follows:

                        FISCAL YEAR
------------------------------------------------------------
  1998......................................................   $  126,559
  1999......................................................      155,726
  2000......................................................      107,500
  2001......................................................      107,500
  2002......................................................      107,500
  Thereafter................................................      609,167
                                                               ----------
                                                               $1,213,952
                                                               ----------
                                                               ----------

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(9) INCOME TAXES

     The provision for (benefit from) income taxes consists of the following:

                                                                     1997          1996          1995
                                                                  ----------    -----------    --------
Federal........................................................   $3,035,434    $(1,225,018)   $618,257
State..........................................................      176,665         11,740     102,579
                                                                  ----------    -----------    --------
  Total........................................................   $3,212,099    $(1,213,278)   $720,836
                                                                  ----------    -----------    --------
                                                                  ----------    -----------    --------
Current........................................................   $1,536,938    $   294,779    $628,319
Deferred.......................................................    1,675,161     (1,508,057)     92,517
                                                                  ----------    -----------    --------
  Total........................................................   $3,212,099    $(1,213,278)   $720,836
                                                                  ----------    -----------    --------
                                                                  ----------    -----------    --------

     Deferred income taxes arise primarily due to temporary differences in recognizing certain revenues and expenses for tax purposes, the use of accelerated depreciation for tax purposes, and the expected use of alternative minimum tax carry-forwards in future periods. The components of the current deferred income tax asset and the net non-current deferred income tax liability are as follows:

                                                                       1997          1996
                                                                    ----------    -----------
Current deferred tax asset:
  Accrued restaurant closure expenses............................   $ (248,846)   $(1,583,649)
  Accrued liabilities............................................     (170,897)            --
                                                                    ----------    -----------
     Current deferred income tax asset...........................   $ (419,743)   $(1,583,649)
                                                                    ----------    -----------
                                                                    ----------    -----------

Non-current deferred tax liability:
  Depreciation and amortization of property and equipment........   $2,184,573    $ 2,024,154
  Deferred franchise fee income, net.............................      102,099         54,947
  Deferred rent..................................................     (527,085)      (341,705)
  Alternative minimum tax carry-forwards.........................     (162,590)      (736,747)
  Foreign tax credit carry-forwards..............................     (197,569)       (74,577)
  Other, net.....................................................       (8,343)       (46,242)
                                                                    ----------    -----------
     Non-current deferred income tax liability, net..............   $1,391,085    $   879,830
                                                                    ----------    -----------
                                                                    ----------    -----------

     At December 31, 1997, the Company had available foreign tax credit carry-forwards in the amount of $45,545 which expires in 2001, and $152,024, which expires in 2002.

     The following table reconciles the Federal statutory income tax rate and the Company's effective income tax rate as follows:

                                                                                     1997    1996    1995
                                                                                     ----    ----    ----
Provision for income taxes at Federal statutory rate..............................   34.0%   34.0%   34.0%
State taxes, net of Federal income tax benefit....................................    3.6     3.6     3.6
Nondeductible expenses............................................................    1.0     0.9     0.8
Jobs tax credits..................................................................    (.5)     --      --
Other, net........................................................................    (.1)    (.5)    (.4)
                                                                                     ----    ----    ----
Effective income tax rate.........................................................   38.0%   38.0%   38.0%
                                                                                     ----    ----    ----
                                                                                     ----    ----    ----

     The Company's December 31, 1993 Federal income tax return is currently being audited by the Internal Revenue Service. It is not possible to predict the ultimate outcome of this audit; however, the Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY

  Stock Based Compensation Plans

     In September 1993, the Company adopted the 1993 Option Plan (as amended to date, the "1993 Plan"). Under the 1993 Plan, 800,000 shares of common stock are reserved for issuance upon exercise of options. All regular employees of the Company or any of its subsidiaries, including officers and directors, are eligible to receive grants of options under the 1993 Plan. The 1993 Plan is designed to serve as an incentive for retaining qualified and competent employees.

     In June 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"). Under the 1995 Plan, 500,000 shares of common stock are reserved for issuance upon exercise of options. All regular and former regular employees and consultants of the Company or any of its subsidiaries, including officers and directors, are eligible to receive grants of options under the 1995 Plan. The 1995 Plan is designed to serve as an incentive for retaining qualified and competent employees.

     In June 1995, the Company adopted the 1995 Bonus/Fee Stock Option Plan (the "1995 Bonus Plan"). Under the 1995 Bonus Plan, 500,000 shares of common stock are reserved for issuance upon exercise of options. The 1995 Bonus Plan allows certain eligible employees and directors who receive either a cash bonus or a director's fee of $2,500 or more to elect to receive stock options instead of receiving cash to which they are entitled (the "Deferred Cash"). The per share exercise price of the options granted pursuant to the 1995 Bonus Plan would be equal to 50% of the fair market value of the common stock on the day the option is granted. The number of shares of common stock covered by the option would be calculated by doubling the number of shares that could be purchased at fair market value with the Deferred Cash so that the "in-the-money" value of the option equals the Deferred Cash.

     In November 1995, the Company adopted the 1995 Directors' Stock Option Plan (the "1995 Directors' Plan"). Under the 1995 Directors' Plan, 200,000 shares of common stock are reserved for issuance upon exercise of options. Each existing Director received a grant of an option to purchase 18,000 shares on the effective date of the plan. Upon election as a member of the Board, each Director receives an option to purchase 15,000 shares of common stock, and an additional option to purchase 3,000 shares of common stock is granted to each eligible Director on each annual meeting date under certain conditions. All stock options granted to existing Directors pursuant to the 1995 Directors' Plan become exercisable as follows: 11,000 shares six months from the date of grant, the next 6,000 shares twelve months from the date of grant and the remaining 1,000 shares two years after the date of grant, so long as the optionee is a Director on the relevant exercise date. The remaining stock options granted pursuant to the 1995 Directors' Plan become exercisable equally over a three year period on each of the three one-year anniversaries of the date of grant, so long as the optionee is a Director on the relevant exercise date.

     In November 1995, the Company adopted the 1995 Restricted Stock Award Plan (the "1995 Restricted Plan"). Under the 1995 Restricted Plan, not less than 100,000 shares of common stock are reserved for award and issuance, generally at no cost to the employee. In November 1995, the Company awarded 25,000 shares of common stock to its President pursuant to the 1995 Restricted Plan. These shares vest as to 20% in September 1998, 30% in September 1999 and 50% in September 2000. The Company recorded deferred compensation of $112,500 on the date of grant based on the quoted market value of the common stock. Deferred compensation is being amortized to expense ratably over the restricted period, and is included in the accompanying consolidated financial statements.

     The Company's Board of Directors, or a committee thereof (the "Committee"), administers and interprets each of the above described plans (collectively, the "Plans"). The Plans provide for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code) and nonstatutory stock options or awards. Options are granted under the Plans on such terms and at such prices as determined by the

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY--(CONTINUED)

Committee, except that the per share exercise price of incentive stock options cannot be less than the fair market value of the common stock on the date of grant. Generally, the stock options granted pursuant to the 1993 Plan, the 1995 Plan and the 1995 Bonus Plan vest in increments of 33% per year over a three year period on the yearly anniversary of the grant and have a term of ten years from the date of grant.

     The following table summarizes stock option activity:

                                                           WEIGHTED-AVERAGE
                                                               EXERCISE                       AVAILABLE FOR
                                                           PRICE PER SHARE     OUTSTANDING    FUTURE GRANTS
                                                           ----------------    -----------    -------------
Balance, December 31, 1994..............................        $ 8.23            788,066         131,235
  Authorized, net.......................................            --                 --       1,065,000
  Granted/converted.....................................        $ 4.66            478,800        (478,800)
  Exercised.............................................        $ 0.29            (77,962)             --
  Canceled..............................................        $12.84           (213,400)        213,400
                                                                                ---------       ---------
Balance, December 31, 1995..............................        $ 6.10            975,504         930,835
  Granted...............................................        $ 4.50            136,900        (136,900)
  Exercised.............................................        $ 0.32           (101,847)             --
  Canceled..............................................        $ 6.09            (98,790)         98,790
                                                                                ---------       ---------
Balance, December 31, 1996..............................        $ 6.51            911,767         892,725
  Granted...............................................        $ 5.68             49,454         (49,454)
  Exercised.............................................        $ 3.86            (59,192)             --
  Canceled..............................................        $ 7.19           (118,135)        118,135
                                                                                ---------       ---------
Balance, December 31, 1997..............................        $ 6.36            783,894         961,406
                                                                                ---------       ---------
                                                                                ---------       ---------

     The following table summarizes information about the stock options outstanding at December 31, 1997:

                       OUTSTANDING
----------------------------------------------------------                      EXERCISABLE
                                          WEIGHTED-AVERAGE    -----------------------------------------------
         RANGE OF                         REMAINING           WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
      EXERCISE PRICES          SHARES     CONTRACTUAL LIFE    EXERCISE PRICE      SHARES     EXERCISE PRICE
---------------------------    -------    ----------------    ----------------    -------    ----------------
             $0.29 -  $0.58     27,034          3.98               $ 0.30          27,034         $ 0.30
             $2.71 -  $6.94    529,690          6.44               $ 4.42         214,987         $ 4.02
             $8.00 - $13.50    227,170          5.62               $11.62         227,170         $11.62
                               -------                                            -------
                               783,894                                            469,191
                               -------                                            -------
                               -------                                            -------

     The weighted-average exercise price and weighted-average market price of 13,100 options granted during 1997 for which the exercise price exceeds the market price of the stock on the grant date is $4.50 and $3.02, respectively.

     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", in accounting for stock-based employee compensation arrangements whereby no compensation cost related to stock options is deducted in determining net income (loss) if the exercise price of a stock option is equal to quoted market value on the measurement date. Had compensation cost for the Company's stock option plans been determined pursuant to SFAS
No. 123, "Accounting for Stock-Based Compensation," the Company's pro forma net income (loss) and diluted net income (loss) per share would have been different than the amounts recorded in the accompanying Consolidated Statements of Operations. Using the Black-Scholes option pricing model for all options granted after December 31, 1994, the Company's pro forma net income

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(10) SHAREHOLDERS' EQUITY--(CONTINUED)

(loss), pro forma diluted net income (loss) per share and pro forma weighted average fair value of options granted, with related assumptions, are as follows:

                                                            1997           1996           1995
                                                         -----------    -----------    -----------
Pro forma net income (loss)...........................   $5,077,850     $(2,127,024)   $1,064,705
Pro forma diluted net income (loss) per share.........   $  0.62        $ (0.26)       $  0.13
Pro forma weighted average fair value of options
  granted.............................................   $  2.57        $  1.54        $  2.12
Risk free interest rates..............................   5.31%-6.46%    5.31%-6.46%    5.37%-7.11%
Expected lives........................................    3-5 Years      3-5 Years      3-5 Years
Expected volatility...................................       59%            59%            59%

     Pro forma net income (loss) reflects only options granted in Fiscal 1997, 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income
(loss) amounts presented above because compensation cost is reflected over the options' vesting period ranging from one to three years and compensation cost for options granted prior to January 1, 1995 is not considered.

(11) COMMITMENTS AND CONTINGENCIES

  Leases

     The Company leases land and facilities for office and restaurant locations under various noncancelable operating lease agreements, one of which is with a related party. Certain of these lease agreements contain provisions for rent overrides based on a percentage of gross sales. Additionally, the Company, in certain instances, is responsible for real estate taxes and common area maintenance costs. The leases also provide for renewal options. Future minimum rental commitments, excluding renewal option periods, under these operating lease agreements at December 31, 1997 are as follows:

                                                               RELATED       UNRELATED
FISCAL YEAR                                                    PARTIES        PARTIES         TOTAL
-----------                                                   ----------    -----------    -----------
  1998.....................................................   $  102,879    $ 2,013,167    $ 2,116,046
  1999.....................................................      102,879      1,986,226      2,089,105
  2000.....................................................      111,881      1,908,793      2,020,674
  2001.....................................................      118,311      1,871,445      1,989,756
  2002.....................................................      118,311      1,725,974      1,844,285
  Thereafter...............................................      830,150     13,585,382     14,415,532
                                                              ----------    -----------    -----------
                                                              $1,384,411    $23,090,987    $24,475,398
                                                              ----------    -----------    -----------
                                                              ----------    -----------    -----------

     Future minimum rental commitments have been reduced by future minimum sublease rentals of $2,605,841 due under non-cancelable subleases.

     Rent expense was $2,201,655 (net of $159,010 in sublease rentals), $2,292,827 (net of $94,850 in sublease rentals) and $1,918,955 in Fiscal 1997,
Fiscal 1996 and Fiscal 1995, respectively, which included $102,879, $102,879 and $97,288, respectively, paid to related parties.

     Rent expense is recorded in the accompanying consolidated financial statements on the straight-line basis in accordance with generally accepted accounting principles. Actual rent is paid in accordance with the lease terms. The excess of rent expense over actual rent paid in Fiscal 1997, Fiscal 1996 and Fiscal 1995 was $88,047, $76,655 and $332,950, respectively.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(11) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     In July 1995, the Company entered into sale/leaseback transactions with an unrelated party for two of its owned restaurant sites, which resulted in net proceeds that approximated the carrying value of the land, buildings and fixtures sold. The resulting leases are accounted for as operating leases.

  Employment Agreements

     In September 1995, the Company entered into an employment agreement with its President which calls for minimum annual compensation of $250,000 through September 1998 and which may be extended at the Company's discretion, through September 2000.

  Franchise Development Agreements

     The Company has entered into international area development and franchise agreements, granting the right to develop Pollo Tropical restaurants in the Caribbean and Latin America. The Company's standard franchise agreement has a 15-year term and provides for an initial franchise fee and a continuing royalty, based upon gross sales. The agreements grant the franchisee the rights to operate restaurants and use the associated trade name and trademark within the standards and guidelines established by the Company.

  Guarantee

     A loan (with a principal balance of approximately $485,000 at December 31, 1997) made by a bank to a related party is collateralized by all the assets of one of the Company's operating restaurants.

  Self-Insured Workers Compensation

     The Company is self-insured for workers compensation. The Company maintains stop loss coverage for individual claims in excess of $250,000 and for claims which exceed $700,000 in the aggregate in any one year. While the ultimate amount of claims incurred are dependent on future developments, in management's opinion, recorded reserves are adequate to cover the future payment of claims.

  Accrued Restaurant Closure Expenses

     During Fiscal 1995, the Company accrued estimated expenses in the amount of $1,565,108 for two restaurants closed in October 1995. The estimated expenses consisted of $1,243,626 in net losses on disposal of fixed assets and $321,482 in estimated liabilities associated with termination of leases. The assets related to the Fiscal 1995 closed restaurants were disposed of during Fiscal 1996 resulting in a gain in the amount of $174,047. This gain is primarily attributable to the sale of the one restaurant site and the reversal of an accrual due to a more favorable economic transaction than originally estimated associated with the subleasing of the other restaurant site.

     In the fourth quarter of Fiscal 1996, the Company accrued estimated expenses in the amount of $6,498,289 associated with the closing of six restaurants. The estimated expenses consist of $5,713,142 in net losses on disposal of fixed assets, $670,237 in estimated liabilities associated with termination of leases and $114,910 associated with employee termination benefits.

     During Fiscal 1997, the Company disposed of four of the six restaurants for which it had established a reserve in Fiscal 1996. Three of the restaurants were sold and one was subleased. As part of the sale of one of the restaurants, the Company received a note receivable in the amount of $880,000. Subsequent to December 31, 1997, the mortgagee defaulted on the note. During Fiscal 1998, the Company intends to foreclose on the property, which was held as collateral under the mortgage and proceed with its sale in order to satisfy the mortgage. During Fiscal 1997, the Company incurred $3,456,570 in net losses on disposal of fixed assets, $583,436 in expenses associated with termination of leases and $108,299 associated with employee termination

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                   YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

(11) COMMITMENTS AND CONTINGENCIES--(CONTINUED)

benefits which were applied to the closure reserve established in Fiscal 1996. The remaining closure reserve in management's estimate represents amounts expected to be incurred, net of amounts realized upon the disposition of the remaining two restaurants. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known. Actual results that substantially differ from management's estimate could be material to the Company's financial statements.

  Purchase Agreements

     During Fiscal 1997, the Company entered into three purchase agreements for future restaurant sites for an aggregate purchase price in the amount of $1,740,000. The anticipated closing dates for the purchase agreements will be during Fiscal 1998.

  Litigation, Claims and Assessments

     From time to time, the Company may be engaged in routine litigation and disputes incidental to its business. The Company does not believe that the ultimate resolution of any of these matters will have a material adverse effect on the accompanying consolidated financial statements.

(12) RELATED-PARTY TRANSACTIONS

     Included in Payments for property and equipment for the years ended December 31, 1997, 1996 and 1995 are $13,245, $32,920 and $26,758, respectively, paid to a related party for architectural services.

     Included in Deferred franchise fee income at December 31, 1996 is $120,000 received from a related party for initial franchise fees. During Fiscal 1997, forfeitures of exclusivity fees of $25,000 were recognized due to the termination of the area development agreement.

     Included in restaurant sales for the years ended December 31, 1997 and 1996 are $27,849 and $7,593, respectively, of sales to a related party.

     During Fiscal 1997, the Company entered into an agreement to purchase certain rights relating to parking, exclusivity and option terms from a related party in the amount of $150,000. The Company anticipates closing on the purchase during Fiscal 1998.

(13) SUBSEQUENT EVENTS

     On March 16, 1998, purported shareholders of the Company instituted suit against the Company, its principal officers and all of its directors, alleging a breach of fiduciary duties and seeking damages as well as injunctive and other relief in response to the Company's announcement that it had received a proposal from Larry J. Harris, the co-founder and Chief Executive Officer of the Company, for the merger of the Company, pursuant to which the public shareholders of the Company would receive $10.00 per share in cash. The plaintiff is seeking certification as the representative of a class of all of the Company's shareholders other than the defendants, the Company's principal shareholders, and all persons related thereto. The Company believes that the lawsuit has no basis, and intends to vigorously defend the action. Although the ultimate outcome of the lawsuit cannot be predicted, the Company does not believe the outcome of the lawsuit will have a material adverse effect on the financial position, results of operation or cash flows of the Company.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                       JUNE 30,      DECEMBER 31,
                                                                                         1998            1997
                                                                                      -----------    ------------
                                                                                      (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................   $ 2,520,531    $    292,455
  Inventories......................................................................       284,602         280,595
  Prepaid expenses.................................................................       549,225         244,753
  Deferred income taxes............................................................       336,929         419,743
  Other current assets.............................................................       350,388         279,384
                                                                                      -----------    ------------
Total current assets...............................................................     4,041,675       1,516,930
Property and equipment, at cost, less accumulated depreciation and amortization....    35,753,202      35,405,159
Intangible assets, net.............................................................       636,112         467,923
Leasehold acquisition costs, net...................................................     1,037,854       1,079,925
Deposits and deferred costs on future restaurant locations.........................       237,911         250,727
Note receivable, net of current portion............................................       824,870         840,032
Other assets.......................................................................       801,582         793,405
                                                                                      -----------    ------------
Total assets.......................................................................   $43,333,206    $ 40,354,101
                                                                                      -----------    ------------
                                                                                      -----------    ------------
                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................   $ 1,529,751    $  1,553,056
  Accrued liabilities..............................................................     3,465,113       2,603,450
  Current maturities of long-term debt.............................................        94,543         126,559
  Income tax payable...............................................................       277,117          14,174
  Accrued restaurant closure expenses..............................................     2,042,945       2,125,525
                                                                                      -----------    ------------
Total current liabilities..........................................................     7,409,469       6,422,764

Long-term debt, net of current maturities..........................................            --       1,087,393
Deferred rent......................................................................     1,574,891       1,483,978
Deferred franchise fee income......................................................       187,500         237,500
Deferred income taxes..............................................................     1,284,353       1,391,085
                                                                                      -----------    ------------
Total liabilities..................................................................    10,456,213      10,622,720
                                                                                      -----------    ------------
Shareholders' equity:
  Common stock.....................................................................        82,810          82,076
  Additional paid-in capital.......................................................    22,322,765      22,054,326
  Retained earnings................................................................    10,471,418       7,594,979
                                                                                      -----------    ------------
Total shareholders' equity.........................................................    32,876,993      29,731,381
                                                                                      -----------    ------------
Total liabilities and shareholders' equity.........................................   $43,333,206    $ 40,354,101
                                                                                      -----------    ------------
                                                                                      -----------    ------------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                                         1998           1997
                                                                                      -----------    -----------
Revenues:
  Restaurant sales.................................................................   $35,448,257    $31,816,551
  Franchise revenues...............................................................       454,016        420,045
                                                                                      -----------    -----------
                                                                                       35,902,273     32,236,596
                                                                                      -----------    -----------
Operating expenses:
  Cost of sales....................................................................    11,999,029     11,164,343
  Restaurant payroll...............................................................     7,994,411      7,471,827
  Other restaurant operating expenses..............................................     6,396,129      5,668,812
  General and administrative.......................................................     2,805,088      2,902,578
  Depreciation and amortization of property
     and equipment.................................................................     1,036,607        999,145
  Other amortization...............................................................        96,398        208,900
  Other income, net................................................................       (15,860)        (8,410)
  Acquisition expenses.............................................................       503,457             --
                                                                                      -----------    -----------
                                                                                       30,815,259     28,407,195
                                                                                      -----------    -----------

Income from operations.............................................................     5,087,014      3,829,401
Interest (income) expense, net.....................................................       (31,204)       362,859
                                                                                      -----------    -----------
Income before income taxes.........................................................     5,118,218      3,466,542
Provision for income taxes.........................................................     2,241,779      1,316,939
                                                                                      -----------    -----------
Net income.........................................................................   $ 2,876,439    $ 2,149,603
                                                                                      -----------    -----------
                                                                                      -----------    -----------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                         SIX MONTHS ENDED JUNE 30, 1998
                                  (UNAUDITED)

                                                  COMMON STOCK,
                                                  $.01 PAR VALUE
                                               --------------------    ADDITIONAL                       TOTAL
                                               NUMBER OF                 PAID-IN       RETAINED      SHAREHOLDERS'
                                                SHARES      AMOUNT       CAPITAL       EARNINGS         EQUITY
                                               ---------    -------    -----------    -----------    -------------
Balance, December 31, 1997..................   8,207,658    $82,076    $22,054,326    $ 7,594,979     $29,731,381
  Proceeds from exercise of stock options,
     including tax benefit of $13,131.......      73,338        734        243,497             --         244,231
  Amortization of deferred
     compensation...........................          --         --         24,942             --          24,942
  Net income for the period.................          --         --             --      2,876,439       2,876,439
                                               ---------    -------    -----------    -----------     -----------
Balance, June 30, 1998......................   8,280,996    $82,810    $22,322,765    $10,471,418     $32,876,993
                                               ---------    -------    -----------    -----------     -----------
                                               ---------    -------    -----------    -----------     -----------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

                                                                                            1998           1997
                                                                                         -----------    -----------
Cash flows from operating activities:
  Net income..........................................................................   $ 2,876,439    $ 2,149,603
                                                                                         -----------    -----------
    Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization................................................     1,133,005      1,208,045
         Loss on disposal of property and equipment...................................        93,354          6,481
         Deferred rent................................................................        90,913         81,110
         Amortization of stock based compensation.....................................        24,942         33,788
         Deferred income taxes........................................................       (23,918)       667,186
         Amortization of deferred loan costs..........................................        10,144         10,144
    Changes in operating assets and liabilities:
       (Increase) decrease in--
         Inventories..................................................................        (4,007)        (9,530)
         Prepaid expenses.............................................................      (304,472)      (206,660)
         Other current assets.........................................................       (55,842)        39,251
           Other assets...............................................................       (58,228)        20,453
       Increase (decrease) in--
         Accounts payable and accrued liabilities.....................................       838,358      1,029,503
         Income tax payable...........................................................       276,076        337,116
         Deferred franchise fee income................................................       (50,000)       (66,892)
         Accrued restaurant closure expenses..........................................         5,665        982,405
                                                                                         -----------    -----------
    Total adjustments.................................................................     1,975,990      4,132,400
                                                                                         -----------    -----------
    Net cash provided by operating activities.........................................     4,852,429      6,282,003
                                                                                         -----------    -----------

Cash flows from investing activities:
  Payments for property and equipment.................................................    (1,558,950)      (616,098)
  Payment for intangible assets.......................................................      (189,910)       (43,108)
    Decrease in deposits and deferred costs on future
       restaurant locations...........................................................        12,816         75,436
                                                                                         -----------    -----------
         Net cash used in investing activities........................................    (1,736,044)      (583,770)
                                                                                         -----------    -----------

Cash flows from financing activities:
  Net borrowings (repayments) under revolving credit agreement........................    (1,074,950)    (4,701,794)
  Principal payments on long-term debt................................................       (44,459)       (41,051)
  Proceeds from issuance of common stock..............................................       231,100         89,303
                                                                                         -----------    -----------
         Net cash used in financing activities........................................      (888,309)    (4,653,542)
                                                                                         -----------    -----------
         Net increase in cash and cash equivalents....................................     2,228,076      1,044,691
  Cash and cash equivalents, beginning of period......................................       292,455         94,490
                                                                                         -----------    -----------
  Cash and cash equivalents, end of period............................................   $ 2,520,531    $ 1,139,181
                                                                                         -----------    -----------
                                                                                         -----------    -----------

     See accompanying notes to condensed consolidated financial statements.

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                   (UNAUDITED)

(1) BASIS OF PRESENTATION

     The condensed consolidated balance sheet as of December 31, 1997, which has been derived from audited financial statements, and the unaudited interim condensed financial statements included herein, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission, except that earnings per share data has been omitted. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made herein are adequate to make the information presented not misleading. These financial statements must be read in conjunction with the financial statements and the notes thereto included elsewhere in this Offering Memorandum.

     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of only normal recurring accruals) necessary to present fairly the financial position of Pollo Tropical and the results of operations and cash flows for the periods indicated. Results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

(2) ACCOUNTING POLICIES

     During interim periods Pollo Tropical follows the accounting policies set forth in its consolidated financial statements included elsewhere in this Offering Memorandum. Reference should be made to such financial statements for information on such accounting policies and further financial details. Certain prior year amounts have been reclassified to conform to the current year presentation.

(3) NEWLY ISSUED ACCOUNTING STANDARD

     In April 1998, the Financial Accounting Standards Board issued Statement of Position ("SOP") No. 98-5, "Reporting on the Cost of Start-Up Activities". SOP 98-5 requires that the costs of start-up activities, including organization costs, be expensed as incurred. Pollo Tropical plans to adopt SOP 98-5 when required in the first quarter of Fiscal 1999, although early adoption is permitted. Initial adoption of SOP 98-5 should be as of the beginning of the Fiscal year in which first adopted, and will be reported as the cumulative effect of a change in accounting principle in the first quarter of Fiscal 1999. At the present time, Pollo Tropical cannot predict the amount of the cumulative effect of the change in accounting principle that will be recorded in the first quarter of Fiscal year 1999, however, had the Company adopted the new standard at the beginning of Fiscal year 1998, the cumulative effect of the change in accounting principle that would have been recorded in the accompanying Condensed Consolidated Statements of Operations for the six months ended June 30, 1998, would not have been material to income before cumulative effect of a change in accounting principle. Had the provisions of SOP 98-5 been applicable to the accompanying condensed consolidated financial statements, income before cumulative effect of a change in accounting principle as calculated in accordance with the provisions of SOP 98-5 would not have been materially different than the historical amount reported herein.

(4) ACQUISITION EXPENSES

     As of July 20, 1998, Pollo Tropical consummated an Agreement and Plan of Merger, ("Merger Agreement"), with Carrols Corporation ("Carrols"). Pursuant to the Merger Agreement, Pollo Tropical shareholders tendering their shares to Carrols will receive $11.00 per share and Pollo Tropical will be merged with and into Carrols (the "Merger") and upon the Merger, the remaining shares outstanding, if any, will be converted into the right to receive $11.00 per share. Carrols will be the surviving corporation of the Merger.

     Simultaneously with the execution of the Merger Agreement, Pollo Tropical, Carrols and Larry Harris, Pollo Tropical's Chairman and Chief Executive Officer entered into a Non-Competition and Confidentiality Agreement

                     POLLO TROPICAL, INC. AND SUBSIDIARIES
       NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED)
                     SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                                  (UNAUDITED)

(4) ACQUISITION EXPENSES--(CONTINUED)
(the "Confidentiality Agreement"). Under the Confidentiality Agreement, Carrols will pay $350,000 to Mr. Harris within five days after the consummation of the Merger and an additional $90,000 in connection with Mr. Harris' accrued bonus for the six months ended June 30, 1998. Additionally, Carrols will pay William Carl Drew, Pollo Tropical's Chief Financial Officer, half his full maximum annual bonus due plus a lump sum severance payment upon his departure equal to Mr. Drew's one year annual base salary. The total amount of these payments to Mr. Drew approximates $168,000. During the six months ended June 30, 1998, Pollo Tropical has incurred approximately $300,000 in financial services advisory fees, $97,000 in legal fees, $93,000 in director fees for special committee meetings and $14,000 in outside professional and office expenses associated with the merger, which are included in Acquisition expenses in the accompanying Condensed Consolidated Statements of Operations. In addition, Pollo Tropical will also incur approximately $1.1 million in financial services advisory fees upon the consummation of the Merger Agreement, write off approximately $101,000 in capitalized loan costs approximately $51,000 in unamortized deferred compensation, and will record approximately $18,000 due to the accelerated vesting of stock options.

     The accompanying Condensed Consolidated Financial Statements do not include any adjustments to reflect the amount of Carrols' investment in the Company.

(5) COMMITMENTS AND CONTINGENCIES

  Accrued Restaurant Closure Expenses

     During the six months ended June 30, 1998, Pollo Tropical incurred $88,597 in net losses on disposal of fixed assets and $141,118 in expenses associated with termination of leases which were applied to the closure reserve established in Fiscal 1996. In the second quarter of Fiscal 1998 Pollo Tropical increased the accrued restaurant closure expenses $150,000, consisting of $50,000 in net losses on disposal of fixed assets and $100,000 in estimated liabilities associated with the termination of leases. Any difference between these estimated expenses and the actual amounts of such expenses will be recorded during the period in which such differences become known.

  Purchase and Construction Agreements

     During Fiscal 1997, Pollo Tropical entered into a purchase agreement for a future restaurant site with a purchase price of approximately $640,000. Pollo Tropical expects to close the agreement during Fiscal 1998. Pollo Tropical has also entered into a construction contract for a new restaurant in the amount of approximately $492,000 and estimates incurring an additional $3.3 million in capital expenditures to develop five restaurants in 1998.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                                  $170,000,000

                              CARROLS CORPORATION
                                ----------------
                                   PROSPECTUS
                                ----------------

 OFFER TO EXCHANGE UP TO $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

 FOR ANY AND ALL OUTSTANDING $170,000,000 9 1/2% SENIOR SUBORDINATED NOTES DUE
                                      2008

                                           , 1999

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You must not rely on any unauthorized information. This Prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this Prospectus is current as of the date of this Prospectus.

Until             , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Carrols Corporation (the "Company"), Carrols Realty Holdings Corp. ("Realty Holdings"), Carrols Realty I Corp. ("Realty I"), Carrols Realty II Corp. ("Realty II") and Carrols J.G. Corp. ("J.G.") are all incorporated in Delaware. Under Section 145 of the General Corporation Law of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Ninth of the Restated Certificate of Incorporation of the Company provides for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

     Quanta Advertising Corp. ("Quanta") is incorporated in New York.
Section 722 of the New York Business Corporation Law permits a New York corporation to indemnify its directors and officers in connection with actions or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors or officers of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, if such person had no reasonable cause to believe that his conduct was unlawful.
Section 721 of the New York Business Corporation Law states that the indemnification provided for by Article 7 thereof shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     Pollo Franchise, Inc. ("Pollo Franchise") and Pollo Operations, Inc. ("Pollo Operations") are both incorporated in Florida. Section 607.0850 of the Florida Business Corporation Act permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer, or employee of the company. Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The by-laws of Pollo Franchise and Pollo Operations each contain such a provision in Article VIII thereof.

     The Company, Realty Holdings, Realty I, Realty II, J.G., Quanta, Pollo Franchise and Pollo Operations all have directors' and officers' liability insurance covering certain liabilities incurred by the directors and officers of the Company, Realty Holdings, Realty I, Realty II, J.G., Quanta, Pollo Franchise and Pollo Operations in connection with the performance of their respective duties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

     (b) See the Schedule Index included immediately preceding the Exhibit Index to this Registration Statement.

ITEM 22. UNDERTAKINGS.

     Each of the undersigned Registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS CORPORATION HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          CARROLS CORPORATION

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                              *             Chairman and Chief Executive Officer; Director       April 9, 1999
------------------------------------------  (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and            April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President--Finance and Treasurer                April 9, 1999
------------------------------------------  (Principal Financial Officer and Principal
             Paul R. Flanders               Accounting Officer)

                              *             Director                                             April 9, 1999
------------------------------------------
          Benjamin D. Chereskin

                              *             Director                                             April 9, 1999
------------------------------------------
             James M. Conlon

                              *             Director                                             April 9, 1999
------------------------------------------
          David J. Mathies, Jr.

                              *             Director                                             April 9, 1999
------------------------------------------
             Robin P. Selati

                              *             Director                                             April 9, 1999
------------------------------------------
            Clayton E. Wilhite

      * By: /s/    PAUL R. FLANDERS
------------------------------------------
             Paul R. Flanders
             Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY HOLDINGS CORP. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          CARROLS REALTY HOLDINGS CORP.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                              *             Chairman and Chief Executive Officer; Director       April 9, 1999
------------------------------------------  (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and            April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief Financial        April 9, 1999
------------------------------------------  Officer (Principal Financial Officer and
             Paul R. Flanders               Principal Accounting Officer)

      * By: /s/    PAUL R. FLANDERS
------------------------------------------
             Paul R. Flanders
             Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY I CORP. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          CARROLS REALTY I CORP.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                              *             Chairman and Chief Executive Officer; Director       April 9, 1999
------------------------------------------  (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and            April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief Financial        April 9, 1999
------------------------------------------  Officer (Principal Financial Officer and
             Paul R. Flanders               Principal Accounting Officer)

      * By: /s/    PAUL R. FLANDERS
------------------------------------------
             Paul R. Flanders
             Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS REALTY II CORP. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          CARROLS REALTY II CORP.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   -----------------

                              *             Chairman and Chief Executive Officer; Director       April 9, 1999
------------------------------------------  (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and            April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief Financial        April 9, 1999
------------------------------------------  Officer (Principal Financial Officer and
             Paul R. Flanders               Principal Accounting Officer)

      * By: /s/    PAUL R. FLANDERS
------------------------------------------
             Paul R. Flanders
             Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, CARROLS J.G. CORP. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          CARROLS J.G. CORP.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

                              *             Chairman and Chief Executive Officer;               April 9, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and           April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief                 April 9, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer and Principal Accounting Officer)

     *By:        /s/ PAUL R. FLANDERS
  -------------------------------------
               Paul R. Flanders
               Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, QUANTA ADVERTISING CORP. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          QUANTA ADVERTISING CORP.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

                              *             Chairman and Chief Executive Officer;               April 9, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and           April 9, 1999
------------------------------------------  Director
           Daniel T. Accordino

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief                 April 9, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer and Principal Accounting Officer)

     *By:        /s/ PAUL R. FLANDERS
  -------------------------------------
               Paul R. Flanders
               Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, POLLO FRANCHISE, INC. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          POLLO FRANCHISE, INC.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

                              *             Chairman and Chief Executive Officer;               April 9, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and           April 9, 1999
------------------------------------------  Director
           Nicholas A. Castaldo

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief                 April 9, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer and Principal Accounting Officer)

     *By:        /s/ PAUL R. FLANDERS
  -------------------------------------
               Paul R. Flanders
               Attorney-in-Fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, POLLO OPERATIONS, INC. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON APRIL 9, 1999.


                                          POLLO OPERATIONS, INC.

                                          By: _________________*________________
                                                         Alan Vituli
                                            Chairman and Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.


                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------

                              *             Chairman and Chief Executive Officer;               April 9, 1999
------------------------------------------  Director (Principal Executive Officer)
               Alan Vituli

                              *             President and Chief Operating Officer and           April 9, 1999
------------------------------------------  Director
           Nicholas A. Castaldo

           /s/ PAUL R. FLANDERS             Vice President, Treasurer and Chief                 April 9, 1999
------------------------------------------  Financial Officer (Principal Financial
             Paul R. Flanders               Officer and Principal Accounting Officer)

     *By:        /s/ PAUL R. FLANDERS
  -------------------------------------
               Paul R. Flanders
               Attorney-in-Fact

                       FINANCIAL STATEMENT SCHEDULE INDEX

Schedule II...................  Valuation and qualifying accounts for the years ended December 31, 1998, 1997 and 1996

                      CARROLS CORPORATION AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

  COL. A                                                       COL. B        COL. C          COL. D          COL. E
-----------                                                  ----------    ----------      ----------      ----------
                                                                           ADDITIONS
                                                             BALANCE AT    CHARGED TO                      BALANCE AT
                                                             BEGINNING     COSTS AND                          END
DESCRIPTION                                                  OF PERIOD      EXPENSES       DEDUCTIONS      OF PERIOD
-----------                                                  ----------    ----------      ----------      ----------
Year ended December 31, 1998:
  Reserve for doubtful trade accounts receivable..........    $130,000     $   64,000(c)   $ (101,000)(b)   $ 93,000
  Other reserves(a).......................................     886,000        365,000        (277,000)(b)    974,000

Year ended December 31, 1997:
  Reserve for doubtful trade accounts receivable..........     310,000             --        (180,000)(b)    130,000
  Other reserves(a).......................................     753,000        133,000              --        886,000

Year ended December 31, 1996:
  Reserve for doubtful trade accounts receivable..........     419,000         16,000        (125,000)(b)    310,000
  Other reserves(a).......................................     788,000             --         (35,000)(b)    753,000

------------------
(a) Included principally in other assets.

(b) Represents write-offs of accounts.

(c) Represents reserves acquired in the Pollo Tropical acquisition.

                                 EXHIBIT INDEX

EXHIBIT                                                                                                     SEQUENTIAL
NUMBER          DESCRIPTION                                                                                 PAGE NO.
-------         -----------------------------------------------------------------------------------------   ----------
   2.1     --   Agreement and Plan of Merger dated June 3, 1998 by and between Carrols Corporation and
                Pollo Tropical, Inc. (incorporated by reference to Exhibit (c)(1) to the Tender Offer
                Statement on Schedule 14(d)(1) dated July 3, 1998)
   3.1     --   Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.(3)(a) to
                Carrols Corporation's 1987 Annual Report on Form 10-K)
  *3.2     --   Certificate of Amendment to Restated Certificate of Incorporation of Carrols Holdings
                Corporation
   3.3     --   Restated By-laws (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's
                1986 Annual Report on Form 10-K )
  *4.1     --   Indenture, dated as of November 24, 1998, between Carrols Corporation, the Guarantors named therein and IBJ Schroder Bank & Trust Company, as Trustee
  *4.2     --   Exchange and Registration Rights Agreement, dated as of November 24, 1998, among Carrols
                Corporation and Chase Securities Inc. and NationsBanc Montgomery Securities LLC
  *4.3     --   Form of 9 1/2% Senior Subordinated Note due 2008
  *5.1     --   Opinion of Rosenman & Colin LLP
 *10.1     --   Loan Agreement dated as of May 12, 1997 by and among Carrols Corporation, Texas Commerce
                Bank National Association, Heller Financial, Inc., First Union National Bank of North
                Carolina, and the other lenders now or thereafter parties thereto
  10.2     --   Amendment to Carrols Corporation's Senior Credit Facility titled Amendment to Loan
                Agreement, made and entered into as of July 9, 1998, by and among Carrols Corporation,
                Heller Financial, Inc., NationsBank, and Chase Bank of Texas, National Association
                (incorporated by reference to Exhibit (b)(2) to the Tender Offer Statement on Schedule
                (d)(1) dated July 3, 1998)
 *10.3     --   Amendment to Loan Agreement dated as of December 31, 1998, by and among Carrols
                Corporation, Heller Financial, Inc., NationsBank, and Chase Bank of Texas, National
                Association
  10.4     --   Supply Agreement between ProSource Services Corporation and Carrols Corporation dated
                April 1, 1994 (incorporated by reference to Exhibit 10.11 to Carrols Corporation's 1994
                Annual Report on Form 10-K)
  10.5     --   Stock Purchase Agreement dated as of February 25, 1997 by and among Madison Dearborn
                Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic Restaurants,
                Inc. and Carrols Holdings Corporation (incorporated by reference to Exhibit 10.12 to
                Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.6     --   1994 Regional Directors Bonus Plan (incorporated by reference to Exhibit 10.19 to Carrols
                Corporation's 1994 Annual Report on Form 10-K)
  10.7     --   Carrols Corporation Corporate Employee's Savings Plan dated December 31, 1994
                (incorporated by reference to Exhibit 10.21 to Carrols Corporation's 1994 Annual Report
                on Form 10-K)
  10.8     --   Seventh Amendment to Third Amended and Restated Loan and Security Agreement by and among
                Heller Financial, Inc., Carrols Holdings Corporation and Carrols Corporation dated as of
                April 3, 1996 (incorporated by reference to Exhibit 10.27 to Carrols Corporation's current report on Form 8-K filed April 10, 1996)
  10.9     --   Amended and Restated Employment Agreement dated as of April 3, 1996 by and between
                Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.23 to
                Carrols Corporation's Current Report on Form 8-K filed on April 10, 1996)
  10.10    --   Amended and Restated Employment Agreement dated as of April 3, 1996 by and between
                Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.24 to Carrols Corporation's Current Report on Form 8-K filed on April 10, 1996)

EXHIBIT                                                                                                     SEQUENTIAL
NUMBER          DESCRIPTION                                                                                 PAGE NO.
-------         -----------------------------------------------------------------------------------------   ----------
 *10.11    --   Amended and Restated Employment Agreement dated as of July 20, 1998 by and between
                Carrols Corporation and Nicholas A. Castaldo
  10.12    --   Carrols Corporation 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit
                10.20 to Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.13    --   Stock Option Agreement dated as of December 30, 1996 by and between Carrols Corporation and Alan Vituli (incorporated by reference to Exhibit 10.21 to Carrols Corporation's 1996
                Annual Report on Form 10-K)
  10.14    --   Stock Option Agreement dated as of December 30, 1996 by and between Carrols Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.22 to Carrols
                Corporation's 1996 Annual Report on Form 10-K)
  10.15    --   Form of Stockholders Agreement by and among Carrols Holdings Corporation, Madison
                Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic
                Restaurants, Inc., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.23 to Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.16    --   Form of Registration Agreement by and among Carrols Holdings Corporation, Atlantic
                Restaurants, Inc., Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital
                Partners II, L.P., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman (incorporated by reference to Exhibit 10.24 to Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.17    --   Form of Second Amended and Restated Employment Agreement by and between Carrols
                Corporation and Alan Vituli (incorporated by reference to Exhibit 10.25 to Carrols
                Corporation's 1996 Annual Report on Form 10-K)
  10.18    --   Form of Second Amended and Restated Employment Agreement by and between Carrols
                Corporation and Daniel T. Accordino (incorporated by reference to Exhibit 10.26 to
                Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.19    --   Form of Carrols Holdings Corporation 1996 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Carrols Corporation's 1996 Annual Report on Form 10-K)
  10.20    --   Form of Stock Option Agreement by and between Carrols Holdings Corporation and Alan
                Vituli (incorporated by reference to Exhibit 10.28 to Carrols Corporation's 1996 Annual
                Report on Form 10-K)
  10.21    --   Form of Stock Option Agreement by and between Carrols Holdings Corporation and Daniel T.
                Accordino (incorporated by reference to Exhibit 10.29 to Carrols Corporation's 1996
                Annual Report on Form 10-K)
  10.22    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
                Alan Vituli (incorporated by reference to Exhibit 10.30 to Carrols Corporation's 1996
                Annual Report on Form 10-K)
  10.23    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
                Daniel T. Accordino (incorporated by reference to Exhibit 10.31 to Carrols Corporation's
                1996 Annual Report on Form 10-K)
  10.24    --   Form of Unvested Stock Option Agreement by and between Carrols Holdings Corporation and
                Joseph A. Zirkman (incorporated by reference to Exhibit 10.32 to Carrols Corporation's
                1996 Annual Report on Form 10-K)
  10.25    --   First Amendment to the Stock Purchase Agreement dated March 27, 1997 by and among Carrols
                Holdings Corporation, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P.
                and Madison Dearborn Capital Partners II, L.P. (incorporated by reference to Exhibit
                10.38 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)
  10.26    --   Purchase and Sale Agreement dated as of January 15, 1997 by and between Carrols
                Corporation, as Purchaser, Omega Services, Inc. as Seller and Mr. Harold W. Hobgood as
                Omega's Agent (incorporated by reference to Exhibit 10.39 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)

EXHIBIT                                                                                                     SEQUENTIAL
NUMBER          DESCRIPTION                                                                                 PAGE NO.
-------         -----------------------------------------------------------------------------------------   ----------
  10.27    --   Purchase and Sale Agreement dated as of January 15, 1997 by and between Carrols
                Corporation, as Purchaser, Omega Services, Inc. as Seller and Mr. Harold W. Hobgood as
                Omega's Agent (incorporated by reference to Exhibit 10.40 to Carrols Corporation's current report on Form 8-K filed March 27, 1997)
  10.28    --   Purchase Agreement dated as of July 7, 1997 among Carrols Corporation, as Purchaser, and the individuals and trusts listed on Exhibit A attached thereto, as Sellers, the individuals and entities listed on Exhibit B attached thereto, as Affiliated Real
                Property Owners, and Richard D. Fors, Jr. and Charles J. Mund, as the Seller's
                representatives (incorporated by reference to Exhibit 10.41 to Carrols Corporation's current report on Form 8-K filed August 20, 1997)
 *10.29    --   Carrols Holdings Corporation 1998 Directors' Stock Option Plan
 *10.30    --   Loan Agreement dated as of February 12, 1999 by and among Carrols Corporation, each of the lenders party thereto, Manufacturers and Traders Trust Company, as Co-Agent,
                NationsBank, N.A., as Co-Agent, Suntrust Bank, Atlanta, as Co-Agent and Chase Bank of
                Texas, National Association, as Agent
 *12.1     --   Calculation of Earnings to Fixed Charges Ratio
  16.1     --   Letter re: Change in Certifying Accountant (incorporated by reference to Exhibit 16.1 to
                Carrols Corporation's Current Report on Form 8-K filed with the Commission on August 15,
                1997)
 *21.1     --   List of Subsidiaries
**23.1     --   Consent of PricewaterhouseCoopers LLP
**23.2     --   Consent of Arthur Andersen LLP
**23.3     --   Consent of Arthur Andersen LLP
 *23.4     --   Consent of Rosenman & Colin LLP (included in Exhibit 5.1)
 *24       --   Power of Attorney (included on signature pages at II-3, II-4, II-5, II-6, II-7, II-8,
                II-9 and II-10)
 *25       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of IBJ Whitehall
                Bank & Trust Company, as Trustee
 *27       --   Financial Data Schedule
 *99.1     --   Form of Letter of Transmittal for Old Notes
 *99.2     --   Form of Notice of Guaranteed Delivery for Old Notes

------------------
 * Previously filed.
** Filed herewith.